                       AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of December 20, 1996

                                      among

                           MAIDENFORM WORLDWIDE, INC.
                                MAIDENFORM, INC.
                                   BETEX, S.A.
                   CREACIONES TEXTILES de MERIDA, S.A. de C.V.
                          ELIZABETH NEEDLE CRAFT, INC.
                            JAMAICA NEEDLECRAFT, LTD.
                         MAIDENFORM INTERNATIONAL, LTD.
                           NICHOLAS NEEDLECRAFT, INC.
                              NCC INDUSTRIES, INC.
                            CRESCENT INDUSTRIES, INC.

                           collectively, the Borrowers

                                       and

                              CORESTATES BANK, N.A.
                                NATIONSBANK, N.A.
                            THE CHASE MANHATTAN BANK
                               NATIONAL CITY BANK
                                    NBD BANK
                                  COMERICA BANK
             SWISS BANK CORPORATION, LONDON BRANCH (as successor in
                      interest to European American Bank)
                                   SUMMIT BANK

                             collectively, the Banks

                        CORESTATES BANK, N.A., the Agent,
                              and the Issuing Bank

                        NATIONSBANC CAPITAL MARKETS, INC.
                          FOOTHILL CAPITAL CORPORATION
                            SWISS BANK, LONDON BRANCH
                            M.H. DAVIDSON & CO., INC.

                          collectively, the Noteholders

                                TABLE OF CONTENTS

                                                                            Page

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS                         4

SECTION 1.1       Certain Defined Terms                                        4
SECTION 1.2       Accounting Terms                                            32

                                   ARTICLE II
2.
                      THE FACILITIES                                          32
SECTION 2.1       The Facilities                                              32
SECTION 2.2       The Term Loan                                               33
SECTION 2.2.1     The Second Term Loan                                        35
SECTION 2.3       The Revolving Credit                                        37
SECTION 2.3.1     The Second Revolving Credit                                 39
SECTION 2.4       Making the Advances under the
                    Revolving Credit                                          41
SECTION 2.4.1     Making the Advances under the
                    Second Revolving Credit                                   43
SECTION 2.5       Fees                                                        45
SECTION 2.6       Mandatory Prepayment of the Term Loan;
                    Priority of the Second Revolving
                    Credit                                                    47
SECTION 2.7       Interest Rate Options                                       48
SECTION 2.8       Computation of Interest and Fees                            49
SECTION 2.9       Payments                                                    49
SECTION 2.10      Payment on Non-Business Days                                53
SECTION 2.11      Reimbursement for Cost Increases
                    Imposed by Law                                            54
SECTION 2.12      Reimbursement for Increased Costs Due
                    to Capital Adequacy Requirements                          54
SECTION 2.13      Illegality                                                  56
SECTION 2.14      Interest and Commissions After Event
                    of Default                                                56
SECTION 2.15      Special Provisions for LIBO Loans                           56
SECTION 2.16      Availability of Rate Quotations                             58
SECTION 2.17      Prepayment                                                  58

SECTION 2.18      Letter of Credit Cash Collateral Account                    59
SECTION 2.19      Letters of Credit                                           60

                                   ARTICLE III
3.
                      CONDITIONS OF LENDING                                   69
SECTION 3.1       Conditions Precedent to the Initial
                    Advance and Term Loan Disbursement                        69
SECTION 3.2      Conditions Precedent to All Disbursements                    75
SECTION 3.3       Conditions to Issuance of Letters of
                    Credit                                                    76
SECTION 3.4       Conditions Precedent to Effectiveness
                    of Amended and Restated Loan Agreement                    77

                                   ARTICLE IV
4.
                      REPRESENTATIONS AND WARRANTIES                          80
SECTION 4.1       Existence                                                   80
SECTION 4.2       Authorization                                               80
SECTION 4.3       Validity                                                    80
SECTION 4.4       Financial Information                                       80
SECTION 4.5       Litigation                                                  81
SECTION 4.6       Contingent Liabilities                                      81
SECTION 4.7       Taxes                                                       81
SECTION 4.8       Encumbrances                                                81
SECTION 4.9       Consents                                                    82
SECTION 4.10      ERISA                                                       82
SECTION 4.11      Ownership                                                   84
SECTION 4.12      Subsidiaries and Ownership of Stock                         84
SECTION 4.13      Margin Stock                                                84
SECTION 4.14      Environmental Matters                                       84
SECTION 4.15      Debt and Guarantees                                         85
SECTION 4.16      Credit Arrangements                                         85
SECTION 4.17      Regulation U, Etc                                           85
SECTION 4.18      Licenses, Permits, Etc                                      85
SECTION 4.19      Compliance with Laws                                        86
SECTION 4.20      Labor Matters                                               86
SECTION 4.21      Outstanding Judgments or Orders                             86
SECTION 4.22      No Defaults on Other Agreements                             86
SECTION 4.23      Public Utility Holding Company Act                          86
SECTION 4.24      Patents                                                     87
SECTION 4.25      Full Disclosure                                             87

                                    ARTICLE V
5.
                      COVENANTS OF THE BORROWERS                              87
SECTION 5.1       Use of Proceeds                                             87
SECTION 5.2       Financial Statements                                        87
SECTION 5.3       Insurance                                                   90
SECTION 5.4       Taxes                                                       90
SECTION 5.5       Encumbrances                                                90
SECTION 5.6       Compliance with Laws                                        91
SECTION 5.7       Inspection by Banks; Future Appraisals                      91
SECTION 5.8       Reports                                                     92
SECTION 5.9       ERISA                                                       93
SECTION 5.10      Environmental Matters                                       96
SECTION 5.11      Nature of Business                                          96
SECTION 5.12     Regulation U                                                 96
SECTION 5.13      Disposal of Assets                                          97
SECTION 5.14      Loans, Investments, Guarantees and
                    Other Contingent Liabilities                              97
SECTION 5.15      Maintenance of Property                                     98
SECTION 5.16      Merger; Corporate Structure                                 98
SECTION 5.17      Transactions with Affiliates and
                    Subsidiaries                                              98
SECTION 5.18      Quick Ratio.                                                98
SECTION 5.19      Leverage Ratio                                              98
SECTION 5.20      Tangible Net Worth                                          99
SECTION 5.21      Fixed Charge Coverage Ratio                                100
SECTION 5.22      Funded Debt to Operating Cash Flow                         100
SECTION 5.23      Dividends and Distributions                                101
SECTION 5.24      Other Debt                                                 101
SECTION 5.25      Licenses, Permits                                          102
SECTION 5.26      Fiscal Year                                                102
SECTION 5.27      Change of Ownership or Management                          102
SECTION 5.28      RICO                                                       103
SECTION 5.29      Indemnification                                            103
SECTION 5.30      Interest Rate Protection Agreements                        103
SECTION 5.31      Inventory.                                                 103
SECTION 5.32      Management Consultant                                      103
SECTION 5.33      Termination of Plan                                        104
SECTION 5.34      Minimum Cumulative EBIT                                    105
SECTION 5.35      Cumulative EBIT to Interest Expense                        105
SECTION 5.36      Business Plan                                              106

SECTION 5.37      Ernst & Young Audit; Business Consultant                   106
SECTION 5.38      Fixed Asset Appraisals                                     107
SECTION 5.39      Borrowers' Deposit Accounts                                107
SECTION 5.40      Amendments to Mortgages                                    107
SECTION 5.41      Ernst & Young Audit                                        108
SECTION 5.42      Accounts Payable                                           108
SECTION 5.43      Three-Month EBITDA                                         108
SECTION 5.44      Sale of Receivables                                        108
SECTION 5.45      Foreign Collateral Documents                               109
SECTION 5.46      Warrants; Additional Fee                                   109

                                   ARTICLE VI

6.
                      DEFAULT                                                109
SECTION 6.1       Events of Default                                          109
SECTION 6.2       Termination of Commitments and Second
                    Revolving Credit Commitments;
                    Acceleration                                             112
SECTION 6.3       Remedies                                                   112

                                   ARTICLE VII
7.
                      AGENT                                                  113
SECTION 7.1       Appointment and Authorization                              113
SECTION 7.2       General Immunity                                           113
SECTION 7.3      Consultation with Professionals                             113
SECTION 7.4       Documents                                                  113
SECTION 7.5       Rights as a Bank                                           113
SECTION 7.6       Responsibility of Agent                                    114
SECTION 7.7       Action by Agent                                            114
SECTION 7.8       Notices of Event of Default, Etc.                          115
SECTION 7.9       Indemnification of Agent                                   115
SECTION 7.10      Resignation of Agent                                       116

                               ARTICLE VIII
8.
                      MISCELLANEOUS                                          116
SECTION 8.1       No Waiver; Cumulative Remedies                             116
SECTION 8.2       Waiver of Jury Trial                                       118
SECTION 8.3       Set-Off; Sharing of Recoveries                             118
SECTION 8.4       Amendments                                                 119
SECTION 8.5       Notices                                                    120
SECTION 8.6       Exchange of Information among Banks                        121
SECTION 8.7       Knowledge                                                  121
SECTION 8.8       Nature of Obligations                                      121

SECTION 8.9       Costs and Expenses                                         122
SECTION 8.10      Counterparts                                               122
SECTION 8.11      Binding Effect                                             122
SECTION 8.12      Governing Law                                              123
SECTION 8.13      Headings                                                   123
SECTION 8.14      Participations and Assignments                             123
SECTION 8.15      Borrowers' Replacement of Banks                            125
SECTION 8.16      Judgment                                                   125
SECTION 8.17      Counsel for Banks                                          126

Exhibits:

      1.1A        Form of Borrowing Base Certificate
      1.1B        Prior Letters of Credit
      2.1         The Term Loan and the Commitments
      2.1(B)      Second Revolving Credit Commitments
      2.2         Form of Term Loan Note
      2.3         Form of Revolving Credit Note
      2.3.1(E)    Form of Second Revolving Credit Note
      3.1(B)      Matters covered by Opinion of Counsel
      4.5         Litigation
      4.8         Permitted Encumbrances
      4.9         Consents
      4.10        Employee Benefits Plans
      4.11        Exceptions to Ownership
      4.12        Subsidiaries and Stock Ownership
      4.15        Existing Debt
      4.16        Credit Arrangements
      5.2         Form of Compliance Certificate
      5.14        Investments

            AMENDED AND RESTATED LOAN AGREEMENT, dated as of December 20, 1996 (this "Agreement"), among MAIDENFORM WORLDWIDE, INC. ("Worldwide-DE"), a Delaware corporation, MAIDENFORM, INC. ("Maidenform"), a New York corporation, BETEX, S.A. ("Betex"), a Costa Rican corporation, CREACIONES TEXTILES de MERIDA, S.A. de C.V. ("Creaciones"), a Mexican corporation, ELIZABETH NEEDLE CRAFT, INC. ("Elizabeth"), a New York corporation, JAMAICA NEEDLECRAFT, LTD. ("Jamaica"), a Jamaican corporation, MAIDENFORM INTERNATIONAL, LTD. ("International"), a New York corporation, NICHOLAS NEEDLECRAFT, INC. ("Nicholas"), a New York corporation, NCC INDUSTRIES, INC. ("NCC"), a Delaware corporation, CRESCENT INDUSTRIES, INC. ("Crescent"), a Delaware corporation (Worldwide-DE, Maidenform, Betex, Creaciones, Elizabeth, Jamaica, International, Nicholas, Crescent and NCC are each hereinafter referred to as a "Borrower" and collectively as the "Borrowers"), CORESTATES BANK, N.A. ("CoreStates"), a national banking association, NATIONSBANK, N.A. ("Nationsbank"), a national banking association, THE CHASE MANHATTAN BANK ("Chase"), a New York banking corporation, as successor by merger with The Chase Manhattan Bank N.A., NATIONAL CITY BANK ("City"), a national banking association, NBD BANK ("NBD"), a Michigan banking corporation, COMERICA BANK ("Comerica"), a Michigan banking corporation, SWISS BANK CORPORATION, LONDON BRANCH ("Swiss Bank"), as successor in interest to European American Bank, and SUMMIT BANK, formerly known as United Jersey Bank ("Summit"), a New Jersey banking corporation (CoreStates, Nationsbank, Chase, City, NBD, Comerica, Swiss Bank and Summit are hereinafter each referred to as a "Bank", and collectively as the "Banks"), CoreStates, as agent for the Banks (CoreStates, in such capacity, and any successor agent shall be hereinafter referred to as the "Agent"), CoreStates, as issuing bank for the Letters of Credit (CoreStates, in such capacity and any successor issuing bank shall be referred to as the "Issuing Bank"), and NATIONSBANC CAPITAL MARKETS, INC. ("NCMI"), FOOTHILL CAPITAL CORPORATION ("Foothill"), Swiss Bank, as a Noteholder (as such term is defined hereinafter) and M.H. DAVIDSON & CO. ("MH"; NCMI, Foothill, Swiss Bank and MH are hereinafter collectively referred to as the "Noteholders").

                                   BACKGROUND

            A. Borrowers, Maidenform Worldwide, Inc. ("Worldwide-NY"), a New York corporation, the Banks, the Agent and the Issuing Bank executed a Loan Agreement dated as of April 26, 1995 (the "Original Loan Agreement") pursuant to which the Banks made available to Borrowers and Worldwide-NY the Revolving Credit in the maximum principal amount of $120,000,000.00 and the Term Loan in the principal amount of $50,000,000.00. On or about the Closing Date, Worldwide-NY was merged into Worldwide-DE. Borrowers, the Banks, the Agent and the Issuing Bank executed a First Amendment to Loan Agreement dated as of March 29, 1996 (the "First Amendment to Loan Agreement"), pursuant to which, among other things, certain of the Banks made a new term loan in the amount of $20,000,000.00 (the "Second Term Loan") to Borrowers and otherwise amended the Original Loan Agreement as set forth therein. Borrowers, the Banks, the Agent and the Issuing Bank executed a Second Amendment to Loan Agreement dated as of September 11, 1996 (the "Second Amendment to Loan Agreement"), which further amended the Original Loan Agreement as set forth therein.

            B. The Term Loan is evidenced by eight separate Term Loan Notes executed by Borrowers and Worldwide-NY, each dated as of April 26, 1995, and each payable to the order of a different Bank in the principal amount of such Bank's interest in the Term Loan. The Revolving Credit is evidenced by eight separate Revolving Credit Notes executed by Borrowers and Worldwide-NY, each dated as of April 26, 1995, and each payable to a different Bank in the principal amount of such Bank's maximum Commitment. The Second Term Loan is evidenced by eight separate Second Term Loan Notes executed by Borrowers, each dated as of March 29, 1996, and each payable to the order of a different Bank in the principal amount of such Bank's interest in the Second Term Loan.

            C. The Banks, the Noteholders, the Collateral Agent, Borrowers and Worldwide-NY executed an Intercreditor Agreement dated as of April 26, 1995 (the "Original Intercreditor Agreement") setting forth their agreement with respect to certain rights and obligations among the creditors of Borrowers and Worldwide-NY that were parties to the Original Intercreditor Agreement. The Banks, the Noteholders, the Collateral Agent and Borrowers executed an Amendment to Intercreditor Agreement dated as of March 29, 1996 (the "Intercreditor Amendment"), amending certain rights and obligations of the parties thereto. The Banks, the Noteholders, the Collateral Agent and the Borrowers executed an Amended and Restated Intercreditor Agreement dated as of September 11, 1996 (the "First Restated Intercreditor Agreement"), which amended certain rights and obligations of the parties thereto. The Banks, the Noteholders, the Collateral Agent and the Borrowers executed a Second Amended and Restated Intercreditor Agreement dated of even date herewith (the "Second Restated Intercreditor Agreement"), which amended certain rights and obligations of the parties thereto. The Original Intercreditor Agreement as amended by the Intercreditor Amendment and as amended and restated by the First Restated Intercreditor Agreement and the Second Restated Intercreditor Agreement shall be referred to hereinafter as the "Intercreditor Agreement".

            D. Borrowers' obligations under the Loan Agreement, the Term Loan Notes, the Revolving Credit Notes and the Second Term Loan Notes were and are secured by, among other things, the Security Documents. Pursuant to a Reaffirmation Agreement dated as of March 29, 1996, each Borrower reaffirmed the Security Documents and each Pledgor reaffirmed the Pledge Agreement.

            E. The Collateral Agent presently holds a lien on and security interest in the Collateral and is legally entitled to enforce collection of the indebtedness evidenced by the Loan Agreement, the Term Loan Notes, the Revolving Credit Notes and the Second Term Notes and secured by the Security Documents in accordance with the terms of the Notes, the Security Documents and the Intercreditor Agreement.

            F. Borrowers, the Banks, the Agent, the Issuing Bank and the Noteholders executed a Forbearance Agreement dated as of September 11, 1996 (the "Original Forbearance Agreement"), pursuant to which the Banks agreed to forbear until January 17, 1997 from exercising their rights and remedies arising from the Existing Events of Default (as such term is defined in the Second Amendment), and the Noteholders agreed to forbear until January 17, 1997 from exercising their rights and remedies arising from certain events of default under the Note Purchase Agreement (as such term is defined in the Forbearance Agreement), all on the terms and conditions set forth in the Forbearance Agreement. Pursuant to an Amendment to Forbearance

Agreement as of even date herewith among Borrowers, the Banks, the Agent, the Issuing Bank and the Noteholders (the "Forbearance Amendment"; the Original Forbearance Agreement as amended by the Forbearance Amendment shall be referred to hereinafter as the "Forbearance Agreement"), the Banks and the Noteholders have agreed, among other things, to extend the Forbearance Period (as such term is defined in the Forbearance Agreement) to May 31, 1997.

            G. Borrowers have asked that the Banks amend certain of the covenants and other terms in the Loan Agreement and that the Banks and the Noteholders provide Borrowers with additional revolving credit and the Banks and the Noteholders have agreed to provide such additional revolving credit in the form of a facility that will be available when the current facility exceeds certain amounts, which facility shall be provided by such Banks and Noteholders that agree to do so (the "Second Revolving Credit").

            H. Subject to the terms and conditions set forth herein and in the Forbearance Agreement, the Banks have agreed to amend and restate the Loan Agreement as set forth herein, and certain Banks and certain Noteholders have agreed to make advances to the Borrowers under the Second Revolving Credit, subject to the terms and conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

                            AMENDMENT AND RESTATEMENT

            Each Bank and each Borrower hereby agrees and consents to the amendment and restatement in its entirety of the Original Loan Agreement by this Agreement, and each Noteholder agrees to become a party to this Agreement, and upon the due execution and delivery hereof, the Original Loan Agreement shall be deemed so amended and restated. On and after such time, all references herein shall be deemed to constitute references to this Amended and Restated Loan Agreement.

                                    ARTICLE I
1.
                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "1995 Audit" has the meaning given to such term in section 5.37 hereof.

            "1996 Audit" has the meaning given to such term in section 5.37 hereof.

            "Accounts" has the meaning given to such term in the Pennsylvania Uniform Commercial Code as in effect on the date hereof.

            "Adjusted Base Rate" means the Base Rate plus the Applicable Margin. The Adjusted Base Rate shall change simultaneously with each change in the Base Rate.

            "Adjusted Earnings" at any time means the Borrowers' net income (without giving effect to either extraordinary income or extraordinary losses and without giving effect to (a) the one-time charge, not to exceed $4,000,000.00 accrued in the second quarter of 1995 in connection with the retirement of Robert Brawer, or (b) a one-time charge, not to exceed $1,500,000.00, which the Borrowers may accrue in connection with the possible closing of its plant in Shannon, County Clare, Ireland) before income taxes for the previous twelve (12) month period determined (i) based on the Combined Pro Forma for that portion of such twelve month period, if any, occurring prior to the date of the Original Loan Agreement, and (ii) otherwise on a Consolidated basis (but expressly excluding any net amounts accrued under FASB 87) plus (A) interest, depreciation, amortization, and payments made under operating leases during such period, minus (B) Capital Expenditures during such period.

            "Adjusted LIBO Rate" means the LIBO Rate plus the Applicable Margin.

            "Advance" has the meaning given to such term in Section 2.1 hereof.

            "Affiliate" of a Borrower means any Person, except for any Subsidiary of such Borrower, directly or indirectly controlling or controlled by or under direct or indirect common control with such Borrower. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. In addition, Triumph and its Affiliates shall be deemed Affiliates of the Borrowers if and when Triumph or any of its Affiliates would constitute Affiliates of the Borrowers under the first two sentences of this definition.

            "Agent" has the meaning given to such term in the caption hereof.

            "Agent's Fee" has the meaning given to such term in Section 2.5(B) hereof.

            "Agreement" means this Loan Agreement, as such document may be modified or amended from time to time.

            "Amount of Unfunded Benefit Liabilities" has the meaning given to such term in ss. 4001(a)(18) of ERISA.

            "Applicable Margin" means (A) for the Second Term Loan, for the period from the First Amendment Closing Date through and including August 15, 1996, 2.50% per annum, for the period from August 16, 1996 through and including the Second Amendment Closing Date, 3.00% per annum, and thereafter 3.50% per annum, (B) for Revolving Credit Base Rate Tranches, Revolving Credit LIBO Rate Tranches, Term Loan Base Rate Tranches and Term Loan LIBO Rate Tranches, for the period prior to the date of the Third Amendment Closing Date, as calculated in accordance with the definition of "Applicable Margin" then in effect under the Original Loan Agreement, the First Amendment to Loan Agreement or Second Amendment to Loan Agreement, as applicable, (C) for the period from the Third Amendment Closing Date, for Revolving Credit Base Rate Tranches, 2.50% per annum, for the Second Revolving Credit, 3.50% per annum, and for Term Loan Base Rate Tranches, 2.50% per annum.

            "Bank" and "Banks" have the meanings given to such terms in the caption paragraph, whether or not such an institution is a banking institution.

            "Bank Group Counsel" has the meaning given to such term in Section
8.17 hereof.

            "Base Rate" means at any time the higher of (A) Federal Funds Rate plus one-half percent (1/2%), or (B) the Prime Rate.

            "Base Rate Loan" means each Revolving Credit Base Rate Tranche, each Term Loan Base Rate Tranche, the Second Term Loan and the Second Revolving Credit.

            "Bear Stearns" has the meaning giving to such term in Section 3.4 hereof.

            "Betex" has the meaning given to such term in the caption hereof.

            "Borrower" and "Borrowers" have the meanings given to such terms in the caption hereof.

            "Borrowing Base" means the sum of (A) 80% of Eligible Accounts plus
(B) 50% of Eligible Inventory plus (C) Restricted Cash.

            "Borrowing Base Certificate" means a certificate of the Borrowers in the form attached hereto as Exhibit 1.1A and made a part hereof.

            "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia, Pennsylvania, Detroit, Michigan, Princeton, New Jersey, Charlotte, North Carolina, or New York, New York are authorized or required to close under the laws of the Commonwealth of Pennsylvania, the State of New York, the State of Michigan, the State of New Jersey or State of North Carolina.

            "Capital Asset" means any property or asset (real, personal or mixed, tangible or intangible) which is of a kind subject to an allowance for depreciation or amortization under GAAP.

            "Capital Expenditures" means any expenditures made or cost incurred by any Borrower whether paid or due and owing, for the acquisition, purchase, alteration or improvement of any Capital Asset under GAAP, excluding expenditures for assets acquired or created by virtue of the purchase of NCC stock by Maidenform or Worldwide-DE (including, without limitation, by virtue of the financing of such purchase), however reflected on Borrowers' Financial Statements.

            "Cash Equivalents" means (A) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, or the Commonwealth of Puerto Rico in each case maturing within one year from the date of acquisition thereof, (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (C) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (D) certificates of deposit, demand accounts or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Bank or commercial banks organized under the laws of the United States of America or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, each having combined capital and surplus of not less than $500,000,000.00, and (E) repurchase agreements and reverse repurchase agreements with securities dealers of recognized national standing relating to any of the obligations referred to in the foregoing clause (A); provided that the terms of such agreement comply with the guidelines set forth in the Supervisory Policy; and further provided that possession or control of the underlying securities is established as provided in the Supervisory Policy.

            "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended from time to time.

            "Chase" has the meaning given to such term in the caption hereof.

            "City" has the meaning given to such term in the caption hereof.

            "Closing Date" means the date on which all of the conditions precedent contained in Section 3.1 are satisfied.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means all property of the Borrowers which may serve as collateral for any of the Liabilities under the Security Documents or otherwise.

            "Collateral Agent" means CoreStates in its capacity as Collateral Agent under and in accordance with the Intercreditor Agreement.

            "Collateral Assignments" has the meaning given to such term in
Section 3.1(J) hereof.

            "Combined Pro Forma" means the pro forma financial statements prepared by the Borrowers and delivered and to be delivered to the Agent and the Banks pursuant to Section 3.1 and Section 5.2, which restate the financial condition of the Borrowers for the five fiscal quarters prior to the fiscal quarter in which the Original Loan Agreement was executed and for the "stub" period from April 1, 1995 to the Closing Date, by combining, using GAAP standards of combination, the Financial Statements for such periods with the financial statements of NCC and its Affiliates for such periods as reflected on NCC's Form 10Q's and Form 10K's as filed with the Securities and Exchange Commission for the periods ending on or before March 31, 1995, and financial statements performed for NCC for the period from April 1, 1995 to the Closing Date.

            "Comerica" has the meaning given to such term in the caption hereof.

            "Commitment" has the meaning given to such term in Section 2.1 hereof.

            "Commitment Fee" has the meaning given to such term in Section 2.5(A) hereof.

            "Consolidated" refers to the consolidation of the accounts of the Borrowers in accordance with GAAP, including principles of consolidation.

            "Consolidating" refers to the separation of the accounts of the Borrowers in accordance with GAAP.

            "Controlled Group" means a group of employers, of which any Borrower is a member and which group constitutes:

            (A) a controlled group of corporations (as defined in ss. 414(b) of the Code and the Department of the Treasury regulations thereunder); or

            (B) trades or businesses (whether or not incorporated) which are under common control (as defined in ss. 414(c) of the Code and the Department of the Treasury regulations thereunder); or

            (C) trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in ss. 414(m) of the Code and the Department of the Treasury regulations thereunder); or

            (D) any other entity required to be aggregated with any Borrower pursuant to ss. 414(o) of the Code and the Department of the Treasury regulations thereunder.

            "CoreStates" has the meaning given to such term in the caption hereof.

            "Creaciones" has the meaning given to such term in the caption hereof.

            "Credit Limit" at any time, means the lower of: (A) the Borrowing Base plus the Overadvance, or (B) (i) from the Closing Date to but not including the First Amendment Closing

Date, $120,000,000.00; (ii) from the First Amendment Closing Date to but not including the Second Amendment Closing Date, $140,000,000.00; (iii) from the Second Amendment Closing Date through and including September 14, 1996, $132,000,000.00, (iv) from September 15, 1996 through and including October 14, 1996, $128,000,000.00, (v) from October 15, 1996 through and including November 14, 1996, $125,000,000.00, (vi) from November 15, 1996 through and including the Third Amendment Closing Date, $120,000,000.00, (vii) from the Third Amendment Closing Date and thereafter, $113,000,000.00.

            "Credit Obligation" means any obligation for the payment of interest on or principal of borrowed money or other interest-bearing debt (whether or not the instrument or agreement evidencing such debt designates as "interest" payments in excess of the original principal amount of such debt), or obligation under any capital lease, or the installment purchase price of property, or any obligation in respect of banker's acceptances, other acceptances, letters of credit on which a draw has been made, or other instruments serving a similar function issued or accepted by financial institutions for the account of any Borrower (whether or not incurred in connection with the borrowing of money), and shall include, without limitation, the Private Placement and the Subordinated Debt.

            "Crescent" has the meaning given to such term in the caption hereof.

            "Cumulative EBIT" means, for the previous fiscal period or periods, Operating Cash Flow minus depreciation and amortization for such period or periods.

            "Current Assets" means all assets of the Borrowers on a Consolidated basis that would, in accordance with GAAP, be classified as current assets of the Borrowers on a Consolidated basis.

            "Current Liabilities" means all liabilities of the Borrowers on a Consolidated basis that would, in accordance with GAAP, be classified as current liabilities of the Borrowers on a Consolidated basis, including without limitation the Revolving

Credit and the current portion of the Term Loan, but excluding the Subordinated Debt.

            "Current Maturities" means those portions of Credit Obligations of the Borrowers (other than Subordinated Debt), including without limitation capital leases and the Term Loan (excluding amounts payable on the Term Loan solely by virtue of the Borrower's Net Cash Flow), that are payable within one year.

            "Defined Benefit Pension Plan" means a defined benefit plan (other than a Multiemployer Plan) as defined in ss. 3(35) of ERISA, subject to Title IV of ERISA.

            "Defined Contribution Plan" means an individual account plan as defined in ss. 3(34) of ERISA.

            "Delinquent Purchaser" means a Purchaser more than 50% of whose aggregate Account indebtedness to Domestic Borrowers fails the test for Eligible Accounts set out in clause (J) of that definition.

            "Documentary Letters of Credit" means one or more letters of credit issued by the Issuing Bank for the account of a Borrower in accordance with the provisions of Section 2.19 in order to provide the primary payment mechanism in connection with the purchase of any materials, goods or services by such Borrower.

            "Dollars" and the "$" mean lawful money of the United States of America.

            "Domestic Borrower" means Worldwide-DE, Worldwide- NY, Crescent, Elizabeth, International, Nicholas, NCC and Maidenform or any of them.

            "Effective Date" means, for LIBO Loans, the date a Borrower designates as the date on which a LIBO Interest Period is to commence pursuant to Article II hereof.

            "Eligible Account" means any Account of a Domestic Borrower created in an arm's length transaction which meets all the following specifications at the time of determination of Eligible Accounts and continues to meet the same until it is collected in full: (A) the Account is lawfully owned by a Domestic Borrower free and clear of all liens, security interests or prior assignments except as set forth in subsection (B) hereof, and such Borrower has the right of assignment thereof and the power to grant a security interest therein; (B) the Account is subject to a first priority perfected security interest in favor of the Collateral Agent; (C) the Account is valid and enforceable, representing the undisputed indebtedness of a Purchaser to a Domestic Borrower provided that if the Account is subject to any defense, set-off, counter-claim, credit, allowance or adjustment, only that portion of the Account, if any, not so subject and otherwise eligible shall be included as an Eligible Account; (D) the Purchaser has accepted the goods, the sale of which to such Purchaser has given rise to the Account provided that if any part of the goods the sale of which has given rise to an Account have been returned, rejected, lost or damaged, only that part of the Account, if any, representing the sale of goods not so returned, rejected, lost or damaged, and otherwise eligible, shall be included as an Eligible Account; (E) if the Account arises from the sale of goods, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreements, and such goods have been shipped to the Purchaser; (F) if the Account arises from the performance of services, such services have actually been performed; (G) the Account arose in the ordinary course of a Domestic Borrower's business; (H) no notice of the bankruptcy, receivership, reorganization, or insolvency of the Purchaser owing such Account has been received by the Agent, any Bank or any Borrower unless the Agent determines in its sole discretion that the Purchaser's ability to pay such Account is not compromised by such bankruptcy, receivership, reorganization or insolvency because of post petition financing, collateral or other adequate support for such payment; (I) an invoice has been sent to the Purchaser for such Account;
(J) the Account has remained unpaid for less than 60 days from the due date and less than 120 days from the date of the initial invoice for such Account; (K) the Purchaser is not the United States Federal government or any United States Federal governmental agency except to the extent (1) such agency and the Account are subject to the Federal Assignment of Claims Act, and (2) such Account has been assigned to Collateral Agent and notice has been given thereof under the Federal Assignment of Claims Act; provided, however, that up to

Two Million Dollars ($2,000,000.00) of otherwise Eligible Accounts owing from the United States Federal government or governmental agency thereof shall be deemed Eligible Accounts notwithstanding their failure to satisfy conditions (1) and/or (2) in this clause (K); (L) the Account is not owed by a Purchaser who is, and does not arise out of transactions between a Borrower and (1) a non-United States government, governmental agency or government-controlled business, (2) a Person who is not subject to the jurisdiction of the court system of the United States and any state of the United States or Canada, or (3) a Person who does not maintain in the United States or Canada an office to which such Account is invoiced, unless the payment of such Account is secured by a letter of credit opened or confirmed by a national bank or other bank incorporated under the laws of a state of the United States or similar credit support in form and amount, and with terms acceptable to the Agent in its sole discretion, which has been assigned to the Collateral Agent pursuant to the Security Documents unless, in any such case, the Purchaser is Triumph, Triumph's parent corporation or one of Triumph's direct Subsidiaries and the Agent determines, and so notifies the Borrowers in writing, that the Purchaser is sufficiently creditworthy taking into account the aggregate amount of the Accounts owed by such Purchaser and such other factors as the Agent may determine; (M) the Purchaser for such Account has not submitted a medium of payment therefor which has been returned uncollected for any reason; (N) the Purchaser owing such Account is not an Affiliate of any Borrower; (O) such Account is not a contra Account; (P) such Account is not owed by a Delinquent Purchaser; and (Q) such Account is otherwise acceptable to the Agent in its reasonable discretion.

            "Eligible Inventory" means Inventory of any Domestic Borrower, valued within twenty (20) days after the close of each month at the lower of cost or market on a first-in, first-out basis, which: (A) is lawfully owned by a Domestic Borrower; (B) conforms in all respects to the representations and warranties relating thereto contained in the Security Agreement; (C) is in good condition and repair and is not damaged, outdated or obsolete or otherwise deemed unsalable by the Agent in its reasonable judgment; (D) with respect to finished goods, is held for sale in the ordinary course of business of such Borrower as conducted on the date hereof; (E) is not being held on consignment;
(F) is not subject to a security interest other than a security interest in favor of the Collateral Agent; and

(G) is otherwise acceptable to the Agent in its reasonable judgment; provided, however, that in no event shall the aggregate amount of Eligible Inventory (for purposes of determining the amount of the Borrowing Base) exceed (i) $172,000,000.00 from the Second Amendment Closing Date through and including September 15, 1996, (ii) $166,000,000.00 from September 16, 1996 through and including October 15, 1996, (iii) $160,000,000.00 from October 16, 1996 through and including November 17, 1996, (iv) $156,000,000.00 from November 18, 1996 through and including December 31, 1996, and (v) $160,000,000.00 from January 1, 1997 through and including May 31, 1997.

            "Elizabeth" has the meaning given to such term in the caption hereof.

            "Employee Benefit Plan" has the meaning given to such term in ss. 3(3) of ERISA.

            "Environmental Indemnity" has the meaning given to such term in
Section 3.1(K) hereof.

            "Environmental Law" means any federal, state, or local statute, law, ordinance, regulation, rule, standard, permit or requirement, including but not limited to those statutes, ordinances, laws, regulations, rules, standards, permits and requirements promulgated under the laws of the United States of America or any other nation, concerning or relating to the protection of health and the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

            "Eurocurrency Reserve Requirement" means, for any LIBO Loan for any LIBO Interest Period relating thereto, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such LIBO Interest Period under Regulation D by a member bank of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of or credit for proration, exemptions, or offsets that might otherwise be available to such member bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member bank against (A) any category of liabilities which includes deposits by reference to which the LIBO Interest Rate for LIBO Loans is to be determined or (B) any category of extension of credit or other assets that include LIBO Loans.

            "Event of Default" has the meaning given to such term in Section 6.1 hereof.

            "E&Y Audit" has the meaning given to such term in Section 5.37 hereof.

            "E&Y Tangible Net Worth" has the meaning given to such term in
Section 5.37 hereof.

            "Facilities" means collectively, the Term Loan, the Second Term Loan, the Revolving Credit and the Second Revolving Credit.

            "Facility Fee" has the meaning given to such term in Section 2.5(C) hereof.

            "Federal Funds Rate" means for each day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day by federal funds brokers, computed and released by the Federal Reserve Bank of New York (or any successor).

            "Fees" means all payments except for interest and principal which Borrowers are required to make to the Agent, the Issuing Bank, the Banks, and/or the Second Revolving Credit Lenders hereunder and shall include, without limitation, amounts owing in connection with any prepayment under any LIBO Loan, the Commitment Fee, the Second Revolving Credit Commitment Fee, the Agent's Fee, the Facility Fee, the Second Term Loan Facility Fee, the Forbearance Fee, the Third Amendment Fee, any fees associated with the issuance of any Letter of Credit or otherwise required under Section 2.19 hereof, the costs of hedging and any amounts payable pursuant to Section 8.9.

            "Financial Statements" means an audited Consolidated balance sheet, statement of income and retained earnings, statement of cash flows and statement of changes in stockholder's equity, together with all notes pertaining thereto, and an audited Consolidating balance sheet, statements of income and retained earnings, all as at and for a designated period and all in accordance with GAAP and any other statements that the Borrowers may be required to deliver and, with respect to fiscal year periods ending prior to the date the Original Loan Agreement is executed, the portion of the Combined Pro Forma applicable thereto.

            "First Amendment to Loan Agreement" has the meaning given to such term in Background paragraph (A) hereof.

            "First Amendment Closing Date" means the date on which the Banks advance the Second Term Loan.

            "First Restated Intercreditor Agreement" has the meaning given to such term in Background paragraph (C) hereof.

            "Fixed Charge Coverage Ratio" means at any time the ratio of (A) Adjusted Earnings to (B) Fixed Charges.

            "Fixed Charges" means at any time (A) amounts paid over the prior twelve (12) months by the Borrowers (determined on a Consolidated basis for quarters commencing with the quarter ending September 30, 1995, determined with reference to the Combined Pro Forma for quarters ending prior to the date hereof, and determined on a Consolidated basis and with reference to the Combined Pro Forma for the quarter ending prior to the date hereof, and determined on a Consolidated basis and with reference to the Combined Pro Forma for the quarter ending June 30, 1995) under operating leases, whether characterized as rents or otherwise (other than payments under such leases in respect of insurance, real estate taxes, utilities, maintenance or similar charges, and additional rentals, in excess of the minimum based on percentage of sales), interest in connection with any Credit Obligation (including without limitation the Revolving Credit and the Term Loan but excluding the Subordinated
Debt), and the cash payments, consistent with the one-time charge accrued in the second quarter of 1995, in connection with the retirement of Robert Brawer, and (B) Current Maturities; provided, however, that principal payments due on the Second Term Loan shall not be included in Fixed Charges.

            "Florida Mortgage" has the meaning given to such term in Section 3.1(G) hereof.

            "Florida Property" has the meaning given to such term in Section 3.1(G) hereof.

            "Foothill" has the meaning given to such term in the caption hereof.

            "Forbearance Agreement" has the meaning given to such term in Background paragraph (F) hereof.

            "Forbearance Amendment" has the meaning given to such term in Background paragraph (F) hereof.

            "Forbearance Fee" means (i) $400,000.00 payable by Borrowers upon execution of the Second Amendment to Loan Agreement to the Banks and the Noteholders in accordance with Section 4.1(b) of the Forbearance Agreement, plus
(ii) $1,000,000.00 payable by Borrowers on December 17, 1996 unless the Loans are paid in full prior to December 17, 1996, in which event such fee shall be reduced to $500,000.00, payable in either event to the Banks and the Noteholders in accordance with Section 4.3 of the Forbearance Agreement, plus (iii) $200,000.00, payable upon execution of the Second Amendment to Loan Agreement for the account of each Bank, to be shared ratably by each such Bank based upon such Bank's Ratable Portion. The Forbearance Fee shall be due and payable in accordance with the foregoing and shall be deemed fully earned upon execution of the Second Amendment to Loan Agreement and non-refundable when paid.

            "Forbearance Period" has the meaning given to such term in the Forbearance Agreement.

            "Funded Debt" means at any time with respect to the Borrowers on a Consolidated basis, without duplication, the sum of (A) all Credit Obligations (including without limitation the Term Loan, the Revolving Credit and the Second Revolving Credit but excluding the Subordinated Debt) which have a final maturity of one or more years from the date of origination, (B) the indebtedness outstanding under the Second Term Loan, (C) the maximum aggregate liability under all guarantees other than guarantees of the tenant's obligations to pay rent and operating expenses under operating leases, (D) the indebtedness attributed to all capitalized leases, and (E) short term indebtedness (other than the Subordinated Debt) which has not been paid in full for a period of 60 consecutive days or more during the immediately previous four fiscal quarters.

            "GAAP" means generally accepted accounting principles in the United States in effect from time to time as promulgated in statements, opinions and pronouncements by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and any successor entities, consistently applied; provided, however, that if GAAP changes after the First Amendment Closing Date so as to change the calculations of the financial covenants set forth in Sections 5.18, 5.19, 5.20, 5.21 and 5.22, such financial covenants shall be reset on a dollar-for-dollar basis to take into account such change in GAAP.

            "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to all governmental bodies.

            "Guaranties" has the meaning given to such term in Section 5.14 hereof.

            "Individual Loans" has the meaning given to such term in Section
5.14 hereof.

            "Intercreditor Agreement" has the meaning given to such term in Background paragraph (C) hereof.

            "Intercreditor Amendment" has the meaning given to such term in Background paragraph (C) hereof.

            "Interest Period" means a LIBO Interest Period or any period during which the Interest Rate is the Adjusted Base Rate, as appropriate.

            "Interest Rate" means the Adjusted LIBO Rate or the Adjusted Base Rate, as appropriate.

            "Interim Financial Statements" means an unaudited Consolidated balance sheet, statement of income and retained earnings, statement of cash flows all as, at and for a designated period, and, with respect to interim periods ending prior to the date the Original Loan Agreement is executed, the portion of the Combined Pro Forma applicable thereto, and all in accordance with GAAP subject only to usual year-end adjustments and the absence of footnotes.

            "International" has the meaning given to such term in the caption hereof.

            "Inventory" has the meaning given to such term in the Pennsylvania Uniform Commercial Code as in effect on the date hereof.

            "Issuing Bank" has the meaning given to such term in the caption hereof.

            "Jamaica" has the meaning given to such term in the caption hereof.

            "Letter of Credit" means one of the Standby Letters of Credit and/or Documentary Letters of Credit issued by the Issuing Bank or any of the Prior Letters of Credit.

            "Letter of Credit Cash Collateral Account" has the meaning given to such term in Section 2.18 hereof.

            "Letter of Credit Documents" means the documents and instruments required by the Issuing Bank to be executed by the Borrowers in connection with the issuance of Letters of Credit.

            "Letter of Credit Liability" means, at any date of determination, the sum of the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus the amount of all unreimbursed draws under any Letters of Credit. For purposes hereof, Letters of Credit on which a draw has not been received shall be deemed outstanding until the earlier of (a) the date on which the Letter of Credit is returned to Issuing Bank, undrawn, for cancellation, or (b) that date which is thirty (30) Business Days after the expiration date thereof.

            "Letter of Credit Sublimit" means the least of (A) the aggregate Commitments, (B) $5,000,000.00 or (C) such lesser amount as reduced by the Borrowers pursuant to Section 2.3(c) hereof.

            "Leverage Ratio" means at any time the ratio of (A) Funded Debt to
(B) Tangible Net Worth plus Funded Debt.

            "LIBO Interest Period" means (i) for each LIBO Loan borrowed on or after the Closing Date and prior to July 17, 1996, a period of time, beginning on an Effective Date, of one, two, three or six months in length (as such periods are commonly used), (ii) for each LIBO Loan borrowed on and after July 17, 1996 and prior to the Second Amendment Closing Date, a period of time, beginning on an Effective Date, of one, two or three months in length (as such periods are commonly used) and (iii) for each LIBO Loan borrowed on and after the Second Amendment Closing Date, a period of time, beginning on an Effective Date, of one month in length (as such period is commonly used), selected by a Borrower by telephone or in writing (and if by telephone, confirmed by such Borrower promptly thereafter in writing), during which the Interest Rate is the Adjusted LIBO Rate; provided, however, that no LIBO Interest Period shall be available for any period ending after January 17, 1997. If a LIBO Interest Period would otherwise end on a day that is not a Business Day, such LIBO Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such LIBO Interest Period shall end on the immediately preceding Business Day.

            "LIBO Loan" means each Revolving Credit LIBO Rate Tranche and each Term Loan LIBO Rate Tranche.

            "LIBO Rate" means, for each LIBO Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by the Agent according to the following formula:

                  R =   X
                       ---
                       1-Y
         where    R = LIBO Rate
                  X = London Interbank Offered Rate for such
                      LIBO Loan for the applicable LIBO
                      Interest Period
                  Y = Eurocurrency Reserve Requirement for such
                      LIBO Loan for the applicable LIBO
                      Interest Period

            "Loan Documents" means the documents associated with this transaction, including but not limited to this Agreement, the Original Loan Agreement, the First Amendment to Loan Agreement, the Second Amendment to Loan Agreement, the Notes, the Intercreditor Agreement, the Environmental Indemnity, the Protection Agreements, the Security Documents and the Forbearance Agreement, as each may be amended or supplemented from time to time.

            "Loans" means all Advances under the Revolving Credit, all Second Revolving Credit Advances made under the Second Revolving Credit, the Term Loan and the Second Term Loan.

            "Lockbox" shall have the meaning given to such term in Section 2.9(D) hereof.

            "Lockbox Agreement" shall have the meaning given to such term in
Section 2.9(D) hereof.

            "London Business Day" means any Business Day on which commercial banks are open for international business (including dealing in Dollar deposits) in London, England, Philadelphia, Pennsylvania and New York, New York.

            "London Interbank Offered Rate" applicable to any elected LIBO Interest Period for a LIBO Loan means the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted at approximately 11:00 a.m. London time, by the principal London branch of the Agent two London Business Days prior to the first day of such LIBO Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds for a period, and in an amount, comparable to the LIBO Interest Period and principal amount of the LIBO Loan which shall be outstanding during such LIBO Interest Period.

            "Maidenform" has the meaning given to such term in the caption hereof.

            "Majority Lenders" means (i) those Second Revolving Credit Lenders which are then in compliance with their obligations hereunder holding not less than 66-2/3% of the outstanding principal amount of the Second Revolving Credit Advances (or of the Second Revolving Credit Commitment, if no Second Revolving Credit Advances are outstanding) and (ii) if all Second Revolving Credit Advances have been repaid in full, all other amounts owed to the Second Revolver Credit Lenders under the Loan Documents have been paid in full and the Second Revolving Credit Commitments have been terminated, those Banks which are then in compliance with their obligations hereunder holding not less than 66-2/3% of the outstanding principal amount of the aggregate Loans (excluding Second Revolving Credit Advances) of those Banks which are then in compliance with their obligations hereunder.

            "Margin Stock" has the same meaning that Regulation U of the Board of Governors of the Federal Reserve System gives to that term.

            "Master Collection Account" shall have the meaning given to such term in Section 2.9(D) hereof.

            "Maturity Date" means March 31, 2001.

            "MH" has the meaning given to such term in the caption hereof.

            "Mortgages" means the Florida Mortgage, the New York Mortgage and the North Carolina Mortgage.

            "MPPAA" means Multiemployer Pension Plan Amendments Act of 1980, as amended from time to time.

            "Multiemployer Plan" has the meaning given to such term in ss. 4001(a)(3) of ERISA.

            "Nationsbank" has the meaning given to such term in the caption hereof.

            "NBD" has the meaning given to such term in the caption hereof.

            "NCC" has the meaning given to such term in the caption hereof.

            "NCMI" has the meaning given to such term in the caption hereof.

            "Net Cash Flow" means cash generated from the Borrowers' operations minus (A) cash used in the Borrowers' investing activities provided such activities are consistent with that described in the Borrowers' Financial Statements for fiscal year 1994 (other than cash expended for assets acquired or created by virtue of the purchase of NCC stock by Maidenform or Worldwide-DE),
(B) cash used to retire long term debt (other than Subordinated Debt and principal payments on the Revolving Credit) all as determined for the Borrowers for the preceding fiscal year period and (C) cash payments made by the Borrowers to Sidney Goldberg, Edward Goldberg and Ellen Goldberg pursuant to consulting agreements and non-competition agreements with each of the above each dated February 18, 1992.

            "New York Mortgage" has the meaning given to such term in Section 3.1(H) hereof.

            "New York Property" has the meaning given to such term in Section 3.1(H) hereof.

            "Nicholas" has the meaning given to such term in the caption hereof.

            "North Carolina Mortgage" has the meaning given to such term in
Section 3.1(I) hereof.

            "North Carolina Property" has the meaning given to such term in
Section 3.1(I) hereof.

            "Noteholders" has the meaning given to such term in the caption hereof.

            "Notes" means the Revolving Credit Notes, the Second Revolving Credit Notes, the Term Loan Notes and the Second Term Loan Notes.

            "Offshore Borrower" means Betex, Creaciones and Jamaica or any of them.

            "Offshore Loans" has the meaning given to such term in Section 5.14 hereof.

            "Offshore Tangible Net Worth" means without duplication (A) the amount by which aggregate tangible assets of the Offshore Borrowers on a Consolidated basis exceed the sum of (i) total liabilities of the Offshore Borrowers on a Consolidated basis, plus (ii) all obligations of the Offshore Borrowers on a Consolidated basis with respect to contingent liabilities not otherwise included in (i) above, minus (B) the sum of the Offshore Borrowers'
(i) loans to or interest or investments in Triumph, Affiliates, joint ventures or partnerships, (ii) investments in equity securities of companies if such securities are not traded on a national securities exchange or in the National Market System of the NASDAQ, and (iii) investments in other securities which do not have an investment grade rating of Baa or higher by Moody's Investors Service, Inc. or BBB or higher by Standard and Poor's Corporation, but only the extent that the assets described in clauses (i), (ii), or (iii) otherwise constitute tangible assets according to GAAP.

            "Operating Cash Flow" means net income from operations (without giving effect to (a) either extraordinary income or extraordinary losses, (b) the one-time charge not to exceed $4,000,000.00, accrued in the second quarter of 1995 in connection with the retirement of Robert Brawer, (c) a one-time charge, not to exceed $1,500,000.00, which the Borrowers may accrue in connection with the possible closing of its plant in Shannon, County Clare, Ireland, (d) reorganization charges, plant or location closing charges, employee termination benefits, and any other restructuring fees or charges, in an amount not to exceed $12,000,000.00 in the aggregate, and (e) the effects of the pension reversions (FASB 88) in an amount not to exceed $6,000,000.00, and FASB 87 to the extent that any remaining pension assets are treated as intangible) of the Borrowers for the previous twelve (12) month period (determined on a Consolidated basis for quarters commencing with the quarter ending September 30, 1995, determined with reference to the

Combined Pro Forma for quarters ending prior to the date hereof, and determined on a Consolidated basis and with reference to the Combined Pro Forma for the quarter ending June 30, 1995) before income taxes, plus depreciation, amortization and interest expense, provided that when Operating Cash Flow is calculated to determine the Borrowers' compliance with Section 5.34 hereof with respect to the minimum Cumulative EBIT of the Borrowers for the first three fiscal quarters of 1996, Operating Cash Flow shall be calculated for the nine
(9) month period ending September 30, 1996.

            "Original Forbearance Agreement" has the meaning given to such term in Background paragraph (F) hereof.

            "Original Intercreditor Agreement" has the meaning given to such term in Background paragraph (C) hereof.

            "Original Loan Agreement" has the meaning given to such term in Background paragraph (A) hereof.

            "Other Currency" has the meaning given to such term in Section 8.16 hereof.

            "Overadvance" means an amount by which the aggregate amount of outstanding Advances plus outstanding Second Revolving Credit Advances plus the Letter of Credit Liability plus the outstanding principal under the Second Term Loan exceeds the Borrowing Base, which amount shall not exceed (i) $1,000,000.00 from the Closing Date to the Second Amendment Closing Date, or (ii) $6,000,000.00 from the Second Amendment Closing Date through and including September 15, 1996, or (iii) $4,000,000.00 from September 16, 1996 through and including October 15, 1996, or (iv) $1,000,000.00 from October 16, 1996 through and including October 17, 1996, (v) $2,200,000.00 on October 18, 1996, (vi)
$1,000,000.00 from October 19, 1996 through and including October 31, 1996,
(vii) $6,000,000.00 from November 1, 1996 through and including December 6, 1996, (viii) $10,000,000 from December 7, 1996 through and including the Third Amendment Closing Date, (ix) $25,000,000.00 from the Third Amendment Closing Date through and including January 10, 1997, (x) $38,000,000.00 from January 11, 1997 through and including February 10, 1997, (xi) $43,000,000.00 from February 11, 1997 through and including March 10, 1997 and (xii) $45,000,000.00 from March 11, 1997 through and including May 31, 1997.

            "Participant Bank" means any Person to which a Bank has sold a participation in the Term Loan, the Second Term Loan or the Revolving Credit under Section 8.14 hereof, and any Person to which a Second Revolving Credit Lender has sold a participation in the Second Revolving Credit under Section
8.14 hereof.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" means (A) a Defined Benefit Pension Plan or Defined Contribution Plan maintained for employees of a Borrower or any member of any Borrower's Controlled Group, or (B) any other Employee Benefit Plan (other than a Multiemployer Plan) maintained for employees of a Borrower or any member of any Borrower's Controlled Group for which the Borrowers' total potential liability is likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            "Pledge Agreement" has the meaning given to such term in Section 3.1(L) hereof.

            "Prime Rate" means for each day, the rate of interest for loans established and publicly announced by the Agent from time to time as its prime rate as in effect on such day. The Prime Rate is not necessarily the lowest rate of interest which the Agent charges any of its customers.

            "Prior Letters of Credit" means letters of credit outstanding on the date of the Original Loan Agreement issued by the Issuing Bank and listed on
Exhibit 1.1B attached hereto and made a part hereof.

            "Private Placement" means those certain loans to the Borrowers in the original aggregate amount of $30,000,000.00 made by the Noteholders pursuant to amended and restated note purchase agreements dated as of April 1, 1995.

            "Private Placement Notes" means the notes issued by the Borrowers in the original principal amount of $30,000,000 pursuant to the Private Placement, becoming due on September 30, 2003.

            "Proceeds" has the meaning given to such term in the Pennsylvania Uniform Commercial Code as in effect on the date hereof.

            "Prohibited Transaction" has the meaning given to such term in ss. 406 of ERISA, ss. 4975(c) of the Code and any Treasury regulations issued thereunder.

            "Properties" means the Florida Property, the New York Property, and the North Carolina Property.

            "Pro Rata Share" of (1) a Bank means:

            (A) for purposes of (i) making Advances and receiving payments with respect to the Revolving Credit as set forth in Section 2.4; (ii) determining the obligations of a Bank to reimburse the Collateral Agent for returned or dishonored checks as set forth in Section 2.9(D), (iii) determining a Bank's participation in any Letter of Credit, reimbursement obligations with respect thereto, and right to receive payments from the Letter of Credit Cash Collateral Account and fees from Letters of Credit, all as set forth in Section 2.19, (iv) applying payments, after an Event of Default and acceleration of the Loans, against the Term Loan or the Revolving Credit pursuant to clause "fifth" of
Section 2.9(C), and (v) applying mandatory prepayments from Borrower's Net Cash Flow pursuant to Section 2.2(B) or made pursuant to Section 2.6, such Bank's pro rata percentage as set forth on Exhibit 2.1 hereof;

            (B) for purposes of (i) applying payments made prior to an Event of Default and acceleration of the Loans, pursuant to Section 2.9(B), (ii) applying interest payments made after an Event of Default and acceleration of the Loans, pursuant to clause "fifth" of Section 2.9(C), (iii) determining such Bank's rights to sell participations pursuant to Section 8.14, such

Bank's pro rata percentage (as set forth on Exhibit 2.1 with respect to the Term Loan and Revolving Credit or on Exhibit 2.2.1 with respect to the Second Term
Loan) of the Loan to which such payment or participation interest under the circumstances relates;

            (C) for purposes of applying payments made after an Event of Default and acceleration of the Loans, against the Second Term Loan pursuant to clause "fifth" of Section 2.9(C), such Bank's pro rata percentage, if any, as set forth on Exhibit 2.2.1 hereof; and

            (D) for purposes of (i) applying payments made after an Event of Default and acceleration of the Loans, pursuant to clause "sixth" of Section 2.9(C), (ii) determining the indemnification obligations of the Banks pursuant to Section 7.9, (iii) calculating each Bank's interest in any set-off pursuant to Section 8.3, and (iv) for all other purposes not expressly set forth above, that percentage calculated from a fraction, the numerator of which is such Bank's Commitment plus such Bank's portion of the outstanding principal amount of the Term Loan, plus such Bank's portion, if any, of the outstanding principal amount of the Second Term Loan, and the denominator of which is the aggregate of all Commitments, plus the aggregate amounts outstanding under the Term Loan and the Second Term Loan; and

            (2) a Second Revolving Credit Lender means for all purposes including without limitation those purposes set forth in 1(a), (b), (c) and (d) above, such Second Revolving Credit Lender's pro rata percentage as set forth on
Exhibit 2.1(B) hereof.

            "Protection Agreements" means (a) any interest rate protection agreements entered into with respect to not more than $50,000,000.00 in principal for a term not exceeding the Maturity Date, provided that the Borrowers' obligations thereunder shall be limited to not more than $5,000,000.00 in the aggregate, and (b) foreign currency exchange agreements with a maximum aggregate exposure at any one time not exceeding $5,000,000.00 and for a maximum term not exceeding 180 days, entered into between any Borrower and any Bank in the ordinary course of such Borrower's business and not for speculation.

            "Purchaser" means a buyer of goods from a Borrower, or a customer for whom services have been rendered or materials furnished by a Borrower.

            "Quick Ratio" means the ratio of (A) Current Assets less Inventory to (B) Current Liabilities.

            "Ratable Portion" for each Bank means such Bank's percentage as set forth on Exhibit 2.1(A) attached hereto.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

            "Reimbursement Date" has the meaning given to such term in Section 2.19(E).

            "Reportable Event" has the meaning given to such term in ss. 4043(b) of ERISA, but does not include any event to which the provision of 30 days notice to the PBGC is waived under applicable regulations unless the Borrowers' potential liability therefor is likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            "Restricted Cash" means any funds that are collected and held in the Master Collection Account and are free and unencumbered (other than the liens granted under the Security Documents) and eligible for application toward payment of amounts payable under the Loan Documents but are not applied toward payment of any amounts owing by the Borrowers under the Loan Documents or otherwise in accordance with the Intercreditor Agreement.

            "Restricted Loans" has the meaning given to such term in Section
5.14 hereof.

            "Retail Bank" has the meaning given to such term in Section 5.38 hereof.

            "Revolving Credit" means the credit facilities being extended by the Banks to the Borrowers pursuant to Section 2.3 hereof.

            "Revolving Credit Base Rate Tranche" means any portion of the Revolving Credit to which the Adjusted Base Rate is applicable.

            "Revolving Credit LIBO Rate Tranche" means any portion of the Revolving Credit to which the Adjusted LIBO Rate applies having the same LIBO Interest Period.

            "Revolving Credit Notes" has the meaning given to such term in
Section 2.3 hereof.

            "Revolving Credit Tranches" means the Revolving Credit Base Rate Tranches and the Revolving Credit LIBO Rate Tranches.

            "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended by the Comprehensive Act of 1984, 18 U.S.C. ss.ss. 1961-68.

            "Second Amendment Closing Date" means the date of the Second Amendment to Loan Agreement.

            "Second Amendment to Loan Agreement" has the meaning given to such term in Background paragraph (A) hereof.

            "Second North Carolina Mortgage" means the mortgage granted by Maidenform on the Second Amendment Closing Date to the Banks on certain real property and improvements located in Fayetteville, North Carolina to secure the Second Term Loan.

            "Second Restated Intercreditor Agreement" has the meaning given to such term in Background paragraph (C) hereof.

            "Second Revolving Credit" has the meaning given to such term in Background paragraph (G) hereof.

            "Second Revolving Credit Advances" has the meaning given to such term in Section 2.1(B) hereof.

            "Second Revolving Credit Commitment" has the meaning given to such term in Section 2.1(B) hereof.

            "Second Revolving Credit Commitment Fee" has the meaning given to such term in Section 2.5(F) hereof.

            "Second Revolving Credit Lenders" means, collectively, those Banks and the Noteholders set forth on Exhibit 2.1(B) hereto.

            "Second Revolving Credit Limit" means (a) $12,000,000.00 from the Third Amendment Closing Date through and including January 10, 1997, (b) $22,000,000.00 from January 11, 1997 through and including February 10, 1997,
(c) $29,000,000.00 from February 11, 1997 through and including March 10, 1997, and (d) $32,000,000.00 from March 11, 1997 through and including May 31, 1997.

            "Second Revolving Credit Notes" has the meaning given to such term in Section 2.3.1(E) hereof.

            "Second Term Loan" has the meaning given to such term in Background paragraph (A) hereof.

            "Second Term Loan Facility Fee" means $150,000.00, constituting three-quarters of one percent (3/4%) of the aggregate amount of the Second Term Loan, payable to the Agent for the account of the Banks making the Second Term Loan, based on each Bank's pro rata share of the Second Term Loan as set forth on Exhibit 2.2.1 hereof.

            "Second Term Loan Maturity Date" means the Third Amendment Closing Date.

            "Second Term Loan Notes" has the meaning given to such term in
Section 2.2.1 hereof.

            "Second Trademark Agreement" means the Second Trademark Security Agreement by and among Borrowers, the Banks, the Agent, the Collateral Agent, the Issuing Bank and the Noteholders dated as of September 11, 1996.

            "Security Agreement" has the meaning given to such term in Section 3.1(P) hereof.

            "Security Documents" means the Collateral Assignments, the Security Agreement, the Mortgages and any amendments thereto, the North Carolina Second Mortgage, the Pledge Agreement, the Trademark Agreement, the Second Trademark Agreement, any financing statements executed in connection herewith and all other documents delivered to the Collateral Agent in accordance with the Security Agreement.

            "Significant Asset" means (A) any intangible asset including, without limitation, any patent, trademark, license or copyright of any Borrower; provided that until the Borrowers transfer such general intangibles having a value in the aggregate of $500,000.00 while this Agreement remains in effect, the term "Significant Asset" shall not include the first $100,000.00 in value of general intangibles transferred by the Borrowers in any fiscal year and (B) any other asset of any Borrower (other than Inventory in the ordinary course of business); provided that the term "Significant Asset" shall not include the first $1,000,000.00 in the aggregate net value of assets referred to in clause
(B) above transferred by the Borrowers in any fiscal year, with "value" as used in clause (A) hereof to be determined at the higher of fair market value or book value as determined by the Borrowers' books and records and "net value" as used in clause (B) hereof to be determined at the higher of fair market value or book value as determined by the Borrowers' books and records less the amount expended or committed to be expended by the Borrowers (in an amount not to exceed $10,000,000.00) with respect to any one sale of Significant Assets, within one hundred twenty (120) days before and/or after such transfer for the acquisition of any other asset, the use of which the Borrowers reasonably intend will replace the use of the asset transferred, provided that the "net value" of any asset shall never be less than zero.

            "Standby Letters of Credit" means one or more standby letters of credit issued by the Issuing Bank for the account of a Borrower or any Borrowers in accordance with the provisions of Section 2.19.

            "Subordinated Debt" means indebtedness of any Borrower under that certain note dated April 26, 1995 in the principal amount of $2,538,896.00 payable to the Estate of Beatrice

Coleman, which by its terms is subordinated in right of payment to the Banks and the Noteholders on terms satisfactory to the Agent.

            "Subsidiary" means any corporation or other entity, more than 50% of the voting capital stock, partnership or other ownership interests of which is owned, directly or indirectly, by any Borrower.

            "Summit" has the meaning given to such term in the caption paragraph hereof.

            "Supervisory Policy" means the Federal Financial Institutions Examination Council Supervisory Policy-Repurchase Agreements of Depository Institutions with Security Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985.

            "Swiss Bank" has the meaning given to such term in the caption hereof.

            "Tangible Assets" means all assets of the Borrowers on a Consolidated basis that would, in accordance with GAAP, be classified as tangible assets of the Borrowers on a Consolidated basis.

            "Tangible Net Worth" means (A) the amount by which Tangible Assets exceed Total Liabilities, minus (B) the sum of the Borrowers' and any Subsidiaries' (1) loans to or interests or investments in any joint ventures or partnerships (except for joint ventures or partnerships solely with Triumph and/or any corporation or other entity, more than 50% of the voting equity interest of which is owned directly by Triumph), (2) investments in equity securities of companies if such securities are not traded on a national securities exchange or in the National Market System of the NASDAQ, and (3) investments in other securities which do not have an investment grade rating of Baa or higher by Moody's Investors Service, Inc. or BBB or higher by Standard and Poor's Corporation but only to the extent that the assets described in clauses (1), (2) and (3) otherwise constitute Tangible Assets according to GAAP, plus (C) Subordinated Debt.

            "Term Loan" has the meaning given to such term in Section 2.01(a) hereof.

            "Term Loan Base Rate Tranche" means each portion of the Term Loan to which the Adjusted Base Rate is applicable.

            "Term Loan LIBO Rate Tranche" means each portion of the Term Loan to which the Adjusted LIBO Rate is applicable having the same LIBO Interest Period.

            "Term Loan Notes" has the meaning given to such term in Section 2.2(D) hereof.

            "Termination Date" means the earliest of (A) May 31, 1997, (B) the date on which the Banks' obligations to make Advances under the Revolving Credit are terminated in whole pursuant to the terms of this Agreement or (C) the date on which the Second Revolving Credit Lenders' obligations to make Second Revolving Credit Advances under the Second Revolving Credit are terminated in whole pursuant to the terms of this Agreement.

            "Third Amendment Closing Date" means the date of satisfaction or waiver of all of the conditions precedent in Section 3.4 of this Agreement.

            "Third Amendment Fee" means $1,500,000.00, (A) $750,000.00 of which is payable by Borrowers upon execution of this Agreement to the Agent for the account of each Second Revolving Credit Lender, to be shared by each Second Revolving Credit Lenders based on such Second Revolving Credit Lender's Pro Rata Share; and (B) $750,000.00 of which is payable by Borrowers on the earlier of the Termination Date and March 31, 1997, to be shared by each Second Revolving Credit Lender based on such Second Revolving Credit Lender's Pro Rata Share. The Third Amendment Fee shall be due and payable in accordance with the foregoing and shall be deemed fully earned upon execution of this Agreement and non-refundable when paid.

            "Third Party Guarantees" has the meaning given to such term in
Section 5.14 hereof.

            "Three-Month EBITDA" means, on a Consolidated basis as of the end of any month, the sum of the following for such month and the immediately preceding two months: (i) net income from operations (without giving effect to extraordinary income or extraordinary losses), plus (ii) up to $10,000,000 in losses resulting from the sale of inventory below cost, plus (iii) the amount of any year-end adjustments due to increases in asset valuation reserves in connection with the results of Borrowers' 1996 fiscal year-end audit, plus (iv) income taxes, depreciation, amortization, interest expense and restructuring fees and charges.

            "Total Liabilities" means the sum of all liabilities (both direct and contingent, other than liabilities arising under the Protection Agreements) of the Borrowers on a Consolidated basis (and for periods prior to the Closing Date, with reference to the Combined Pro Forma) that would, in accordance with GAAP, be classified as liabilities of the Borrowers on a Consolidated basis.

            "Trademark Agreement" has the meaning given to such term in Section 3.1(N) hereof.

            "Triumph" means Triumph International Overseas Limited.

            "UCC" means the Pennsylvania Uniform Commercial Code as in effect from time to time.

            "Unmatured Event of Default" means and refers to any event, act or occurrence, which with the passing of time or the giving of notice or both, would constitute an Event of Default.

            "Withdrawal Liability" has the meaning given to such term in ss. 4201 of ERISA.

            "Worldwide-DE" has the meaning given to such term in the caption hereof.

            "Worldwide-NY" has the meaning given to such term in Background paragraph (A) hereof.

            SECTION 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.

                                   ARTICLE II

                                 THE FACILITIES
2.

            SECTION 2.1 The Facilities. (A) Subject to the terms and conditions hereinafter provided, each Bank, for itself only, agrees: (1) to make on the Closing Date its portion of the Term Loan in the principal amount set forth opposite its name on Exhibit 2.1 hereto, and (2) to make its portion of advances requested under the Revolving Credit to the Borrowers (including such sums deemed requested by the Borrowers pursuant to Section 2.19 hereof) (such advances under the Revolving Credit are hereinafter referred to as the "Advances"), from time to time during the period from the date hereof to and including the Termination Date; provided that the aggregate outstanding principal amount of each Bank's portion of the Advances under the Revolving Credit when added to such Bank's participation in the Letter of Credit Liability shall not exceed (i) at any time the amount set forth opposite such Bank's name under the heading "Revolving Credit" on Exhibit 2.1 hereto, (ii) from September 15, 1996 through and including October 14, 1996, the amount set forth opposite such Bank's name under the heading "Revolving Credit" on Exhibit 2.1 hereto less such Bank's Ratable Portion of $4,000,000.00 and (iii) from October 15, 1996 and thereafter, the amount set forth opposite such Bank's name under the heading "Revolving Credit" on Exhibit 2.1 hereto less such Bank's Ratable Portion of $7,000,000.00, as such amounts, with respect to (i) through (iii) above, may be reduced pursuant to Section 2.3 hereof (such respective amounts relating to the Revolving Credit being the "Commitment" of each Bank). As a result of the reductions set forth in (ii) and (iii) above, the aggregate Commitments of the Banks under the Revolving Credit are (i) $116,000,000.00 from September 15, 1996 through and including October 14, 1996 and (ii) $113,000,000.00 from October 15, 1996 and thereafter. Each Advance of the Revolving Credit shall be from all of the Banks ratably according to their respective Commitments. In addition, subject to the terms and conditions hereinafter provided, each Bank identified on Exhibit 2.2.1 hereto, for itself only, agrees to make on the First Amendment Closing Date its portion of the Second Term Loan in the principal amount set forth opposite its name on Exhibit 2.2.1 hereto.

            (B) Subject to the terms and conditions hereinafter provided, each Second Revolving Credit Lender, for itself only, agrees to make its portion of advances requested under the Second Revolving Credit to the Borrowers (such advances under the Second Revolving Credit are hereinafter referred to as the "Second Revolving Credit Advances"), from time to time during the period from the Third Amendment Closing Date to and including the Termination Date; provided that the aggregate outstanding principal amount of each Second Revolving Credit Lender's portion of the Second Revolving Credit Advances under the Second Revolving Credit shall not exceed at any time the applicable amount set forth opposite such Second Revolving Credit Lender's name under the heading "Second Revolving Credit Lender" on Exhibit 2.1(B) hereto (such respective amounts relating to the Second Revolving Credit being the "Second Revolving Credit Commitment" of each Second Revolving Lender).

            SECTION 2.2 The Term Loan. (A) Subject to the terms and conditions of this Agreement, the Banks shall extend to the Borrowers a term loan in the principal amount of Fifty Million Dollars ($50,000,000.00) (the "Term Loan"). The Term Loan shall be advanced by the Banks on the Closing Date and shall be used by the Borrowers for the purposes set forth in the Background Section hereof. The Term Loan shall initially earn interest at the Adjusted Base Rate. Amounts repaid or prepaid by the Borrowers under the Term Loan shall not be available to the Borrowers for reborrowing.

            (B) The Borrowers shall pay interest on the principal amount of the Term Loan outstanding from time to time at the Interest Rate applicable to each portion of the Term Loan in accordance with Section 2.7 hereof. The Borrowers shall repay the principal balance of the Term Loan in quarterly installments, in the amounts set forth below, commencing on June 30, 1996, and on the last day of each June, September, December and March thereafter through the Termination Date, on which date the Borrowers shall repay in full the unpaid principal amount of the Term Loan:

                                          Each Quarterly
Period                                    Principal Repayment
------                                    -------------------
6/30/1996 through 3/31/1997               $2,000,000.00

In addition to the quarterly installments required above, the Borrowers shall pay to the Agent for the ratable benefit of each Bank (1) or before April 30, 1996, an amount equal to 50% of the Borrowers' Net Cash Flow for the fiscal year ending December 31, 1995 (determined in accordance with the Financial Statements), (2) or before April 30, 1997, an amount equal to the lesser of (a) 25% of the Borrowers' Net Cash Flow for the fiscal year ending December 31, 1996 (determined in accordance with the Financial Statements), or (b) $4,000,000.00, and (3) on or before April 30, 1998, an amount equal to the lesser of (a) 25% of the Borrowers' Net Cash Flow for the fiscal year ending December 31, 1997 (determined in accordance with the Financial Statements), or (b) $3,000,000.00; provided that in the event that the Private Placement Notes or related documents require a prepayment of the Private Placement Notes or permit the holders thereof to require such a prepayment, then the Borrowers shall pay to the Agent for the ratable benefit of each Bank as and when required under this sentence an amount equal to (i) the amount which otherwise would be payable but for this proviso times a fraction the numerator of which shall be the aggregate principal amount of the Term Loan then outstanding plus the aggregate Commitments and the denominator of which shall be the sum of the principal amount of the Private Placement Notes then outstanding plus the aggregate principal amount of the Term Loan then outstanding plus the aggregate of the Commitments, plus (ii) if positive, the amount which otherwise would be payable but for this proviso minus the amount of prepayment actually required by the Private Placement Notes, the related documents and/or the holders of the Private Placement Notes, and minus the amount of prepayment required under (i). Amounts paid in accordance with clauses (1), (2) and (3) of the immediately preceding sentence shall be applied to the principal installments of the Term Loan otherwise coming due on the Maturity Date and shall in no way postpone, decrease or otherwise affect the Borrowers' obligations to make, the regularly scheduled quarterly principal installments on the Term Loan as set forth in the table above.

            (C) The Term Loan shall earn interest at the Adjusted Base Rate, the Adjusted LIBO Rate, or both, subject to Section 2.7 hereof. The Borrowers shall have the right to convert all or a portion of the Term Loan Base Rate Tranches to Term Loan LIBO Rate Tranches subject to Section 2.7 hereof and provided that at any time when a principal payment is due under Section 2.2(B), there is then earning interest at the Adjusted Base Rate an amount of the Term Loan equal to or greater than the amount of such payment.

            (D) The joint and several obligation of the Borrowers to repay the Term Loan shall be evidenced by promissory notes of the Borrowers dated the date hereof, each payable to the order of a Bank, with respect to the notes delivered prior to the Second Amendment Closing Date, in a principal amount equal to the amount set forth opposite such Bank's name with respect to the Term Loan after the caption "Prior to Second Amendment Closing Date" on Exhibit 2.1 hereto, and with respect to the notes delivered on the Second Amendment Closing Date to CoreStates and NBD in substitution for the notes delivered to such Banks on the Closing Date, in a principal amount equal to the amount set forth opposite such Bank's name with respect to the Term Loan after the caption "On and After Second Amendment Closing Date" on Exhibit 2.1 hereto, and with respect to all such notes, otherwise substantially in the form of Exhibit 2.2 attached hereto (the "Term Loan Notes").

            SECTION 2.2.1 The Second Term Loan. (A) Subject to the terms and conditions of this Agreement, the Banks identified on Exhibit 2.2.1 hereto have extended to the Borrowers a second term loan in the principal amount of Twenty Million Dollars ($20,000,000.00) (the "Second Term Loan"). The Second Term Loan was advanced by such Banks on the First Amendment Closing Date and used by the Borrowers for the purposes set forth in the Background Section of the First Amendment to Loan Agreement. The Second Term Loan shall earn interest at the Adjusted Base Rate. Amounts repaid or prepaid by the Borrowers under the Second Term Loan shall not be available to the Borrowers for reborrowing.

            (B) The Borrowers shall pay interest on the principal amount of the Second Term Loan outstanding from time to time at the Adjusted Base Rate applicable to the Second Term Loan. The Adjusted Base Rate shall change (a) simultaneously with each change in the Base Rate and (b) with any change in the Applicable Margin in accordance with the definition thereof. With respect to the Second Term Loan, the Borrowers shall pay to the Agent for the account of each Bank making a portion of the

Second Term Loan interest monthly in arrears from the First Amendment Closing Date until the principal amount of the Second Term Loan has been repaid in full, on the last day of each month commencing with the last day of the month in which the First Amendment Closing Date occurs. The Borrowers shall repay the principal balance of the Second Term Loan in the amounts and on the dates set forth below:

Date                                      Each Principal Repayment
----                                      ------------------------
October 30, 1996                               $5,000,000.00
Third Amendment Closing Date                  $15,000,000.00

Notwithstanding clause "fifth" of Section 2.9(C) hereof, if the Borrowers fail to make either payment of the principal balance of the Second Term Loan when due as set forth above, any principal payments on account of any of the Loans, or any proceeds of the Collateral received by the Agent after such payment is due shall be applied first to the repayment of the principal of the Second Term Loan prior to the payment of the principal of the Term Loan or the Revolving Credit until such overdue payment of the principal of the Second Term Loan has been paid in full.

            (C) The joint and several obligation of the Borrowers to repay the Second Term Loan and interest thereon shall be evidenced by promissory notes of the Borrowers dated the date hereof, each payable to the order of a Bank, with respect to the notes delivered prior to the Second Amendment Closing Date, in a principal amount equal to the amount set forth opposite such Bank's name with respect to the Second Term Loan after the caption "Prior to Second Amendment Closing Date" on Exhibit 2.2.1 hereto, and with respect to the notes delivered on the Second Amendment Closing Date to CoreStates and NBD in substitution for the note delivered to CoreStates on the First Amendment Closing Date, in a principal amount equal to the amount set forth opposite such Bank's name with respect to the Second Term Loan after the caption "On and After Second Amendment Closing Date" on Exhibit 2.2.1 hereto, and with respect to all such notes, otherwise substantially in the form of Exhibit 2.2.2 attached hereto (the "Second Term Loan Notes"). All principal payments of the Second Term Loan that otherwise would be paid to

NBD shall be paid to CoreStates until such time as CoreStates' and NBD's respective percentages in the Second Term Loan equal the amounts under the Caption "Targeted Percentages" on Exhibit 2.2.1 hereto.

            SECTION 2.3 The Revolving Credit. (A) Subject to the terms and conditions set forth in this Agreement, each Bank, for itself only, agrees to lend to the Borrowers from time to time during the period from the Closing Date to but not including the Termination Date, such sums as the Borrowers may request; provided that (1) the aggregate outstanding principal amount thereof shall not exceed at any time the amount of such Bank's Commitment as in effect at such time, (2) at any one time, the total outstanding principal under the Revolving Credit plus the total outstanding principal under the Second Term Loan plus the Letter of Credit Liability shall not exceed the Credit Limit and (3) the Letter of Credit Liability shall at no time exceed the Letter of Credit Sublimit. If the total outstanding principal under the Revolving Credit, plus the total outstanding principal under the Second Term Loan, plus the Letter of Credit Liability at any time exceeds the Credit Limit, the Borrowers shall immediately repay the amount of such excess together with accrued interest thereon and any amount which may be due pursuant to Section 2.17(B) on account of such payment. If, at any time, the aggregate Letter of Credit Liability exceeds the Letter of Credit Sublimit, the Borrowers shall pledge to the Agent for the benefit of the Banks cash collateral in an amount equal to or greater than the amount by which such Letter of Credit Liability exceeds the Letter of Credit Sublimit, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account. The Borrowers shall use the Revolving Credit for the purposes set forth in the Background section hereof and for no other purposes.

            (B) The Borrowers shall pay interest on the principal amount of the Revolving Credit outstanding from time to time at the Interest Rate applicable to each Revolving Credit Tranche in accordance with Section 2.7 hereof. On the Termination Date, the Borrowers shall (1) repay in full (a) the aggregate principal amount of any and all Revolving Credit Tranches, (b) the amount of any drawings under Letters of Credit which have not been previously reimbursed by the Borrowers and (c) all other amounts then outstanding hereunder, or under the Revolving Credit Notes, and (2) if there remain any unexpired Letters of Credit on such date, deposit into the Letter of Credit Cash

Collateral Account an amount equal to or greater than (as determined by the Issuing Bank in its sole discretion) such Letter of Credit Liability. The Termination Date may be extended up to three times by one year each, effective as of each of the third, fourth and fifth anniversaries of the Closing Date provided that (1) the Borrowers and each of the Banks consent to each such extension in writing prior to the Termination Date (as then in effect), which consent shall be given or withheld in the sole discretion of such party and (2) there does not occur any Unmatured Event of Default or Event of Default between the date of any such parties' consent and the Termination Date (as determined without giving effect to such new extension). With each such extension the following anniversary of the Closing Date shall become the "Termination Date" for purposes of this Agreement.

            (C) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice executed by each of the Borrowers to the Agent (which shall promptly give notice thereof to each other Bank), to terminate the Commitments in whole or reduce them in part ratably; provided, however, that: (1) the Borrowers shall simultaneously with such reduction pay to the Agent for the benefit of the Banks (a) the amount by which the outstanding principal amount of the Revolving Credit Tranches plus the Letter of Credit Liability exceeds the Credit Limit as and if so reduced, with such repaid principal to be applied first against Revolving Credit Base Rate Tranches and thereafter against Revolving Credit LIBO Rate Tranches, and (b) all accrued and unpaid interest thereon; (2) to the extent application of this subsection requires a paydown of any Revolving Credit LIBO Rate Tranches prior to the end of the applicable Interest Period(s), the Borrowers shall pay any prepayment compensation provided by Section 2.17(B) herein; and (3) while any Letters of Credit remain outstanding the Borrowers shall not be permitted to terminate the Banks' Commitments in whole or reduce the Banks' Commitments below the aggregate amount of Letter of Credit Liability then outstanding other than as provided in Section 2.3(D) below. Any partial reduction of the Commitments shall be in the minimum amount of $5,000,000.00 or in multiples of $1,000,000.00 in excess thereof. Any termination or reduction of the Commitments hereunder shall be permanent, and the Commitments cannot thereafter be restored or increased without the written consent of all Banks. Upon the termination of the Commitments in whole, the Borrowers shall pay any accrued Commitment Fees and repay the aggregate principal amount of all Revolving Credit Tranches outstanding on such Termination Date together with interest thereon and any other sums due hereunder including, without limitation, under Section 2.17(B).

            (D) The Borrowers shall have the right to reduce the Letter of Credit Sublimit below the aggregate amount of the Letter of Credit Liability only upon the Borrowers' pledge of cash collateral in an amount equal to or greater than the amount by which such Letter of Credit Liability exceeds the Letter of Credit Sublimit as reduced. Such cash collateral shall be deposited in the Letter of Credit Cash Collateral Account.

            (E) Each Advance shall be in an aggregate amount of $1,000,000.00 or in multiples of $500,000.00 in excess thereof. Each Revolving Credit LIBO Rate Tranche shall be in an aggregate amount of $5,000,000.00 or in multiples of $500,000.00 in excess thereof. Subject to the requirement hereunder that the Borrowers pay any obligations under the Second Revolving Credit prior to paying any other obligations hereunder, the Borrowers may borrow, repay and reborrow under the Revolving Credit until the Termination Date subject to the terms and conditions of this Agreement.

            (F) The joint and several obligation of the Borrowers to repay the Revolving Credit shall be evidenced by promissory notes of the Borrowers dated the date hereof, each payable to the order of a Bank, with respect to such notes delivered prior to the Second Amendment Closing Date, in a principal amount equal to the amount set forth opposite such Bank's name with respect to the Revolving Credit after the caption "Prior to Second Amendment Closing Date" and under the caption "Original Revolving Credit" on Exhibit 2.1 hereto, and with respect to such notes delivered on the Second Amendment Closing Date to CoreStates and NBD in substitution or the notes delivered to such Banks on the Closing Date, in a principal amount equal to the amount set forth opposite such Bank's name after the caption "On and After Second Amendment Closing Date" and under the caption "Original Revolving Credit" on Exhibit 2.1 hereto, and with respect to all such notes, otherwise substantially in the form of Exhibit 2.3 attached hereto (the "Revolving Credit Notes").

            SECTION 2.3.1 The Second Revolving Credit. (A) Subject to the terms and conditions set forth in this Agreement, each Second Revolving Credit Lender, for itself only, agrees to lend to the Borrowers from time to time during the period from the Third Amendment Closing Date to May 31, 1997, such sums as the Borrowers may request; provided that (1) the aggregate outstanding principal amount thereof shall not exceed at any time the amount set forth as such Bank's Second Revolving Credit Commitment on Exhibit 2.1(B) and (2) at any one time, the total outstanding principal under the Second Revolving Credit shall not exceed the Second Revolving Credit Limit. If the outstanding principal under the Second Revolving Credit at any time exceeds the Second Revolving Credit Limit, the Borrowers shall immediately repay the amount of the excess, together with accrued interest thereon. The Borrowers shall use the Second Revolving Credit for working capital purposes, including regularly scheduled principal payments on the Term Loan and the Second Term Loan and interest payments on the Loans and Private Placement Notes and for no other purposes, and shall under no condition use the Second Revolving Credit to prepay any principal of the Term Loan or the Private Placement Notes.

            (B) The Borrowers shall pay interest on the principal amount of the Second Revolving Credit outstanding from time to time at the Adjusted Base Rate. On the Termination Date, the Borrowers shall repay in full (a) the aggregate principal amount of the Second Revolving Credit, and (b) all other amounts then outstanding hereunder, or under the Second Revolving Credit Notes.

            (C) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice executed by each of the Borrowers to the Agent (which shall promptly give notice thereof to each Second Revolving Credit Lender), to terminate the Second Revolving Credit Commitments in whole or reduce them in part ratably; provided, however, that:
(1) the Borrowers shall simultaneously with such reduction pay to the Agent for the benefit of the Second Revolving Credit Lenders (a) the amount by which the outstanding principal amount of the Second Revolving Credit exceeds the Second Revolving Credit Limit as and if so reduced, and (b) all accrued and unpaid interest thereon. Any termination or reduction of the Second Revolving Credit Commitments hereunder shall be permanent, and the Second Revolving Credit Commitments cannot thereafter be restored or increased without the written consent of all Second Revolving Credit Lenders. Upon the termination of the Second Revolving Credit Commitments in whole, the Borrowers shall pay any accrued Second Revolving Credit Commitment Fees and repay the aggregate principal amount of the Second Revolving Credit on such Termination Date together with interest thereon and any other sums due hereunder.

            (D) Each Second Revolving Credit Advance shall be in an aggregate amount of $1,000,000.00 or in multiples of $500,000.00 in excess thereof. The Borrowers may borrow, repay and reborrow under the Second Revolving Credit until May 31, 1997 subject to the terms and conditions of this Agreement.

            (E) The joint and several obligation of the Borrowers to repay the Second Revolving Credit shall be evidenced by promissory notes of the Borrowers dated the date hereof, each payable to the order of a Second Revolving Credit Lender in a principal amount equal to the amount set forth opposite such Second Revolving Credit Lender's name under the heading "Second Revolving Credit" on
Exhibit 2.3.1 hereto and otherwise substantially in the form of Exhibit 2.3.1(E) attached hereto (the "Second Revolving Credit Notes"). In the event that any Second Revolving Credit Lender assigns all or a portion of its Commitment as permitted under Section 8.14 hereof, the Borrowers will execute and deliver replacement Second Revolving Credit Note(s) in the form of Exhibit 2.3.1 upon the request of the Agent and against return of the Second Revolving Credit Note being replaced.

            (F) If at any time the sum of the total outstanding principal under the Revolving Credit, plus the total outstanding principal under the Second Term Loan, plus the Letter of Credit Liability (the "Bank Outstandings") is less than $113,000,000, then, unless and until the Bank Outstandings shall equal $113,000,000, the Borrowers shall (i) not be entitled to borrow, and the Second Revolving Credit Lenders shall not be obligated to make Second Revolving Credit Advances otherwise required to be made pursuant to the terms and conditions hereof and (ii) immediately pay in full the outstanding principal amount of all

Second Revolving Credit Advances, accrued and unpaid interest thereon and all fees, expenses and other amounts owed hereunder in connection herewith.

            SECTION 2.4 Making the Advances under the Revolving Credit. (A) A Borrower shall notify the Agent by telephone no later than 11:00 A.M. on the date of each proposed Advance to which only the Adjusted Base Rate will apply, specifying the date and amount of the proposed Advance. Subject to subsection
(B) hereof, the Agent in turn shall promptly notify each other Bank of the proposed Advance. A Borrower shall notify the Agent, by telephone or in writing, by 11:00 A.M. at least three London Business Days before each proposed Advance, any portion of which is to earn interest at the Adjusted LIBO Rate, specifying the date and the amount of the proposed Advance, the amount of such proposed Advance to which the Adjusted LIBO Rate will apply, and the length of the proposed LIBO Interest Period(s); provided, however, that on and after the Third Amendment Closing Date, no Borrower may request an Advance any portion of which is to earn interest at the Adjusted LIBO Rate. The Agent shall in turn notify each other Bank of the proposed Advance by 11:00 A.M. on the second London Business Day preceding the proposed Advance. Such Borrower will confirm promptly in writing any telephonic notice of a proposed Advance. Each notice by a Borrower to the Agent under this Section 2.4 shall constitute a representation by the Borrowers that, at the time thereof and giving effect to the Advance requested thereby, all conditions precedent described in Sections 3.1 and 3.2 have been satisfied. Subject to subsection (B) hereof, upon notice from the Agent of the proposed Advance, each Bank shall wire transfer to the Agent, at the Agent's office at 1345 Chestnut Street, Philadelphia, Pennsylvania, in immediately available funds, which funds shall be in Dollars, prior to 2:00 p.m. on the date of the proposed Advance, an amount equal to such Bank's Pro Rata Share of such Advance. Upon receipt of such funds by the Agent and upon Agent's determination that the applicable conditions set forth in Article III hereof have been fulfilled, the Agent will immediately make such funds available to the Borrowers. The Agent shall have no obligation to make funds available to the Borrowers in excess of amounts received by it from the Banks.

            (B) The Agent shall have the right (but not the obligation) to make any Advance which is to earn interest only at the Adjusted Base Rate and to which the Borrowers are entitled pursuant to subsection (A) above, in which event the Agent shall notify each Bank, not later than 11:00 A.M. (1) on any Business Day on which the aggregate amount of such Advances made for the account of Banks other than CoreStates since the last such notice differs by more than $15,000,000.00 from the aggregate of principal payments made by the Borrowers for the account of Bank's other than CoreStates since the last such notice and
(ii) on each Business Day of the type(s), aggregate amount(s) and such Bank's Pro Rata Share of such Advance(s) made solely by the Agent and principal payments made by the Borrowers and received by the Agent during the previous Business Day on Base Rate Loans. If the amount of such Advances exceeds the amount of such principal received, then upon receipt of such notice, each Bank shall wire transfer to the Agent, at the Agent's office at 1345 Chestnut Street, Philadelphia, Pennsylvania, in immediately available funds, which funds shall be in Dollars, prior to 2:00 P.M. on such date, an amount equal to such Bank's Pro Rata Share of such excess. If the amount of such principal payments received exceeds the amount of such Advance(s), then simultaneously with such notice, the Agent shall wire transfer prior to 2:00 P.M. on such date to each Bank such Bank's Pro Rata Share of such excess. In either such case, the Agent shall be entitled to retain all principal payments on Base Rate Loans during such Business Day. All interest accrued on such Advances from the date made to the date on which the Bank's wire transfer their Pro Rata Shares to the Agent shall be for the Agent's own account. The Agent and the Banks reserve the right, among themselves, to agree to settlement procedures other than set forth in this
Section 2.4, provided that such procedures shall not affect the obligations of the Borrowers hereunder.

            (C) If one or more Banks fail to make available to the Agent such Bank's Pro Rata Share of an Advance and the Agent elects to advance the full amount of the Advance requested by a Borrower, the Borrowers shall be obligated to repay to the Agent for the Agent's account the amount, with interest, so advanced by the Agent and not advanced by the Bank(s) (i) on demand, or (ii) if no demand is made, in amounts and at the times the Borrowers otherwise would be obligated to repay such Advance. Unless the Agent receives notice from a Bank prior to the date any Advance is to be made that such Bank does not intend to make its Pro Rata Share of such Advance available to the Agent, the

Agent may (but shall not be obligated to) assume that such Bank has made or will make such proceeds available to the Agent when due, and the Agent, in reliance upon such assumption, may (but shall not be obligated to) make available to the Borrowers a corresponding amount. If such corresponding amount is not, in fact, made available to the Agent by such Bank on the date the Advance is made, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount immediately upon demand, from the Borrowers) together with interest thereon at a rate per annum equal to the Interest Rate applicable to the Advance for each day during the period between the date that the Agent makes the Advance and the date on which the Bank makes its Pro Rata Share of the Advance available to the Agent.

            SECTION 2.4.1 Making the Advances under the Second Revolving Credit.
(A) A Borrower shall notify the Agent by telephone no later than 11:00 A.M. on the date of each proposed Second Revolving Credit Advance, specifying the date and amount of the proposed Second Revolving Credit Advance. Subject to subsection (B) hereof, the Agent in turn shall promptly notify each other Second Revolving Credit Lender of the proposed Second Revolving Credit Advance. Such Borrower will confirm promptly in writing any telephonic notice of a proposed Second Revolving Credit Advance. Each notice by a Borrower to the Agent under this Section 2.4 shall constitute a representation by the Borrowers that, at the time thereof and giving effect to the Second Revolving Credit Advance requested thereby, all conditions precedent described in Sections 3.1, 3.2 and 3.4 have been satisfied. Subject to subsection (B) hereof, upon notice from the Agent of the proposed Second Revolving Credit Advance, each Second Revolving Credit Lender shall wire transfer to the Agent, at the Agent's office at 1345 Chestnut Street, Philadelphia, Pennsylvania, in immediately available funds, which funds shall be in Dollars, prior to 2:00 p.m. on the date of the proposed Second Revolving Credit Advance, an amount equal to such Second Revolving Credit Lender's Pro Rata Share of such Second Revolving Credit Advance. Upon receipt of such funds by the Agent and upon Agent's determination that the applicable conditions set forth in Article III hereof have been fulfilled, the Agent will immediately make such funds available to the Borrow-ers. The Agent shall have no obligation to make funds available to the Borrowers in excess of amounts received by it from the Second Revolving Credit Lenders.

            (B) The Agent shall have the right (but not the obligation) to make any Second Revolving Credit Advance to which the Borrowers are entitled pursuant to subsection (A) above, in which event the Agent shall notify each Second Revolving Credit Lender, not later than 11:00 A.M. (i) on any Business Day on which the aggregate amount of such Second Revolving Credit Advances made for the account of Second Revolving Credit Lenders other than CoreStates since the last such notice differs by more than $1,000,000.00 from the aggregate of principal payments made by the Borrowers for the account of Second Revolving Credit Lenders other than CoreStates since the last such notice and (ii) on each Business Day of the type(s), of the aggregate amount(s) and such Second Revolving Credit Lender's Pro Rata Share of such Second Revolving Credit Advance(s) made solely by the Agent and principal payments made by the Borrowers and received by the Agent during the previous Business Day on the Second Revolving Credit. If the amount of such Second Revolving Credit Advances exceeds the amount of such principal received, then upon receipt of such notice, each Second Revolving Credit Lender shall wire transfer to the Agent, at the Agent's office at 1345 Chestnut Street, Philadelphia, Pennsylvania, in immediately available funds, which funds shall be in Dollars, prior to 2:00 P.M. on such date, an amount equal to such Second Revolving Credit Lender's Pro Rata Share of such excess. If the amount of such principal payments received exceeds the amount of such Second Revolving Credit Advance(s), then simultaneously with such notice, the Agent shall wire transfer prior to 2:00 P.M. on such date to each Second Revolving Credit Lender such Second Revolving Credit Lender's Pro Rata Share of such excess. In either such case, the Agent shall be entitled to retain all principal payments on the Second Revolving Credit during such Business Day. All interest accrued on such Second Revolving Credit Advances from the date made to the date on which the Second Revolving Credit Lenders wire transfer their Pro Rata Shares to the Agent shall be for the Agent's own account. The Agent and the Second Revolving Credit Lenders reserve the right, among themselves, to agree to settlement procedures other than set forth in this Section 2.4.1, provided that such procedures shall not affect the obligations of the Borrowers hereunder.

            (C) If one or more Second Revolving Credit Lenders fail to make available to the Agent such Second Revolving Credit Lender's Pro Rata Share of a Second Revolving Credit Advance and the Agent elects to advance the full amount of the Second Revolving Credit Advance requested by a Borrower, the Borrowers shall be obligated to repay to the Agent for the Agent's account the amount, with interest, so advanced by the Agent and not advanced by the Second Revolving Credit Lender(s) (i) on demand, or (ii) if no demand is made, in amounts and at the times the Borrowers otherwise would be obligated to repay such Second Revolving Credit Advance. Unless the Agent receives notice from a Second Revolving Credit Lender prior to the date any Second Revolving Credit Advance is to be made that such Second Revolving Credit Lender does not intend to make its Pro Rata Share of such Second Revolving Credit Advance available to the Agent, the Agent may (but shall not be obligated to) assume that such Second Revolving Credit Lender has made or will make such proceeds available to the Agent when due, and the Agent, in reliance upon such assumption, may (but shall not be obligated to) make available to the Borrowers a corresponding amount. If such corresponding amount is not, in fact, made available to the Agent by such Second Revolving Credit Lender on the date the Second Revolving Credit Advance is made, the Agent shall be entitled to recover such amount on demand from such Second Revolving Credit Lender (or, if such Second Revolving Credit Lender fails to pay such amount immediately upon demand, from the Borrowers) together with interest thereon at a rate per annum equal to the Interest Rate applicable to the Second Revolving Credit Advance for each day during the period between the date that the Agent makes the Second Revolving Credit Advance and the date on which the Second Revolving Credit Lender makes its Pro Rata Share of the Second Revolving Credit Advance available to the Agent.

            SECTION 2.5 Fees. (A) Commitment Fee. The Borrowers shall pay to the Agent for the benefit of each Bank a commitment fee (the "Commitment Fee") computed at the rate of 0.50% per year on the average daily undisbursed portion of such Bank's Commitment from the date hereof to and including the Termination Date; provided that, in the event the Applicable Margin is reduced from the level applicable on the Closing Date, the Commitment Fee shall be computed at the rate of 0.375% per year on the average daily amount portion of such Bank's Commitment so long as such reduced Applicable Margin is in place and no Unmatured Event of Default or Event of Default has occurred hereunder or under the other Loan Documents. In the event that after any such reduction in the Commitment Fee (1) the Applicable Margin increases back to the level in effect on the Closing Date, or (2) there occurs an Unmatured Event of Default or an Event of Default, the Commitment Fee shall immediately increase to the rate of 0.50% per annum. The Commitment Fee shall be payable (1) quarterly in arrears on the last day of March, June, September, and December in each year during the term of the Banks' Commitments, commencing June 30, 1995, (2) on the date or dates, if any, on which the Commitments are reduced, and (3) on the Termination Date. Each installment of the Commitment Fee shall be deemed fully earned and non-refundable when due. For purposes of calculation of the Commitment Fee, the amount of Letter of Credit Liability during the period for which the Commitment Fee is calculated shall be deemed "disbursed" under the Revolving Credit.

            (B) Agent's Fee. Borrowers shall pay to the Agent for the Agent's account, and not for the account of any Bank (i) an annual fee (the "Agent's Fee") pursuant to the agreement entered into by Borrowers and the Agent on or before the execution of the Original Loan Agreement, plus (ii) $150,000.00, payable on the Second Amendment Closing Date.

            (C) Facility Fee. The Borrowers shall pay to the Agent a one-time facility fee (the "Facility Fee") pursuant to the agreement entered into by the Borrowers and the Agent on or before the execution of the Original Loan Agreement. The Agent shall pay to each Bank from the Facility Fee such Bank's portion thereof in accordance with such Bank's commitment letter previously delivered by such Bank to the Agent. The Facility Fee shall be deemed fully earned and non-refundable when due.

            (D) Second Term Loan Facility Fee. The Borrowers shall pay the Second Term Loan Facility Fee to the Agent for the benefit of those Banks making a portion of the Second Term Loan, on the First Amendment Closing Date.

            (E) Forbearance Fee. The Borrowers will pay to the Agent, for the benefit of the Banks, the portion of the Forbearance Fee allocable to the Banks.

            (F) Second Revolving Credit Commitment Fee. The Borrowers shall pay to the Agent for the benefit of each Second Revolving Credit Lender a commitment fee (the "Second Revolving Credit Commitment Fee") computed at the rate of 0.50% per year on the average daily undisbursed portion of such Second Revolving Credit Lender's Second Revolving Credit Commitment from the date hereof to and including May 31, 1997. The Second Revolving Credit Commitment Fee shall be payable (i) in arrears on December 31, 1996 and March 31, 1997, (ii) on the date or dates, if any, on which the Second Revolving Credit Commitments are reduced or terminated, and (iii) on May 31, 1997. Each installment of the Second Revolving Credit Commitment Fee shall be deemed fully earned and non-refundable when due. For purposes of calculation of the Second Revolving Credit Commitment Fee, the amount of Letter of Credit Liability during the period for which the Second Revolving Credit Commitment Fee is calculated shall be deemed "disbursed" under the Revolving Credit.

            (G) Third Amendment Fee. As and when due hereunder, the Borrowers will pay to the Agent, for the benefit of the Second Revolving Credit Lenders, the Third Amendment Fee.

            SECTION 2.6 Mandatory Prepayment of the Term Loan; Priority of the Second Revolving Credit. The Borrowers shall pay to the Agent, first for the benefit of each Second Revolving Credit Lender based on such Second Revolving Credit Lender's Pro Rata Share, and upon payment in full of the outstanding principal balance of, and interest on, the Second Revolving Credit, second for the benefit of each Bank based on such Bank's Pro Rata Share, promptly upon consummation of each of the transactions set forth below: (A) the gross proceeds from the sale of any Significant Asset of the Borrowers, less (i) any reasonable costs and expenses thereof incurred to Persons other than any Borrower or any Borrower's Subsidiaries or Affiliates and (ii) the amount expended or committed to be expended by the Borrowers (in an amount not to exceed $10,000,000.00 with respect to any one sale of Significant Assets) within one hundred twenty (120) days before and/or after such sale for the acquisition of any other asset, the use of which the Borrowers reasonably intend will replace the use of the Significant Asset sold, (B) the gross proceeds when received by the Borrowers as a result of the termination of any over-funded Plan after the Third Amended Closing Date, net of any (i) reasonable out-of-pocket costs and expenses incurred by the Borrowers to Persons other than any Borrower or any of Borrower's Subsidiaries or Affiliates related to the termination which would not have been incurred but for such termination; (ii) amount set aside for a successor Plan; (iii) surplus assets of the terminated Plan attributable to employee contributions; and (iv) federal, state or city excise and income taxes, including alternative minimum taxes, that would not have been incurred but for receipt of such proceeds, net of any Borrower's net loss carry forwards or other credits available to be applied against such taxes, (C) the gross proceeds of any private placement of equity by the Borrowers, net of any reasonable costs and expenses thereof incurred to Persons other than any Borrower or any of Borrower's Subsidiaries or Affiliates; (D) the gross proceeds of any public sale of equity by the Borrowers, net of any reasonable costs and expenses thereof incurred to Persons other than any Borrower or any Borrower's Subsidiaries or Affiliates and (E) the gross amount of any debt for borrowed money (whether by private placement or public sale) described in Section 5.24(A)(5) incurred by Borrowers or any of them; provided that if on and after the Third Amendment Closing Date, the Intercreditor Agreement, the Private Placement Notes or related documents require a prepayment of the Private Placement Notes or permit the holders thereof to require such a prepayment as a result of the occurrences described in clauses (A), (B), (C), (D) and/or (E) of this sentence, then the amount Borrowers shall be obligated to prepay hereunder as a result of the occurrences described in clauses (A), (B), (C), (D) and/or (E) of this sentence shall be equal to (1) the amount which otherwise would be payable but for this proviso times a fraction the numerator of which shall be the aggregate principal amounts of the Term Loan and the Second Term Loan then outstanding plus the aggregate of the Commitments plus the aggregate of the Second Revolving Commitments and the denominator of which shall be the sum of the principal amount of the Private Placement Notes then outstanding plus the principal amounts of the Term Loan and the Second Term Loan then outstanding, plus the aggregate of the Commitments plus the aggregate of the Second Revolving Commitments, plus (2) if positive, the amount which otherwise would be payable but for this proviso minus the amount of prepayment actually required by the Intercreditor Agreement, the Private Placement Notes, the related documents, and/or the holders of the Private Placement Notes, and minus the amount of prepayment required under (1); provided further that neither the foregoing provision nor any payment made by Borrowers and accepted by the Agent shall constitute a waiver by the Agent or the Banks of any breach of any covenant by Borrowers which may have occurred hereunder as a result of any of the events described in clauses (A), (B), (C), (D) and/or (E) hereof. Amounts prepaid in accordance with clauses (A), (B), (C), (D) and/or (E) of this Section shall be applied when received first as a permanent reduction of the Second Revolving Credit Commitment, second against Term Loan Base Rate Tranches in inverse order of maturity and thereafter against the Term Loan LIBO Rate Tranches in inverse order of maturity, and thereafter as a permanent reduction of the Commitments. To the extent the application of this subsection requires a paydown of any LIBO Loan prior to the end of the applicable Interest Period(s) the Borrowers shall pay any prepayment compensation provided by Section 2.17(B) herein. Mandatory repayments hereunder shall in no way postpone, decrease or otherwise affect the Borrower's obligations to make the regularly scheduled installments on the Term Loan as set forth in Section 2.2.

            SECTION 2.7 Interest Rate Options. (A) Base Rate Loans. The Borrowers shall pay to the Agent for the account of each Bank interest at the Adjusted Base Rate in arrears on the unpaid principal amount of each Base Rate Loan, from the date on which such Base Rate Loan is advanced or converted from a LIBO Loan until such principal amount has been repaid in full, or converted to a LIBO Loan (provided that on and after the Third Amendment Closing Date, no Base Rate Loan may be converted to a LIBO Loan), (1) monthly on the last day of each month commencing with the last day of the first month after the Original Loan Agreement is executed, (2) with respect to all Revolving Credit Base Rate Tranches, on the Termination Date, and (3) with respect to all Term Loan Base Rate Tranches, on the Termination Date. The Adjusted Base Rate shall change (i) simultaneously with each change in the Base Rate and (ii) with each change in the Applicable Margin in accordance with the definition thereof.

            (B) Conversions to LIBO Loans. By notifying the Agent at least three London Business Days prior to an Effective Date, the Borrowers may convert into a LIBO Loan any Base Rate

Loan(s) in an aggregate principal amount of $5,000,000.00 and multiples of $500,000.00 in excess thereof, provided, however, that on and after the Third Amendment Closing Date, the Borrowers may not convert a Base Rate Loan into a LIBO Loan. On and after the Third Amendment Closing Date, at the end of the applicable LIBO Interest Period, each LIBO Loan outstanding as of the Third Amendment Closing date will convert back to a Base Rate Loan.

            (C) LIBO Loans. The Borrowers shall pay interest in arrears on the unpaid principal amount of each LIBO Loan at the Adjusted LIBO Rate, (1) if the LIBO Interest Period is for fewer than six months, on the last day of the applicable LIBO Interest Period, and (2) if the LIBO Interest Period is six months, on the 90th day of such LIBO Interest Period and on the last day of such LIBO Interest Period.

            (D) Limitation on LIBO Loans. The Borrowers shall not have more than eight LIBO Loans outstanding at any one time, and on and after the Third Amendment Closing Date, the Borrowers may not request any LIBO Loans.

            SECTION 2.8 Computation of Interest and Fees. The Fees and all interest on the Loans and other sums payable hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

            SECTION 2.9 Payments. (A) The Borrowers hereby authorize the Agent to charge directly any account, maintained by the Borrowers or any entity comprising the Borrowers with the Agent for any payments of principal of the Loans, amounts drawn under Letters of Credit not reimbursed by the Borrowers, interest and Fees, and any other amounts owing under this Agreement, under the Notes, or under any of the Loan Documents, as and when due. In the event that the Borrowers maintain insufficient funds in such account(s) to meet the Borrowers' obligations hereunder when due, the Borrowers will make all payments of principal of the Loans, all reimbursements of drawings under Letters of Credit, all payments of interest on the Loans and all payments of Fees, to the Agent, for the account of the Agent, the Banks and/or the Second Revolving Credit Lenders as appropriate, not later than 1:00 P.M. on the applicable due date, in immediately available funds and in Dollars.

            (B) Prior to an Event of Default and the acceleration of the Loans as set forth in Section 6.2 hereof, and provided that the Borrowers have paid all amounts which have come due on or prior to such applicable due date, the Agent will, by wire transfer (or by other means mutually acceptable to the Agent and the Banks), immediately distribute to each Second Revolving Credit Lender in immediately available funds such Second Revolving Credit Lender's Pro Rata Share of the amounts in which such Second Revolving Credit Lender has an interest, so received by the Agent, and to each Bank in immediately available funds such Bank's Pro Rata Share of the amounts in which such Bank has an interest, so received by the Agent.

            (C) After the occurrence of an Event of Default and the acceleration of the Loans as set forth in Section 6.2 hereof, or if the Borrowers shall have failed to pay all amounts which have come due on or prior to such applicable due date, the Agent shall apply all payments and collections received by it, subject to the terms of the Intercreditor Agreement, as follows: first, to all of the Agent's costs and expenses incurred in connection with the collection of such payments (including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses of the Agent's experts and consultants); second, to interest on and principal of any amounts funded by the Agent in excess of its Pro Rata Share as contemplated by Sections 2.4 and 2.4.1; third, to accrued and unpaid Fees (other than attorneys' fees and expenses already paid pursuant to "first" above); fourth, to accrued interest of each Second Revolving Credit Lender ratably in accordance with its Pro Rata Share; fifth, to the principal amount of the Second Revolving Credit Advances, and all other amounts which shall have come due hereunder on account of the Second Revolving Credit, to each Second Revolving Credit Lender in accordance with its Pro Rata Share; sixth, to accrued interest of each Bank ratably in accordance with its Pro Rata Share; seventh, to (i) the outstanding principal amount of the Second Term Loan, to each Bank ratably in accordance with its Pro Rata Share, (ii) the outstanding principal amount of the Term Loan, to each Bank ratably in accordance with its Pro Rata Share, (iii) the principal amount of the Advances, to each Bank ratably in accordance with its Pro Rata Share and (iv) obligations under the Protection Agreements (with such obligations being calculated or recalculated, as the case may be, on and as of the date(s) on which such payments or collections are to be applied), all of (i) through (iv) on a pro rata basis; eighth, all other amounts which shall have come due hereunder, to each Bank ratably in accordance with its Pro Rata Share; ninth, into the Letter of Credit Cash Collateral Account to the extent the aggregate amount of undrawn Letters of Credit then outstanding exceed the balance in the Letter of Credit Cash Collateral Account, and tenth, to the Borrowers. The allocation of amounts within each level set forth above shall be pro rata according to the respective amounts due each party.

            (D) Within ten (10) days of the First Amendment Closing Date, the Borrowers shall direct all of their account debtors to make payments to Borrowers in care of one of the post office boxes (each, a "Lockbox") identified in the Lockbox applications previously executed by the Borrowers and accepted by CoreStates and any Lockbox applications hereafter executed by the Borrowers or any of them and accepted by CoreStates, which Lockboxes (i) will be under the exclusive control of CoreStates in its capacity as Collateral Agent, and (ii) shall at all times be subject to the terms and conditions (including without limitation terms and conditions relating to the payment of fees for providing lockbox services, the availability of funds and the Collateral Agent's rights with respect to returned or dishonored checks) set forth in said Lockbox applications and in CoreStates' brochure of terms and conditions for lockbox accounts previously delivered to the Borrowers as such brochure may be amended by CoreStates in its sole discretion from time to time (all such Lockbox applications and brochures in effect from time to time are hereinafter referred to collectively as the "Lockbox Agreements"). Each Business Day, Collateral Agent shall deposit receipts from each Lockbox into the non-interest bearing Maidenform Collection Account #00012-55267 with the Collateral Agent or such other non-interest bearing, restricted access Maidenform account as the Collateral Agent may require (account #00012-55267 and such other accounts, if any, are hereinafter referred to as the "Master Collection Account"). On the Wednesday (or the next Business Day if any Wednesday is not a Business Day) after receipt or at such other times (which may be more often than weekly) as the Collateral Agent may otherwise direct in its reasonable discretion, Borrowers shall cause the receipts from each retail store or outlet owned and/or operated by Borrowers or any of them to be deposited by wire or other electronic transfer into the Master Collection Account, so that collected funds therefor are in the Master Collection Account at the opening of business on the following Business Day. Borrowers shall cause all credit card payments to be deposited daily into the Master Collection Account directly by wire or other electronic transfer. Borrowers shall cause all other payments of accounts, instruments, general intangibles or otherwise not otherwise referred to above to be deposited into the Master Collection Account promptly upon receipt. Subject to the provisions of the Intercreditor Agreement, provided that there has not occurred an Event of Default and acceleration of the Loans as set forth in Section 6.2 hereof, and Borrowers have paid all amounts then due, at the beginning of each Business Day, Collateral Agent shall withdraw and, in its capacity as Agent, shall apply any collected funds held in the Master Collection Account first against any interest on, and the outstanding principal amount of, the Second Revolving Credit, and thereafter against the outstanding principal amount of the Revolving Credit and as a deposit into the Letter of Credit Cash Collateral Account in an amount up to the Letter of Credit liability; provided, however, that the Agent may elect at its discretion not to apply any collected funds held in the Master Collection Account if applying such funds would cause the Borrowers to incur expenses payable pursuant to Section 2.17(B) hereof, but to hold such collected funds as Restricted Cash until applied by the Agent and provided further that the Agent shall not hold any collected funds in the Master Collection Account if such funds could be applied to a Base Rate Loan. With respect to collected funds applied towards the principal of or interest on the Second Revolving Credit, each Second Revolving Credit Lender agrees to reimburse the Collateral Agent in the amount of such Second Revolving Credit Lender's Pro Rata Share (net of such Second Revolving Credit Lender's Pro Rata Share of any amount reimbursed by the Noteholders under the Intercreditor Agreement) of any returned or dishonored check which is not reimbursed by Borrowers, immediately upon demand by the Collateral Agent. Subject to the provisions of the Intercreditor Agreement, after the occurrence of an Event of Default and the acceleration of the Loans as set forth in Section 6.2 hereof, of if the Borrowers shall have failed to pay all amounts which have come due on or prior to such applicable due date, at the beginning of each Business Day, the Collateral

Agent shall withdraw and apply any collected funds held in the Master Collection Account in accordance with the Intercreditor Agreement, and the Agent shall apply any funds received by it in accordance with Section 2.9(C) above. With respect to collected funds otherwise applied, each Bank agrees to reimburse the Collateral Agent in the amount of such Bank's Pro Rata Share (net of such Bank's Pro Rata Share of any amount reimbursed by the Noteholders under the Intercreditor Agreement) of any returned or dishonored check which is not reimbursed by Borrowers, immediately upon demand by the Collateral Agent. Borrowers agree that any portion of the Loans repaid with proceeds from checks which are returned or dishonored will be immediately reinstated and continue to be owing as if no payment thereon were made. Borrowers hereby grant, bargain, convey and set over to the Collateral Agent for the benefit of Agent, Issuing Bank, the Banks and the Noteholders a security interest in and lien upon the Lockboxes, the Master Collection Account and all cash and other assets at any time hereafter contained therein. No Borrower shall have access to any of the funds maintained in the Lockboxes or the Master Collection Account, or any of the payments made therein. Each Borrower hereby appoints the Collateral Agent, acting through any employee, officer or agent of the Collateral Agent, as such Borrower's true and lawful attorney-in-fact, to receive all incoming mail delivered to any Lockbox, open all such mail, remove all collections or admittances therefrom in payment of or on account of any Borrower's accounts and use the Collateral Agent's reasonable efforts to promptly forward all other mail so received to Borrowers' place of business, with power to sign and endorse the name of any Borrower on any note, check, draft, money order or other instrument of payment made to any Lockbox or the Master Collection Account, to give written notices after a Default or Event of Default or during any Enforcement Period to account debtors in connection with any accounts, to give written notice after a Default or Event of Default or during any Enforcement Period to officers and officials of the United States Postal Service to affect a change or changes of address so that all mail addressed to any Borrower may be delivered directly to a post office box identified in any Lockbox Agreement, and to do any and all things necessary to be done with respect to the creation and maintenance of the Lockboxes and/or Master Collection Account. Borrowers hereby ratify all actions undertaken by the Collateral Agent pursuant to said power of attorney hereinabove granted, if done in good faith. Such power of attorney shall be deemed to be coupled with an interest and irrevocable as long as any of the Loans are outstanding. Borrowers agree not to change any direction given to any account debtor to make payments to the post office boxes identified in the Lockbox Agreements without the Collateral Agent's prior written consent. Borrowers represent and warrant that as of the date hereof, all account debtors have been instructed to make payments to Borrowers into lockboxes maintained with either CoreStates or Chase. Borrowers hereby direct Chase to transfer daily to the Master Collection Account by wire or other electronic transfer all collected funds paid into any lockboxes maintained by any Borrower with Chase. Except as set forth in the immediately preceding sentence, Borrowers agree to deliver to the Collateral Agent immediately upon receipt, any payment received by any Borrower from an account debtor after the First Amendment Closing Date in the medium so received, for deposit into the Master Collection Account.

            SECTION 2.10 Payment on Non-Business Days. Whenever any payment to be made hereunder or under any Notes shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and, except as otherwise specifically provided herein, such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes or the Fees, as the case may be.

            SECTION 2.11 Reimbursement for Cost Increases Imposed by Law. (A) If any change in existing law or regulation, any new law, change in regulatory interpretation or any other factor having the force of law shall impose or change any tax (other than taxes on income in general), reserve, insurance, special deposit or similar requirements or charges with respect to funds obtained by any Bank or any other Second Revolving Credit Lender to make or maintain any of the Loans during any Interest Period, and the result is to increase the cost to such Bank or other Second Revolving Credit Lender of obtaining or maintaining such funds or to reduce the return to such Bank or other Second Revolving Credit Lender on the Loans to which such Interest Period applies, then such Bank or other Second Revolving Credit Lender shall so notify the Agent and the Borrowers in writing, certifying the amount of, and the computation thereof and reasons for such increased costs or reduced return, and the Borrowers shall immediately pay to such Bank or other Second Revolving Credit Lender an amount sufficient to compensate such Bank or other Second Revolving Credit Lender in full for such increased costs or such reduced return.

            (B) If any existing law or regulation or any new law or regulation or regulatory interpretation or other factor having the force of law imposes or changes any tax (other than taxes on income in general), reserve, insurance, special deposit or similar requirements or charges with respect to mortgages, security agreements or other types of pledges of security, or notes, loans, or other debts secured thereby, so as to require the Agent, any Bank or any other Second Revolving Credit Lender to pay, or collect, any such tax, reserve, insurance, special deposit or similar charge, then the Borrowers shall bear and pay the full amount thereof as and when due, and to the extent there remains availability under the Revolving Credit, the Borrowers hereby authorize the Banks to advance such amounts under the Revolving Credit and to add the amount thereof to the amount outstanding under the Revolving Credit, and to the extent there remains availability under the Second Revolving Credit, the Borrowers hereby authorize the Second Revolving Credit Lenders to advance such amounts under the Second Revolving Credit and to add the amount thereof to the amount outstanding under the Second Revolving Credit.

            SECTION 2.12 Reimbursement for Increased Costs Due to Capital Adequacy Requirements. If any law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank or any other Second Revolving Credit Lender with any request or directive (whether or not having the force of law) of any such authority, applicable from time to time, shall (A) impose, modify, deem applicable or result in the application of any capital maintenance, capital ratio or similar requirements against loan commitments or other facilities made by such Bank or other Second Revolving Credit Lender and the result thereof shall be to impose upon such Bank or other Second Revolving Credit Lender a fee or a requirement to increase any capital requirement applicable as a result of the making or maintenance of its portion of the Loans (which imposition of or increase in capital requirements may be determined by such Bank's or other Second Revolving Credit Lender's rea-sonable allocation of the aggregate of such capital impositions or increases), or (B) subject any Bank or other Second Revolving Credit Lender to any tax, duty or other charge with respect to the Loans, the Notes which it holds, its obligation to advance under its Commitment or Second Revolving Credit Commitment, or change the basis of taxation of payments to any Bank or other Second Revolving Credit Lender of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of the Loans or its obligation to advance under its Commitment or Second Revolving Credit Commitment (except for changes in the rate of tax on the overall net income of such Bank or other Second Revolving Credit Lender imposed by any jurisdiction in which such Bank or other Second Revolving Credit Lender is obligated to pay taxes), then, upon demand by Agent, the Borrowers shall immediately pay to such Bank or other Second Revolving Credit Lender from time to time as specified by such Bank or other Second Revolving Credit Lender, such additional amounts or fees which shall be sufficient to compensate such Bank or other Second Revolving Credit Lender for such impositions of or increases in capital requirements or taxes from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at a rate equal to 3% in excess of the Adjusted Base Rate with respect to amounts or fees not paid when due. Upon the occurrence of any event referred to above, a certificate setting forth in reasonable detail the amounts necessary to compensate such Bank or other Second Revolving Credit Lender, and the computation thereof, as a result of an imposition of or increase in capital requirements or taxes submitted by such Bank or other Second Revolving Credit Lender to the Borrowers shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of the application of this Section 2.12, and in calculating the amount necessary to compensate such Bank or other Second Revolving Credit Lender for any imposition of or increase in capital requirements or taxes hereunder, such Bank or other Second Revolving Credit Lender shall determine the applicability of this provision and calculate the amount payable to it hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Section 2.12.

            SECTION 2.13 Illegality. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or other Second Revolving Credit Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for any Bank or other Second Revolving Credit Lender (or its lending office) to maintain its Commitment or Second Revolving Credit Commitment, then upon notice to the Borrowers and to the Agent by such Bank or other Second Revolving Credit Lender, the Commitment or Second Revolving Commitment, as applicable, of such Bank or other Second Revolving Lender shall terminate.

            SECTION 2.14 Interest and Commissions After Event of Default. After the occurrence of any Event of Default, (A) the Interest Rate then in effect on the Loans shall be immediately converted to the Adjusted Base Rate plus 3%, and
(B) any Advances made or other money advanced hereunder after the occurrence of an Event of Default (unless and until cured or waived in writing by the Agent with the consent of the Banks as required by Section 8.1) shall bear interest at the Adjusted Base Rate plus 3%.

            SECTION 2.15 Special Provisions for LIBO Loans. (A) Unavailability of Funds and Indeterminate Interest Rates. If on or before the date the Banks are to make any LIBO Loan or on or before any Effective Date (1) the Agent determines in good faith that it is unable to obtain funds at the LIBO Rate for the elected Interest Period for any reason, including, but not limited to the unavailability of funds at such rate, any change in existing law, any new law, the length of such Interest Period, or otherwise or (2) the Agent determines in good faith that no adequate means exists to determine the LIBO Rate for such Interest Period, then the Agent shall so notify the Borrowers on or before the Effective Date and the Borrowers shall have one Business Day after notice to withdraw their request for a LIBO Loan, and if the Borrowers fail to so withdraw their request, then, at the Agent's option, the Borrowers shall be deemed to have requested a Base Rate Loan or shall be required to elect an Interest Period of a length for which the Agent may obtain funds at the rate the adjustment of which determines the LIBO Rate.

            (B) Changes Affecting Ability to Maintain Funds. If, during any Interest Period, any change in existing law, any new law, or any other factor beyond the control of any Bank prevents such Bank in its good faith determination from maintaining funds at the rate the adjustment of which determines the LIBO Rate for such Interest Period and requires such Bank to cease so maintaining funds actually so maintained prior to termination of such Interest Period, then on the date of such required cessation, the Borrowers shall be required to specify a different Interest Rate for such Interest Period or, in the alternative, to elect an Interest Period of a length for which all Banks may maintain funds at the rate the adjustment of which determines the LIBO Rate. In addition, within five days after the Agent notifies the Borrowers of such required conversion, the Borrowers shall reimburse each Bank (to the extent not otherwise reimbursed pursuant to Section 2.11 hereof) for any loss or expense such Bank has certified in writing to the Borrowers and the Agent that such Bank has incurred as a result of any such required cessation.

            (C) Ineligible Interest Periods. If, on any date the Banks are to make an Advance all or a portion of which is to earn interest at the Adjusted LIBO Rate or on any Effective Date with respect to a Revolving Credit LIBO Rate Tranche, the period of time from such date or such Effective Date to the earlier of January 17, 1997 and the Termination Date is less than an Interest Period which the Borrowers could otherwise elect, the Borrowers will elect a Revolving Credit LIBO Rate Tranche whose Interest Period will end on or before the earlier of January 17, 1997 and the Termination Date, as necessary; provided, however, that on and after the Third Amendment Date, the Borrowers shall not have the right to or the right to request, and the Banks shall have no obligation to make an Advance, of a LIBO Loan. If an appropriate Interest Period is not available, then the requested Advance shall be made at the Adjusted Base Rate. If on any date the Banks are to convert a Term Loan Base Rate Tranche to a Term Loan LIBO Rate Tranche or on any Effective Date with respect to a Term Loan LIBO Rate Tranche, the period of time from such date or such Effective Date to the earlier of

January 17, 1997 and the Maturity Date is less than an Interest Period which the Borrowers could otherwise elect, the Borrowers will elect a Term Loan LIBO Rate Tranche whose Interest Period will end on or before the earlier of January 17, 1997 and the Maturity Date, as necessary. If an appropriate Interest Period is not available, then the requested Term Loan LIBO Rate Tranche shall continue to earn interest at the Adjusted Base Rate.

            (D) Discretion of Banks as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank or other Second Revolving Credit Lender may fund or maintain its funding of all or any part of the Loans in any legal manner it chooses and such manner of funding shall not in any way relieve the Borrowers of their obligations to pay prepayment compensation in the event of a prepayment as set forth in Section 2.17 hereof.

            SECTION 2.16 Availability of Rate Quotations. Notwithstanding anything herein to the contrary, if the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition used to calculate the LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a LIBO Loan as provided in this Agreement, then the Agent shall forthwith give notice thereof to the Banks and the Borrowers, whereupon until the Agent notifies the Banks and the Borrowers that the circumstances giving rise to such suspension no longer exist,
(A) the obligation of the Banks to make LIBO Loans shall be suspended; and (B) the Borrowers shall repay in full the then outstanding principal amount of each LIBO Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBO Loan by remitting sufficient funds to the Agent or by conversion to a Base Rate Loan.

            SECTION 2.17 Prepayment. (A) The Borrowers may prepay Base Rate Loans (including without limitation the Second Term Loan and the Second Revolving Credit) in whole or in part at any time and from time to time upon one Business Day's notice to the Agent, without premium or penalty; provided, however, that any prepayment of the Second Term Loan shall be in an amount not less than $1,000,000.00 or the entire remaining unpaid balance, if less.

            (B) The Borrowers agree not to prepay LIBO Loans prior to the expiration of their Interest Periods more than three (3) times in any fiscal year, unless otherwise expressly required hereunder or after acceleration by the Agent pursuant to Section 6.2. In the event that the Borrowers prepay any LIBO Loan prior to the expiration of its Interest Period, whether or not in violation of the previous sentence, or with the consent of the Agent, or in compliance with the express requirement of this Agreement, the Borrowers shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient to compensate it for any loss, cost or expense which such Bank determines is attributable to:

                  (1) any payment, prepayment, conversion or renewal of a LIBO Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

                  (2) any failure by the Borrowers to borrow, convert into or renew a LIBO Loan to be made, converted into or renewed by such Bank on the date specified therefor pursuant to a Borrower's prior election.

            A determination of any Bank as to the amounts payable pursuant to this Section 2.17(B) shall be conclusive absent manifest error or bad faith.

            (C) Notwithstanding anything to the contrary, the Borrowers shall not be entitled to prepay the Term Loan unless and until all Second Revolving Credit Advances have been paid in full, together with accrued and unpaid interest thereon, and the Second Revolving Credit Commitments shall have been terminated; provided, however, the Borrowers shall make the payments of the Term Loan described in Section 2.2(B) as and when due in accordance with the terms thereof.

            SECTION 2.18 Letter of Credit Cash Collateral Account. Cash collateral pledged by the Borrowers pursuant to this Agreement shall be maintained in a deposit account of the Borrowers maintained with the Agent, over which the Agent shall have sole control (the "Letter of Credit Cash Collateral Account"). The Borrowers hereby grant, bargain, convey and set over to the Agent for the benefit of the Banks a security interest in and lien upon the Letter of Credit Cash Collateral Account and all cash and any other assets at any time hereafter contained therein as security for the payment and performance of all of the Borrowers' obligations now or hereafter incurred hereunder or under the Notes or otherwise in connection herewith. The Borrowers shall take such action and execute and deliver such documents, including financing statements, as the Agent may determine necessary or desirable to further the security interest hereby created. Provided there does not then exist an Event of Default or Unmatured Event of Default, if at any time the funds held in the Letter of Credit Cash Collateral Account exceed the sum of the then existing Letter of Credit Liability plus the amount of any yet to be issued Letters of Credit then subject to a request by the Borrowers under Section 2.19(D) hereof, the Agent shall remit such excess to the Borrowers. After the occurrence of an Event of Default and acceleration of the Loans as set forth in Section 6.2 hereof, or if the Borrowers shall have failed to pay all amounts which have come due on or prior to such applicable due date, the Agent shall apply all funds held in the Letter of Credit Cash Collateral Account in the manner provided in Section 2.19(E). On the Termination Date, all monies in the Letter of Credit Cash Collateral Account in excess of the amount required to repay the Loans, the Letter of Credit Liability and any other amount then owing hereunder shall be returned to the Borrowers.

            SECTION 2.19 Letters of Credit. (A) Letters of Credit. In addition to requests that the Banks make Advances pursuant to Section 2.4, the Borrowers may request, in accordance with the provisions of this Section 2.19, that on and after the date on which all of the conditions set forth in Section 3.3 are satisfied to that date which is thirty one (31) days prior to the Termination Date, the Issuing Bank issue, subject to the terms and conditions hereof, Letters of Credit for the account of a Borrower or any Borrowers in an aggregate amount up to the Letter of Credit Sublimit; provided that (1) in no event shall the Issuing Bank be obligated to issue any Letter of Credit having an expiration date later than May 31, 1997 and (2) the Borrowers shall not request that the Issuing Bank issue any Letter of Credit if, after giving effect to such issuance the Letter of Credit Liability would exceed the Letter of Credit Sublimit. The issuance of any Letter of Credit in accordance with the provisions of this Section 2.19 shall require the satisfaction of each condition set forth in Section 3.1 and 3.2. Immediately (a) upon the issuance of each Letter of Credit, and (b) upon execution hereof with respect to each Prior Letter of Credit, each Bank shall be deemed to have, and hereby agrees to have, irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and all drawings thereunder in an amount equal to the amount of such Letter of Credit multiplied by such Bank's Pro Rata Share.

            (B) Evergreen Letters of Credit. Notwithstanding the provisions of
Section 2.19(A), above, the Banks hereby agree that the Issuing Bank may issue upon the Borrowers' request, one or more Letter(s) of Credit which by its terms may be extended for additional periods of up to one year each provided that (1) the initial expiration date of each such Letter of Credit is not later than the Termination Date, and (2) renewal of such Letters of Credit, at the Issuing Bank's discretion, shall be available upon written request from the Borrowers to Issuing Bank at least 30 days before the date upon which notice of renewal is otherwise required.

            (C) Issuing Bank's Reporting Obligations. The Issuing Bank agrees to provide the Banks with quarterly reports of all outstanding Letters of Credit issued by the Issuing Bank. Such reports shall be delivered within 15 days of the end of each March, June, September and December, commencing with the quarterly period ending June 30, 1995, and shall specify the following with respect to each outstanding Letter of Credit: (1) the letter of credit number for such Letter of Credit, (2) the beneficiary of such Letter of Credit, (3) the date of issuance of such Letter of Credit, (4) the original face amount of such Letter of Credit, (5) the then current available amount of such Letter of Credit, (6) the maturity or expiry date of such Letter of Credit and (7) whether such Letter of Credit is of the kind described in Section 2.19(B).

            (D) Notice of Issuance or Amendment. Whenever a Borrower desires the issuance of a Letter of Credit or the amendment of a Letter of Credit, the Borrowers shall deliver to the Issuing Bank no later than 11:00 A.M. at least five (5)

Business Days in advance of the proposed date of issuance or such shorter period as may be agreed to by the Issuing Bank an executed application for such Letter of Credit in the form customarily required by the Issuing Bank for the issuance of letters of credit, and an accompanying written notice which shall specify (1) a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates; and provided further, that no Letter of Credit shall require payment against a conforming draft to be made hereunder on the same Business Day that such draft is presented if presentation is made after 11:00 A.M. on such Business Day, and
(2) whether the Letter of Credit is being issued for the benefit of an Offshore Borrower. On the proposed date of issuance of any Letter of Credit, the Issuing Bank shall determine to the best of its knowledge whether the proposed Letter of Credit, when added to the then outstanding Letter of Credit Liability, would be within the Letter of Credit Sublimit and, when added to the then outstanding Letter of Credit Liability and outstanding Advances, would be less than the total amount of the Commitments. Unless both such criteria are satisfied, the Issuing Bank shall not issue the requested Letter of Credit. The Banks and the Borrowers shall hold the Issuing Bank harmless for any miscalculations or other errors in making such determinations except that if such miscalculations or other errors resulted from the gross negligence or willful misconduct of the Issuing Bank, the Issuing Bank shall not be entitled to be held harmless under this sentence. In the event that, upon issuance of such proposed Letter of Credit, the Letter of Credit Sublimit is exceeded, the Borrowers shall immediately deposit into the Letter of Credit Cash Collateral Account the amount of such excess. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine in good faith that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Within one (1) Business Day after receipt of a request for issuance of a Letter of Credit, the Issuing Bank shall notify each other Bank of the proposed issuance and the amount of each such Bank's respective participation therein determined in accordance with this Section 2.19 and shall send each Bank a copy of each Standby Letter of Credit.

            (E) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrowers and the Banks, and the Borrowers shall reimburse the Issuing Bank on the day on which such drawing is honored in immediately available funds equal to the amount of such drawing; provided that (1) if sufficient funds are then in the Letter of Credit Cash Collateral Account to reimburse it in full for the amount of such drawing, the Issuing Bank shall immediately withdraw such amount necessary to reimburse it from the Letter of Credit Cash Collateral Account, (2) if the funds then in the Letter of Credit Cash Collateral Account are insufficient to reimburse the Issuing Bank in full for the amount of such drawing, the Issuing Bank shall withdraw all of the funds in the Letter of Credit Cash Collateral Account and the unreimbursed balance of such drawing shall be reimbursed in accordance with clause (3) below, and (3) if there are no funds then in the Letter of Credit Cash Collateral Account then (a) unless the Borrowers shall have notified the Agent prior to 11:00 A.M. on the date of such drawing that the Borrowers intend to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Advances, the Borrowers shall be deemed to have given notice to the Agent requesting the Banks to make an Advance which shall earn interest at the Adjusted Base Rate (as such rate may change from time to time) in accordance with Section 2.4 on the day on which such drawing is honored (the "Reimbursement Date") in an aggregate amount equal to the amount of such drawing less the amount, if any, withdrawn from the Letter of Credit Cash Collateral Account pursuant to clause (2) above, and (b) subject to satisfaction or waiver of the conditions specified in Section 3.2, the Banks shall, on the Reimbursement Date, make an Advance, which shall earn interest at the Adjusted Base Rate, in an aggregate amount equal to the amount of such drawing less the amount, if any, withdrawn from the Letter of Credit Cash Collateral Account pursuant to clause (2) above, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for such drawing; and provided further, that if for any reason the proceeds of such Advance are not received by the Issuing Bank on the Reimbursement Date in an aggregate amount equal to the amount of such drawing, the Borrowers shall reimburse the

Issuing Bank on the day immediately following the Reimbursement Date, in same day funds, in an amount equal to the excess of the amount of such drawing over the aggregate amount of such Advance, if any, which are so received plus accrued interest on such amount at the rate set forth in Section 2.19(G)(1) less the amount, if any, withdrawn by the Issuing Bank pursuant to clause (2) above.

            (F) Payment By Banks. In the event that the Borrowers shall fail to reimburse the Issuing Bank as provided in Section 2.19(E) in an amount equal to the amount of any drawing honored by it under a Letter of Credit issued by it, the Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein in an amount equal to such Bank's Pro Rata Share of such unreimbursed amount. Each Bank shall make available to the Agent for payment to the Issuing Bank an amount equal to its respective participation therein (including without limitation its Pro Rata Share of accrued but unpaid interest thereon), in same day funds, at the office of the Agent specified in such notice, not later than 11:00 A.M. on the Business Day after the date the Agent notifies each Bank. In the event that any Bank fails to make available to the Agent the amount of such Bank's participation in such unreimbursed amount as provided herein, the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at a rate per annum equal to the Adjusted Base Rate for each day during the period between the Reimbursement Date and the date on which such Bank makes available its participation in such unreimbursed amount. The failure of any Bank to make available to the Agent its Pro Rata Share of any such unreimbursed amount shall not relieve any other Bank of its obligations hereunder to make available to the Agent its Pro Rata Share of such unreimbursed amount on the date such unreimbursed amount is to be reimbursed. The Agent shall distribute to each Bank which has paid all amounts payable by it under this Section 2.19(F) with respect to the unreimbursed amount of any drawing under any Letter of Credit issued by the Agent, such other Bank's Pro Rata Share of all payments received by the Agent from the Borrowers in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received. Notwithstanding anything to the contrary herein, each Bank which has paid all amounts payable by it under this Section 2.19(F) shall have a direct right to reimbursement of such amounts from the Borrowers subject to the procedures for reimbursing Banks set forth in this Section 2.19.

            (G) Compensation. The Borrowers agree to pay the following amounts to the Issuing Bank with respect to each Letter of Credit issued by the Issuing
Bank:

                  (1) a fee calculated at the greater of (a) the Issuing Bank's minimum charge then in effect, as published, for documentary letters of credit generally, or (b) 0.375% of the amount of any draw under each Documentary Letter of Credit (other than a Prior Letter of Credit), payable to the Issuing Bank on the date of such draw such fee to be deemed fully earned and non-refundable when due;

                  (2) in the case of each Standby Letter of Credit (other than a Prior Letter of Credit) a commission equal to the then effective Applicable Margin with respect to Revolving Credit Base Rate Tranches to be paid on the issuance of such Standby Letter of Credit and on each anniversary of such issuance while such Standby Letter of Credit is outstanding, such fee to be deemed fully earned and non-refundable when due;

                  (3) with respect to any drawing made under any Letter of Credit which is not reimbursed in full on the date such drawing is made, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing to the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Advances pursuant to Section 2.19(F) or out of the Letter of Credit Cash Collateral Account) at a rate which is at all times equal to 3% per annum in excess of the Adjusted Base Rate for the period from the date of such drawing to and including the Business Day on which the Issuing Bank is reimbursed in full; and

                  (4) with respect to the issuance, amendment, transfer, administration, cancellation or conversion of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, administration, cancellation or drawing, as the case may be, or as otherwise agreed to by the Issuing Bank.

            Within thirty (30) days of receipt by the Issuing Bank of any amount described in clause (1) or (2) of this Section 2.19(G), the Issuing Bank shall distribute to the Agent and the Agent shall distribute to each Bank its Pro Rata Share of such amount less the Issuing Bank's fee for issuance of each such Letter of Credit which shall be an amount equal to the greater of (i) the Issuing Bank's minimum charge then in effect, as published, for documentary letters of credit generally, or (ii) 0.125% of (a) the draw under such Letter of Credit with respect to fees under clause (1), and (b) the face amount of such Letter of Credit with respect to fees under clause (2). Within 30 days of the execution of this Agreement, the Issuing Bank shall distribute to the Agent and the Agent shall distribute to each Bank its pro rata share, if any, of the fees, if any, collected by the Issuing Bank for the issuance of the Prior Letters of Credit based on the time period from the date of the Original Loan Agreement until the expiration of such Letters of Credit. The Issuing Bank shall be entitled to retain for its own account payments made pursuant to clauses (3) and
(4) above.

            (H) Obligations Absolute. The obligation of the Borrowers to reimburse the Issuing Bank for drawings made under the Letters of Credit issued by it, and the obligations of the Banks under Section 2.19(F), shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (1) any lack of validity or enforceability of any Letter of Credit;

                  (2) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Issuing Bank, the Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

                  (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (4) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that such payment does not constitute willful misconduct or gross negligence on the part of the Issuing Bank;

                  (5) any breach of this Agreement or any document delivered in connection herewith by any party hereto or thereto; or

                  (6) the fact that an Event of Default or an Unmatured Event of Default shall have occurred and be continuing.

            (I) Additional Payments. If by reason of (a) any change in any applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (b) compliance by the Agent or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

                  (1) Issuing Bank or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.19(I)(1), whether directly or by such being imposed on or suffered by the Issuing Bank or any Bank;

                  (2) any reserve, special deposit, premium, FDIC assessment, capital adequacy or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Bank or participations therein purchased or deemed purchased by any Bank; or

                  (3) there shall be imposed on the Issuing Bank or any Bank any other condition regarding this Section 2.19, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Bank, then and in any such case the Issuing Bank or such Bank may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrowers, and Borrowers shall pay on demand to the Issuing Bank or such Bank, as the case may be, such amounts as the Issuing Bank or such Bank may specify to be necessary to compensate the Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Adjusted Base Rate plus 3% per annum. The determination by the Issuing Bank or any Bank, as the case may be, of any amount due pursuant to this
Section 2.19(I) as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error or bad faith, be final and conclusive and binding on all of the parties hereto.

            (J) Indemnification; Nature of Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in Section 2.19, the Borrowers hereby agree to protect, indemnify and save the Agent, the Issuing Bank and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and/or allocated costs of internal counsel) which the Agent, Issuing Bank and each Bank may incur or be subject to as a consequence, direct or indirect, of (1) the issuance of any Letter of Credit, or (2) the failure of the Issuing Bank to honor a drawing under any Letter of Credit unless due solely to the willful misconduct of the Issuing Bank, or as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. Without limiting the foregoing, the Issuing Bank shall have no obligation to ascertain whether the stated purpose of any requested Letter of Credit is permitted by this Agreement and shall not be liable for any Borrower's use of a Letter of Credit issued pursuant to the terms hereof in violation of the Borrowers' covenants contained herein.

            As among the Borrowers, the Agent, the Issuing Bank and the Banks, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent, the Issuing Bank nor any Bank shall be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, unless (i) such failure is material and substantive, and (ii) the Issuing Bank's payment on such Letter of Credit constitutes gross negligence or willful misconduct; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit; or (h) any consequences arising from causes beyond the control of the Issuing Bank. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the

Letters of Credit issued by it or the related certificates, if (y) taken or omitted in good faith and (z) substantially in accordance with the terms thereof, shall not put the Issuing Bank under any resulting liability to the Borrowers.

            As between the Agent, the Issuing Bank and the Banks, the Issuing Bank agrees that it will take the same care as it takes in connection with letters of credit in which it alone is interested. However, neither the Issuing Bank nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

            With respect to its Commitment (if any), its Pro Rata Share of the Term Loan and its portion of the Advances and Letter of Credit Liability (if any), the Issuing Bank shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Issuing Bank. The Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or trust business with any Borrower and any Subsidiaries or Affiliates of such Borrower as if the Issuing Bank were not the Issuing Bank unless otherwise prohibited by the terms of this Agreement.

            It is expressly understood and agreed that the obligations of the Issuing Bank hereunder are only those expressly set forth in this Agreement and that the Issuing Bank shall be entitled to assume that no Event of Default or Unmatured Event of Default has occurred and is continuing unless the Issuing Bank has actual knowledge of such fact or has received written notice from a Bank or the Borrower that such Bank or Borrower considers that an Event of Default or Unmatured Event of Default has occurred and is continuing and specifying the nature thereof.

            So long as the Issuing Bank shall be entitled, pursuant to the immediately preceding paragraph, to assume that no Event of Default or Unmatured Event of Default, has occurred and is continuing, the Issuing Bank shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. The Issuing Bank shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment.

            The Banks agree to indemnify the Issuing Bank (to the extent not reimbursed by the Borrowers), ratably according to their Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Issuing Bank under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct.

                                   ARTICLE III

                              CONDITIONS OF LENDING
3.

            SECTION 3.1 Conditions Precedent to the Initial Advance and Term Loan Disbursement. The obligation of each Bank to make the initial Advance of its portion of the Revolving Credit, to disburse its portion of the Term Loan and to participate in any Letters of Credit issued hereunder is subject to each Bank having received, on or before the day on which such Advance, disbursement or issuance is to be made, all of the following which shall be in form and substance satisfactory to each Bank:

            (A) A copy, certified in writing as of the date hereof by the Secretary or Assistant Secretary of each Borrower, of (1) resolutions of the Board of Directors of such Borrower evidencing approval of this Agreement, the Notes and the other Loan Documents and other matters contemplated hereby and (2) each document evidencing any other necessary corporate action and any required approvals from governmental authorities for each entity comprising the Borrowers with respect to this Agreement, the Notes and the Loan Documents;

            (B) Favorable opinions of outside counsel for each Borrower acceptable to the Banks dated the date hereof in form and substance reasonably satisfactory to the Banks covering the matters identified in Exhibit 3.1(B) attached hereto as to each Borrower;

            (C) Favorable opinions of local counsel for the Borrowers in such jurisdictions as the Banks and the Agent may require dated as of the Closing Date on such matters as the Banks shall require and in form and substance reasonably satisfactory to the Banks, the Agent and its counsel;

            (D) A certificate dated the date of the Original Loan Agreement by the Secretary or an Assistant Secretary of each Borrower as to the names and signatures of the officers of such Borrower authorized to sign this Agreement, the Notes and the Loan Documents and the other documents or certificates of such Borrower to be executed and delivered pursuant hereto. The Agent, Issuing Bank and each Bank may conclusively rely on, and shall be protected in acting upon, such certificate until they shall receive a further certificate by the Secretary or an Assistant Secretary of such Borrower amending the prior certificate;

            (E) A Revolving Credit Note payable to the order of such Bank;

            (F) A Term Loan Note payable to the order of such Bank;

            (G) A mortgage (the "Florida Mortgage") on certain real properties and improvements located in Jacksonville, Florida (the "Florida Property") duly executed and acknowledged in form suitable for recording;

            (H) A mortgage (the "New York Mortgage") on certain real property and improvements located in Cortlandville, New York (the "New York Property") duly executed and acknowledged in form suitable for recording;

            (I) A mortgage (the "North Carolina Mortgage") on certain real property and improvements located in Fayetteville, North Carolina (the "North Carolina Property") duly executed and acknowledged in form suitable for recording;

            (J) Collateral assignments of leases assigning to the Collateral Agent all leases and all rents, issues and profits of the Properties (the "Collateral Assignments") duly executed and acknowledged in form suitable for recording;

            (K) An Environmental Indemnity Agreement (the "Environmental Indemnity") whereby each Borrower shall indemnify the Agent, the Banks and the Noteholders for any loss or liability and costs of defense incurred as a result of any environmental condition on any of the Borrowers' property or otherwise relating to any Borrower as set forth in such Environmental Indemnity;

            (L) A pledge agreement pledging to the Collateral Agent all of the issued and outstanding stock of the Subsidiaries of Worldwide-DE, NCC and Maidenform respectively, excluding Maidenform UK, Ltd., executed by the holders of any such stock (the "Pledge Agreement");

            (M) The original certificates of all shares pledged under the Pledge Agreement accompanied by stock powers duly endorsed in blank to be held in escrow by the Collateral Agent;

            (N) A trademark security agreement (the "Trademark Agreement") assigning to the Collateral Agent all registered and unregistered trademarks, trade names and trademark or trade name applications owned by or (to the extent permitted by the licensor) licensed to the Borrowers duly executed and acknowledged and in form suitable for recording;

            (O) An intercreditor agreement among the Agent, the Collateral Agent, the Banks and the Noteholders;

            (P) A security agreement (the "Security Agreement") from each of the Borrowers to the Collateral Agent granting a security interest in all of the personal property, tangible or intangible, of each Borrower, together with the Uniform Commercial Code financing statements executed by the Borrowers, and any other document which the Banks may reasonably request, including without limitation any other document for filing or otherwise, in order to perfect the Collateral Agent's security interest in the Collateral;

            (Q) Originals of all of the Borrowers' instruments, chattel paper and letters of credit (drawn on a bank other than a Bank), if any, supporting any Account owed by a Purchaser meeting the requirements of clause (L) (1), (2) or (3) of the definition of Eligible Account (whether or not such Account otherwise qualifies as an Eligible Account), each properly endorsed and/or assigned to the Collateral Agent to be held in escrow by the Collateral Agent;

            (R) Landlord's waiver(s) and estoppel certificates in form and substance satisfactory to the Agent delivered in accordance with the Security Agreement;

            (S) Payment by the Borrowers of all Fees then due;

            (T) From each Borrower a certificate stating that, as of the date hereof, no Event of Default or Unmatured Event of Default exists;

            (U) A certificate of each Borrower on behalf of such Borrower relating to its representations and warranties set forth in Section 4.14 hereof;

            (V) A certificate duly executed by the chief financial officer of each Borrower on behalf of such Borrower that to his knowledge after due inquiry no material adverse change in the financial condition or assets or operations of the Borrowers, taken as a whole, has occurred from and after December 31, 1994;

            (W) Copies of the Articles of Incorporation, Bylaws and other charter documents of each Borrower, certified as true, correct and complete by such Borrower's Secretary or Assistant Secretary on behalf of such Borrower and, with respect to the Articles of Incorporation, by the appropriate governmental official of the jurisdiction where such Borrower was formed;

            (X) With respect to each Borrower, certificates dated within thirty
(30) days of the date hereof for United States jurisdictions and, as the Agent may require, for jurisdictions outside the United States, issued by the Secretary of State (or similar official) of each jurisdiction in which such Borrower is incorporated or does business, stating that such Borrower is a corporation duly incorporated or authorized to do business, as the case may be, and in good standing under the laws of such jurisdiction;

            (Y) For each Borrower, a certificate dated the date of this Agreement and executed by the President or Executive Vice President and by the chief financial officer, in each case on behalf of such Borrower, confirming that to their knowledge after due inquiry (1) each of the representations and warranties made in this Agreement by such entity are true and correct in all material respects as of the date of this Agreement and of the Closing Date, (2) such entity has fully performed each and every covenant to be performed by such Borrower on or prior to the date of this Agreement, and (3) such entity has satisfied each of the conditions set forth in this Article III (to the extent required to be satisfied by such entity);

            (Z) Five year Consolidated projections for the Borrowers for each year and portion thereof through the Termination Date, and such other financial statements, reports, projections and information as the Banks may reasonably request, all of which shall be certified by each Borrower as of the date hereof as representing reasonable projections of anticipated results based upon all of the information available to them;

            (AA) The Combined Pro Forma relating to the four quarters ending December 31, 1994;

            (BB) The results of Uniform Commercial Code, judgment, and bankruptcy searches of the jurisdictions listed in Exhibit 4.8 showing no prior liens or judgments against any Borrower or any of their assets, except as disclosed on Exhibit 4.8 hereto;

            (CC) Estoppel certificates, in form and substance acceptable to the Agent from any other Person which has provided a credit facility to any Borrower in excess of $1,000,000.00;

            (DD) The following evidence of insurance coverage:

                  (1) a copy of all risk casualty insurance policies in an amount equal to 100% of the replacement value of all improvements on the Properties and each Borrower's Inventory, fixtures and equipment, in form and substance satisfactory to the Agent and its counsel identifying the Collateral Agent as loss payee under a standard mortgagee clause (with respect to real property) and a standard lender loss payee clause (with respect to personalty);

                  (2) a certificate of insurance issued to the Agent evidencing workmen's compensation and public liability insurance, insuring the interest of each Borrower in amounts and in form and substance satisfactory to the Agent and its counsel; and

                  (3) evidence of all insurance required hereunder or under the Mortgages.

                  Each policy of insurance must be issued by an insurance company satisfactory to the Agent, must not be in arrears as to the payment of premiums, and must provide that it will not be terminated without at least 30 days prior written notice to the Agent;

            (EE) United States Trademark lien searches showing no perfected liens against the trademarks of the Borrowers;

            (FF) Termination statements from parties holding liens which are not permitted in accordance herewith;

            (GG) An appraisal of the Properties prepared by MAI appraisers acceptable to the Agent and otherwise satisfactory in form and substance to the Banks and the Agent;

            (HH) Policies of title insurance or "marked-up" commitments to issue policies of title insurance, with all premiums paid, issued by a title company satisfactory to the Banks insuring the Mortgages, as valid first priority mortgage liens, subject only to exceptions approved by the Banks together with reinsurance or coinsurance agreements (as the Agent may require) and direct access agreements with such insurers and in such amounts as the Agent may require;

            (II) To the extent required by the title insurer as a condition to removing the "survey exception" on the title insurance policies referred to in subsection (AI) above, recent surveys of each of the Properties subject to Mortgages for which title insurance is required under subsection (AI) above, prepared by a surveyor licensed by the State where such property is located or professional engineer acceptable to the Banks conforming to the requirements of the title insurance issuer showing all lot and street lines and the location of all improvements and easements and means of ingress and egress to and from such property;

            (JJ) Flood insurance for the Properties or evidence that none of the improvements on the Properties are located in a flood hazard area;

            (KK) Copies of all easements, agreements, restrictions and conditions pertaining to the Properties;

            (LL) Copies of all material licenses, permits, and other Governmental Approvals required for operation of the Properties required by the Banks, the Agent or its counsel;

            (MM) Phase I environmental audits of the Properties each in form and substance and indicating results satisfactory to the Agent;

            (NN) Satisfactory completion of the Agent's audit and due diligence;

            (OO) The Borrowers' December 31, 1994, Financial Statements;

            (PP) Evidence that the acquisition of NCC by Worldwide-DE and/or Maidenform has been completed and that closing has occurred under the Private Placement;

            (QQ) Certified copies of all documents related to the acquisition of NCC by Worldwide-DE and/or Maidenform, all of which shall be satisfactory to the Agent in form, substance and structure;

            (RR) Certified copies of all shareholder agreements, management agreements and similar agreements relating to the present or future ownership, operations or management of the Borrowers, or any of them;

            (SS) Certified copy of all documents evidencing the Subordinated Debt, all in form and substance satisfactory to the Agent;

            (TT) A completed Borrowing Base Certificate;

            (UU) Certified copies of all documents, agreements and contracts relating to the retirement of Robert Brawer and consequent payments to be made by the Borrowers or any of them to him;

            (VV) A certificate from the Borrowers stating that the conditions set forth in Section 3.2 are satisfied as of the Closing Date and that there has been no material adverse change to the financial condition or business operations of the Borrowers since December 31, 1994;

            (WW) executed resolutions, signature cards and such other documents required by the Issuing Bank to establish the Letter of Credit Cash Collateral Account; and

            (XX) such other documents as may be reasonably requested by the Banks, the Agent or its counsel.

            SECTION 3.2 Conditions Precedent to All Disbursements. The obligation of each Bank to disburse its portion of the Term Loan and to make Advances under the Revolving Credit (including the initial Advance), and the obligation of each Second Revolving Credit Lender to make Second Revolving Credit Advances under the Second Revolving Credit, and the rights of the Borrowers to select Interest Rates under Section 2.7 are subject to the further conditions precedent that:

            (A) The representations and warranties contained herein shall be accurate on and as of the date of such Advance, disbursement or selection as though made on and as of such date except for changes permitted hereby or in writing by the Banks or Majority Lenders, in accordance with Sections 8.1 or 8.4, as applicable;

            (B) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Advance, disbursement or selection, except for, solely during the Forbearance Period and not at any time thereafter, those Events of Default and Unmatured Events of Default subject to the Forbearance Agreement; and

            (C) No strike, slowdown, picketing or work stoppage by employees against any Borrower, any lockouts by any Borrower of its employees or any other occurrence, event or condition of a similar character which, in any such case or in the aggregate, has a material adverse effect on the business, prospects or financial condition of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole; and

            (D) If the covenants set forth in Sections 5.19, 5.20, 5.21, 5.22 and 5.31 were to be calculated on the date of such Advance, disbursement or selection, the Borrowers would be in compliance with such Sections.

            SECTION 3.3 Conditions to Issuance of Letters of Credit. The obligation of the Issuing Bank to issue any Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

            (A) On or before the date of issuance of each Letter of Credit, the Agent shall have received (unless waived by all of the Banks), in accordance with the provisions of Section 2.19(A), a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form customarily required by the Agent for the issuance of letters of credit, all other information specified in Section 2.19(A), and such other documents as the Agent may reasonably require in connection with the issuance of such Letter of Credit;

            (B) On the date of issuance of each Letter of Credit, all conditions precedent described in Sections 3.2(A) and 3.2(B) shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of an Advance, and each request by the Borrowers to the Agent to issue a Letter of Credit shall constitute a representation by the Borrowers that at the time thereof (1) all conditions precedent described in Sections 3.2(A) and 3.2(B) have been satisfied and (2) the sum of the proposed Letter of Credit plus the Letter of Credit Liability plus the Advances then outstanding would not exceed the Credit Limit and (3) the sum of the proposed Letter of Credit plus the Letter Credit Liability will not exceed the Letter of Credit Sublimit; and

            (C) On or before the date of issuance of such Letter of Credit, the Borrowers shall have paid the fees required under Section 2.19(G).

            SECTION 3.4 Conditions Precedent to Effectiveness of Amended and Restated Loan Agreement. The obligation of each Second Revolving Credit Lender to make Second Revolving Credit Advances under the Second Revolving Credit and the effectiveness of this Agreement are subject to the following conditions precedent:

            (A) Borrowers, Banks and Noteholders shall deliver to the Agent this Agreement duly executed by Borrowers;

            (B) Borrowers shall deliver or cause to be delivered to the Agent:

                  (1) an amendment to the Intercreditor Agreement in form and substance acceptable to all the Second Revolving Credit Lenders duly executed by Borrowers, the Banks, the Noteholders, the Agent, the Issuing Bank and the Collateral Agent, together with amendments to the Private Placement Notes and related documents, duly executed by the Borrowers and the Noteholders containing amendments to the terms thereof consistent with the terms of this Amendment and otherwise acceptable to all the Second Revolving Credit Lenders;

                  (2) an amendment to the Forbearance Agreement in form and substance acceptable to all the Second Revolving Credit Lenders, duly executed by the Borrowers, the Banks and the Noteholders;

                  (3) the Second Revolving Credit Notes, duly executed by the Borrowers;

                  (4) all other amendment and modification documents requested by the Agent in connection herewith;

                  (5) the draft E&Y Audit;

                  (6) a schedule of payments that Borrowers have agreed to make to the Internal Revenue Service on account of excise taxes payable as a result of the pension reversion proceeds received by the Borrowers in September 1996, and a copy of any agreement(s) with respect to, or other document or letter outlining the terms of, such payments;

                  (7) certified copies of (i) resolutions of each Borrower authorizing the execution of this Amendment, all modification documents to which such Borrower is a party and all transactions contemplated herein and (ii) each document evidencing any other necessary corporate action and any required approvals from governmental authorities for each such Borrower with respect to this Amendment and the other documents contemplated hereby;

                  (8) a certificate dated as the date of this Amendment by the Secretary or an Assistant Secretary of each Borrower stating that the Articles and by-laws of such Borrower have not been amended since September 11, 1996, except as stated in said certificate, with copies of all amendments attached;

                  (9) a favorable opinion of outside counsel for Borrowers dated the date of this Amendment on such matters as the Agent shall require and in form and substance reasonably satisfactory to the Agent;

                  (10) a certificate dated the date of this Amendment by the Secretary or an Assistant Secretary of each Borrower as to the names and signatures of the officers of such Borrower authorized to sign this Amendment and the Loan Documents and the other documents or certificates of such Borrower to be executed and delivered pursuant hereto;

                  (11) a letter (the "Shareholder Letter") from the Borrower and certain of the Borrower's shareholders, together with a letter from Bear Stearns & Company ("Bear Stearns") and a duly authorized resolution of the board of directors of Worldwide-DE pertaining to the Shareholder Letter, in each case in form and substance satisfactory to the Agent and the Second Revolving Credit Lenders;

                  (12) executed collateral and other documents required to be delivered on the Third Amendment Closing Date as set forth in the memorandum dated December 17, 1996 from Ross Weston to Jodi Perlman and Helen Wessling, copies of which documents and memorandum have been furnished to the Borrowers;

                  (13) a copy of the most recent executed engagement letter between Zolfo Cooper & Co. and one or more Borrowers; and

                  (14) such other documents as may be reasonably requested by the Second Revolving Credit Lenders.

            (C) There shall have been no material adverse change in the financial condition, assets, nature of the assets, operations or prospects of Borrowers which has not been previously disclosed in writing to the Agent, the Banks and the Noteholders.

            (D) Borrowers shall pay to the Agent the Third Amendment Fee, which fee shall be due and payable upon execution of this Amendment and shall be deemed fully earned upon execution and non-refundable when paid.

            (E) Borrowers shall pay (1) the following retainers for professionals retained by the Agent and the Banks: (a) a deposit of $95,000.00 to Drinker Biddle & Reath, the Agent's counsel, for fees and expenses of local counsel retained by Drinker Biddle & Reath in jurisdictions outside the United States in connection with the perfecting of liens against Collateral of Borrowers located outside the United States, including Collateral located in Ireland, Mexico, the Dominican Republic, Puerto Rico, Costa Rica and Jamaica,
(b) a retainer of $40,000.00, and all outstanding unpaid fees and expenses, to Drinker Biddle & Reath for fees and expenses of Drinker Biddle & Reath as the Agent's counsel, (c) a retainer of $75,000.00, and all outstanding unpaid fees and expenses, to the Banks, for fees and expenses of Wachtell, Lipton, Rosen & Katz as Bank Group Counsel retained pursuant to Section 8.17 hereof, and (d) a retainer of $75,000.00, and all outstanding unpaid fees and expenses, to Policano & Manzo, L.L.C., the business consultant retained pursuant to Section 4.5 of the Forbearance Agreement, and (2) all costs and out-of-pocket expenses of the Banks and other Second Revolving Credit Lenders and the Agent (including, without limitation, travel expenses and reasonable fees and costs of the Agent's and the Banks and other Second Revolving Credit Lenders' primary attorneys, including in-house counsel, and local counsel provided that Borrowers' obligations with respect to attorney's fees of the Banks and other Second Revolving Credit Lenders, other than the Agent, local counsel and Bank Group Counsel, shall be limited to $5,000.00 per Bank or other Second Revolving Credit Lender, as applicable, with respect to attorneys' fees incurred by each Bank or other Second Revolving Credit Lender, as applicable, in connection with the amendment and restatement of this Agreement) in connection with this Agreement and modification of the Loan Documents which includes, among other things, the negotiation and preparation of this Agreement and related modification documents, and the enforcement of this Agreement and all costs and expenses, including recordation fees and taxes, incurred in connection with all of the above.

            (F) The representations and warranties set forth in this Agreement are true, correct and not misleading in any material respect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Each Borrower represents and warrants to the Agent, the Issuing Bank, the Banks and the other Second Revolving Credit Lenders as follows:

4.

            SECTION 4.1 Existence. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation. Each Borrower has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and is duly qualified as a foreign corporation in good standing in all jurisdictions in which its failure so to qualify could have a material adverse effect on the financial condition or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole; provided that Worldwide-DE is in the process of qualifying to do business in Puerto Rico, and Borrowers hereby agree to complete such process within thirty (30) days from the date hereof. The Banks acknowledge that as of the date hereof, Worldwide-NY is in the process of merging into Worldwide-DE and Borrowers agree to complete such process within one-hundred twenty (120) days of the date hereof.

            SECTION 4.2 Authorization. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the Loan Documents have been duly authorized by all necessary corporate action, and do not and will not violate any current provision of any government regulation or statute, or of the charter or by-laws of such Borrower or result in a breach of or constitute a default under any instrument or other material agreement to which such Borrower is a party or by which it or its properties are bound or affected.

            SECTION 4.3 Validity. This Agreement constitutes, and the Notes and the Loan Documents when duly executed and delivered will constitute, valid and legally binding obligations of such Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies.

            SECTION 4.4 Financial Information. The Consolidated balance sheet and statements of cash flows and operations of the Borrowers and statement of income and retained earnings as of and for the year ended December 31, 1994, audited by Ernst & Young (or in the case of NCC and Crescent, Coopers & Lybrand), copies of all of which have been furnished to the Banks, are accurate, show all material liabilities, direct and contingent, and present fairly the financial positions, the results of operations and cash flows at such dates and for the periods ended on such dates, all in accordance with GAAP. Between December 31, 1994 and the Closing Date, there has been no material ad-verse changes to the financial condition (other than as reflected on the Combined Pro Forma), business or prospects of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole, either in such positions or in such results of operations. The projections delivered pursuant to Section 3.1 hereof have been prepared and delivered to the Banks in good faith, and are based upon reasonable assumptions.

            SECTION 4.5 Litigation. Except as set forth in Exhibit 4.5, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against any Borrower, or any of their respective properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) which if adversely determined are likely individually or in the aggregate to have a material adverse effect on the business, prospects or financial condition of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            SECTION 4.6 Contingent Liabilities. There are no suretyship agreements, guarantees or other contingent liabilities of any Borrower other than guarantees and other contingent liabilities that are disclosed in the financial statements mentioned in Section 4.4, or identified on Exhibit 4.15 attached hereto, except for those arising in the ordinary courses of business and which are not in the aggregate material.

            SECTION 4.7 Taxes. Each Borrower has filed all tax returns and reports required to be filed before the date of this Agreement and has paid all taxes, assessments and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid before the date of this Agreement except where (A) an extension for filing is available and such Borrower has taken the necessary steps to qualify for such extension, or (B) where the failure to file would not have a material adverse effect on the business, prospects or financial condition of any Borrower.

            SECTION 4.8 Encumbrances. Except as disclosed in Exhibit 4.8 attached hereto, or permitted pursuant to Section 5.5, none of the properties or assets of any Borrower are sub-ject to any lien, encumbrance or security interest, other than in favor of the Collateral Agent.

            SECTION 4.9 Consents. Except as set forth in Exhibit 4.9, no authorization, consent, approval, license, exemption by or filing (except for filings or recordings of security documents as contemplated by Section 3.1 hereof) or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by any Borrower of this Agreement, the Notes or any of the Loan Documents. Each Borrower has obtained all Governmental Approvals necessary for the conduct of the Borrower's business, and the conduct of the Borrower's business is not and has not been in violation of any such Governmental Approval or any applicable federal or state law, rule or regulation, the failure of the Borrower to obtain or to comply with would, in any such case, have a material adverse effect on any Borrower.

            SECTION 4.10 ERISA. As of the date hereof, the Borrowers and the members of their Controlled Group maintain only those Defined Benefit Pension Plans, Defined Contribution Plans and other Plans listed on Exhibit 4.10 attached hereto and contribute to only those Multiemployer Plans listed on
Exhibit 4.10 attached hereto. All such Defined Benefit Pension Plans and Defined Contribution Plans, as of the date hereof, meet the minimum funding standards of ss. 412 of the Code, the regulations thereunder and ss. 302 of ERISA without regard to any funding waiver. No material Prohibited Transaction has occurred with respect to any Plan. No Reportable Event has occurred with respect to any Defined Benefit Pension Plan which Reportable Event would have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. Except as set forth in Exhibit 4.10 hereof, as of December 31, 1994 (which, the Borrowers represent, was the last day of the fiscal year of the Defined Benefit Pension Plan sponsored by the Borrowers last ended), no Defined Benefit Pension Plan sponsored by any Borrower or any member of its Controlled Group has any Amount of Unfunded Benefit Liabilities. No trust was established in connection with any such Defined Benefit Pension Plan pursuant to ss. 4049 of ERISA (as in effect on December 17, 1987) and no liabilities which would have a material adverse effect on the financial condition, prospects, property or busi-ness of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole (whether or not such liability is being litigated) have been asserted against any Borrower or any member of its Controlled Group in connection with any such Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to ss. 4042(b) or (c) of ERISA, and no lien has been attached and neither the PBGC nor the Internal Revenue Service has threatened to attach a lien on any property of any Borrower or any member of its Controlled Group as a result of any failure to comply with the Code or the Treasury regulations thereunder or ERISA. All Plans maintained by any Borrower or any member of its Controlled Group comply (A) in operation with the applicable requirements of the Code and the regulations thereunder and ERISA, and (B) in form with those requirements of the Code and the regulations thereunder and ERISA which must be met on the date hereof, unless noncompliance therewith is not likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. If any Borrower or any member of its Controlled Group was obligated to pay the potential Withdrawal Liabilities for which any of them would be liable if each of them were to withdraw from the Multiemployer Plans to which any of them makes contributions over the period and in the amount prescribed pursuant to MPPAA, such obligation would not have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. There is not now, and has not been, any violation of the Code or the regulations thereunder or ERISA with respect to the filing of applicable reports, documents, and notices regarding the Plans of the Borrowers or any member of its Controlled Group with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of the Plans the effect of which is likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. Except as set forth in Exhibit 4.10, neither the Borrower nor any member of its Controlled Group has any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss. 3(1) of ERISA) which are likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. There is not now, and has not been, any violation of the "continuation coverage requirements" of "group health plans" of former ss. 162(k) of the Code and the regulations thereunder (as in effect for tax years beginning on or before December 31, 1988) and of ss. 4980B of the Code and the regulations thereunder (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA with respect to any Employee Benefit Plan of the Borrower or of any member of its Controlled Group to which such continuation coverage requirements apply which has a material adverse effect directly or indirectly on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            SECTION 4.11 Ownership. Except as listed on Exhibit 4.11, the Borrowers have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected on the financial statements referred to in Section
4.4 hereof.

            SECTION 4.12 Subsidiaries and Ownership of Stock. Exhibit 4.12 is a complete and accurate list of the entities comprising the Borrowers, and shows
(A) the jurisdiction of incorporation or organization of each such entity, (B) the ownership of the outstanding stock or other interest of Worldwide-DE and Worldwide-NY, and (C) the chief executive office and each other business location of each Borrower. All of the outstanding capital stock or other interest of each Borrower has been validly issued and is fully paid and nonassessable. Except as reflected on Exhibit 4.11 or Exhibit 4.12, Worldwide-DE owns all of the outstanding capital stock of Maidenform and Maidenform owns all of the outstanding capital stock of all other Borrowers, in all cases free and clear of all liens, claims or encumbrances. No Borrower has any Subsidiaries or Affiliates except for other Borrowers and those Persons owning the capital stock of Worldwide-DE shown on Exhibit 4.12.

            SECTION 4.13 Margin Stock. No Borrower engages in the business of making loans for the purchase of Margin Stock.

            SECTION 4.14 Environmental Matters. Each Borrower is in possession of and in compliance with all required permits and

Environmental Laws relating to the discharge or release of liquids, gases or solids into the air, water, and soil except where non-compliance would not have a material adverse effect on the financial condition (including without limitation, asset value), prospects, or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. No Borrower refines, processes, generates, stores, recycles, transports, disposes of, or releases into the environment any "hazardous substance" as that term is defined under
Section 101(14) of CERCLA or any hazardous or toxic substances as those terms are defined by the provisions of any state or local environmental statute or regulation, except in the ordinary course of its business. Each Borrower which refines, processes, generates, stores, recycles, transports, disposes of, or releases into the environment any such "hazardous substance" does so in accordance with all applicable Environmental Laws except where non-compliance would not have a material adverse effect on the financial condition (including without limitation, asset value), prospects, or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. No Borrower has received:
(A) written or, to its knowledge oral, notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, or (B) any written or, to its knowledge oral, notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning such entity's compliance with any Environmental Law which is presently outstanding or unresolved.

            SECTION 4.15 Debt and Guarantees. Except as set forth in Exhibit
4.15 hereto, no Borrower has any debt and no Borrower has guaranteed the payment or performance of the debts or obligations of any other Person except for the guaranty of checks or other documents for collection in the ordinary course of business or as permitted pursuant to Section 4.16 hereof.

            SECTION 4.16 Credit Arrangements. Exhibit 4.16 hereto is a list, complete and correct in all material respects, of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of any letters of credit or for acceptance financing) in respect of which any Borrower is in any manner directly or contingently obligated, excluding therefrom any single agreement relating to the purchase of the machinery, equipment, goods and supplies made in the ordinary course of business of less than $500,000.00; and the maximum principal or face amount of the credit in question is therein correctly stated and all liens of any nature are therein correctly described.

            SECTION 4.17 Regulation U, Etc. The Loans will not constitute a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans will be used for any purposes which violate or are inconsistent with the provisions of any of such regulations.

            SECTION 4.18 Licenses, Permits, Etc. Each Borrower is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business now conducted, and all of them are valid and in full force and effect except to the extent that the failure to possess any such franchise, grant, authorization, license, permit, easement, consent, certificate or order does not and will not have a material adverse effect on the financial condition, business operations or prospects of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            SECTION 4.19 Compliance with Laws. Each Borrower is in compliance with all laws, rules, regulations, and orders of all Federal, state and governmental agencies and courts (domestic and foreign) which are applicable to it, to the conduct of its business, or to the ownership and use of its properties except where failure to so comply would not have a material adverse effect on the financial condition, business or prospects of the Borrowers taken as a whole or on the Domestic Borrowers taken as a whole.

            SECTION 4.20 Labor Matters. On the date of execution of this Agreement there are no existing, or to the best of the Borrowers' knowledge threatened or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against any Borrower, any lockouts by any Borrower of any of its employees or any other occurrence, event or condition of a similar character affecting, or which may materially affect the financial condition or results of operations of any Borrower or the Domestic Borrowers taken as a whole.

            SECTION 4.21 Outstanding Judgments or Orders. Each Borrower has satisfied all judgments against it and no Borrower is in default with respect to any judgment, writ, injunction, decree, material rule or regulation of any court, arbitrator or commission, board bureau, agency or instrumentality, domestic or foreign, pertaining to such Borrower.

            SECTION 4.22 No Defaults on Other Agreements. No Borrower is subject to any charter or corporate restriction which could have a materially adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole, and no Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a materially adverse effect on the ability of such Borrower to carry out its obligations under the Loan Documents. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

            SECTION 4.23 Public Utility Holding Company Act. No Borrower is a Public Utility Holding Company within the meaning of the Public Utility Holding Company Act.

            SECTION 4.24 Patents. The Borrowers do not own, have not obtained and have not applied for any patents from the United States Patent and Trademark Office which are valid on the date hereof.

            SECTION 4.25 Full Disclosure. No representation or warranty by the Borrowers in this Agreement and no information in any statement, certificate, schedule or other document fur-nished or to be furnished to the Banks, the Agent or the Issuing Bank pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Exhibits attached hereto, there is no fact known to any Borrower which it has not disclosed to the Banks, the Agent and the Issuing Bank in writing which materially adversely affects, or, so far as the Borrowers can now reasonably foresee, may materially adversely affect, the business, financial condition or results of operations of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

            So long as any amount due any Bank hereunder remains outstanding, or any Bank shall have any Commitment hereunder, or any Second Revolving Credit Lender shall have any Second Revolving Commitment hereunder, unless the Majority Lenders, Banks or Second Revolving Credit Lenders, as required under Section 8.1 hereof, shall otherwise consent in writing, each Borrower agrees that:

5.

            SECTION 5.1 Use of Proceeds. The proceeds of the Term Loan and Revolving Credit will be used for the purposes set forth in the Background Section of the Original Loan Agreement. The proceeds of the Second Term Loan will be used for the purposes set forth of the Background Section of the First Amendment to Loan Agreement. The proceeds of the Second Revolving Credit will be used for working capital purposes, including scheduled principal payments on the Term Loan and the Second Term Loan, but excluding any prepayments of principal of the Term Loan or the Private Placement Notes.

            SECTION 5.2 Financial Statements. (A) The Borrowers will furnish to each Bank, not later than 90 days after the end of each year, Financial Statements as of and for the 12 months ending the last day of such year, audited by Ernst & Young or other independent certified public accountants reasonably satisfactory to the Agent. Concurrently with such year-end Financial Statements, the Borrowers shall furnish to each Bank a written statement by such accounting firm stating that nothing came to their attention that caused them to believe that a Borrower failed to comply with the covenants contained in Sections 5.16 through 5.24 hereof inclusive and Sections 5.4, 5.5, 5.13, 5.14, 5.26, 5.27 and 5.31 hereof insofar as they relate to accounting matters (which statement may contain such qualifications and limitations as are customarily included in such a report).

            (B) In addition, the Borrowers will furnish to each Bank, (i) within sixty (60) days from the Closing Date the Combined Pro Forma for the period from January 1, 1995 through the Closing Date, (ii) within sixty (60) days of the close of each fiscal quarter other than the last fiscal quarter of each fiscal year, Borrowers' Interim Financial Statements for such fiscal quarter and the period then ended prepared by the Borrowers in accordance with GAAP, consistently applied, subject only to usual year-end adjustments and the absence of footnotes, provided that Interim Financial Statements for the fiscal quarter ending June 30, 1996 and for each fiscal quarter thereafter (except for the last fiscal quarter in each fiscal year) shall be reviewed by ERNST & YOUNG or other independent certified public accountants reasonably satisfactory to the Agent, and (iii) within fifteen (15) days of the end of each month, Borrowers' Interim Financial Statements for such month prepared by the Borrowers in accordance with GAAP, consistently applied, subject only to usual year-end adjustments and the absence of footnotes.

            (C) The Borrowers will also furnish to each Bank, within 20 days of the end of each month (as of the end of each previous calendar month) prior to the Termination Date, a completed Borrowing Base Certificate executed by the chief executive officer and chief financial officer of the Borrowers. Commencing on the First Amendment Closing Date and continuing through September 14, 1996, at any time while Borrowers' Leverage Ratio is 0.60 or greater the Borrowers will also furnish to each Bank, by Friday of each week (as of the end of the seven-day week ended on the previous Tuesday) prior to the Termination Date or at such more frequent intervals as Agent may request, a completed Borrowing Base Certificate executed by the chief financial officer of the Borrowers. Commencing on September 15, 1996 and thereafter, the Borrowers will also furnish to each Bank (i) by Friday of each week (as of the end of the seven-day week ended on the previous Tuesday) prior to the Termination Date or at such more frequent intervals as Agent may request, a completed Borrowing Base Certificate as to Eligible Inventory executed by the chief financial officer of the Borrowers and (ii) a daily Borrowing Base Certificate with respect to Eligible Accounts as of the previous Business Day executed by the chief financial officer of the Borrowers. Each Borrowing Base Certificate provided pursuant to this section 5.2(C) shall be substantially in the form of Exhibit 1.1A hereto.

            (D) With all Financial Statements and Interim Financial Statements, the Borrowers will provide to each Bank (i) a legal opinion form the Borrower's General Counsel (with Interim Financial Statements) or outside counsel (with Financial Statements) as to whether an Event of Default has occurred under
Section 6.1(J), and (ii) the certificate of the chief financial officer of the Borrowers, which certificate shall state that such Financial Statements or Interim Financial Statements are complete and correct in all material respects and prepared in accordance with GAAP, subject only to usual year-end adjustments and the absence of footnotes in the case of Interim Financial Statements. The Borrowers shall furnish to each Bank together with all Financial Statements, Interim Financial Statements and the Combined Pro Forma delivered pursuant to section 5.2(B)(i) above, a certificate executed by its chief financial officer on behalf of the Borrowers, which certificate shall include all necessary calculations, which shall state that the signer: (A) has reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the accounting period covered by such Financial Statements or Interim Financial Statements and that such review has not disclosed the existence during or at the end of such accounting period; and (B) does not have knowledge of the existence as at the date of the certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto. A compliance certificate substantially in the form of Exhibit 5.2 hereto executed by the Borrowers' chief financial officer(s) on behalf of the Borrowers shall be delivered to each Bank at the same time as all Financial Statements, Interim Financial Statements and the Combined Pro Forma delivered pursuant to Section 5.2(B)(i) above are delivered hereunder.

            (E) Promptly upon receipt thereof, the Borrowers shall deliver to the Banks copies of any management letters or other reports submitted to the Borrowers by independent certified public accountants in connection with the examination of the Financial Statements of the Borrowers or a certification by the chief financial officer of Borrowers that there is nothing in the certified accountant's reports indicating any material adverse effect on the condition (financial or otherwise), business, operations or prospects of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            (F) Simultaneously with the filing thereof, the Borrowers shall deliver to the Banks copies of all notices required by law or regulation to be filed, reports, registrations and requests for interpretive letters or rulings filed with the Securities and Exchange Commission.

            (G) In calculating the ratios and other financial information determined in accordance with the covenants in Sections 5.19, 5.20, 5.21, 5.22,
5.34 and 5.35, the Borrowers shall exclude (i) the effects of the pension reversions (FASB 88) in an amount not to exceed $6,000,000.00 and FASB 87 to the extent that any remaining pension assets are treated as intangible, and (ii) reorganization charges, plant or location closing charges, employee termination benefits, and any other restructuring fees or charges, in an amount not to exceed $12,000,000.00 in the aggregate.

            SECTION 5.3 Insurance. Each Borrower will maintain insurance with financially sound and reputable insurance companies or associations as required in the Security Documents and otherwise in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower operates or owns such properties. The Borrowers may self-insure such risks in such amounts as the Borrowers reason-ably determine in their prudent business judgment, to the Agent's satisfaction, provided that adequate reserves are established therefor if required by GAAP and provided further that the Borrowers maintain an umbrella public liability issuance policy in the amount of not less than $35,000,000 and with deductibles of not more than $100,000.

            SECTION 5.4 Taxes. Each Borrower will pay all taxes, assessments and charges imposed upon it or its property or that it is required to withhold and pay over when due, except where such taxes, assessments and charges are contested in good faith and where adequate reserves have been set aside.

            SECTION 5.5 Encumbrances. (A) No Borrower will create, incur, assume or suffer to exist, any mortgage, pledge, judgment, lien or other encumbrance of any kind upon, or any security interest in, any of its property, or assets, including, without limitation, patents, trademarks, copyrights or any other general intangible except for (1) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings, (2) liens solely securing the performance of bids, tender contracts, surety and appeal bonds, or similar obligations, arising in the ordinary course of business, provided that the Borrowers remain in compliance with the terms of such obligations, (3) liens in connection with workmen's or worker's compensation, unemployment insurance or other social security obligations, (4) mechanic's, materialman's, landlord's, carrier's, or other similar liens arising in the ordinary course of business with respect to obligations that are not due, or which are being contested diligently, in good faith and by appropriate proceedings, provided that (a) such proceedings have the effect of staying execution on such liens, and (b) adequate reserves have been set aside or the obligation being contested has been bonded against, (5) the encumbrances mentioned in Section 4.8 hereof, (6) purchase money liens in amounts not to exceed, in the aggregate, 15% of Tangible Net Worth at any time outstanding, on any Capital Asset hereafter acquired including the assumption of any lien on such Capital Assets existing at the time of such acquisition, any lien incurred in connection with any conditional sale or other title retention agreement, a capital lease, or construction loans or permanent financing for new construction; provided that (a) any property subject to any of the foregoing is acquired by a Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition or in accordance with the construction financing or permanent financing of a newly constructed facility; (b) the obligation secured by any lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower acquiring the same; and (c) each such lien shall attach only to the Capital Asset so acquired and fixed improvements thereon, and (7) liens in favor of the Collateral Agent.

            (B) No Borrower will agree with any Person other than the Noteholders to restrict its ability to grant mortgages, pledges, liens, or other encumbrances upon, or security interests in, any of its property or assets to the Banks hereunder.

            SECTION 5.6 Compliance with Laws. Each Borrower will comply with all laws and regulations applicable to it in the operation of its business except where the failure to so comply would not have a material adverse effect on the financial condition, business or prospects of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            SECTION 5.7 Inspection by Banks; Future Appraisals. (A) Each Borrower will permit representatives of each Bank to inspect the property and books and records of such Borrower and to make extracts therefrom at all reasonable times and, except after the occurrence of an Event of Default, upon reasonable prior notice from such Bank. The Borrowers agree to reimburse the Banks for all reasonable costs and expenses incurred in connection with any such inspection, including without limitation a per diem charge for the Agent's personnel at rates typically charged by the Agent for similar services, performed after there occurs an Event of Default or an Unmatured Event of Default or if performed prior thereto at the request of the Majority Lenders.

            (B) The Agent shall have the right at any time and from time to time as long as any Loan or any Letter of Credit is outstanding to require that a new fair market appraisal of the Properties or any of them be prepared by an appraiser satisfactory to the Agent and pursuant to a methodology acceptable to the Agent, and if required after there has occurred an Event of Default or an Unmatured Event of Default, or if such appraisal is required by law or regulation or by any Bank's regulator, then the costs of each such appraisal shall be paid by the Borrowers upon demand.

            SECTION 5.8 Reports. The Borrowers will furnish to the Agent and to each Bank:

            (A) As soon as possible after any Borrower has knowledge of the occurrence of any Event of Default or Unmatured Event of Default, a written statement by the chief executive or chief financial officer of such Borrower on behalf of such Borrower setting forth details of such Event of Default or Unmatured Event of Default, stating whether or not the same is continuing and, if so, the action that such Borrower proposes to take with respect thereto;

            (B) Immediately after receiving notice thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign if an adverse result thereof could have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole;

            (C) As soon as practicable after any Borrower has knowledge of the occurrence of a change in the business, properties or the operations and condition (financial or otherwise) of such Borrower that such Borrower considers to be materially adverse taking all Borrowers as a whole or the Domestic Borrowers taken as a whole, a statement by such officer setting forth details of such material adverse change and the action that the Borrowers propose to take with respect thereto;

            (D) Copies of any information, report or notice delivered or required to be delivered by the Borrowers to the Noteholders; and

            (E) Such other information respecting the business, properties, condition and operations (financial or otherwise including but not limited to management letters issued by the Borrowers' accountants) of each Borrower as the Agent or any Bank may at any time and from time to time reasonably request be furnished to it.

            SECTION 5.9 ERISA. (A) Each Borrower and all members of its Controlled Group will comply in all material respects with the applicable provisions of ERISA and the Code and the regulations thereunder with respect to any Plan including the timely filing of required annual reports and the payment of PBGC premiums.

            (B) Each Borrower will cause to be made all contributions required to avoid any accumulated funding deficiency (as defined in ss. 412(a) of the Code and the regulations thereunder and ss. 302(a) of ERISA), unless waived until after the Commitment Termination Date, with respect to any pension plan (as defined in ss. 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code and the regulations thereunder and which is maintained by the Borrower or any member of its Controlled Group.

            (C) As soon as practicable (and in any event within five days) after any Borrower has reason to know (1) that any Reportable Event has occurred with respect to any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (2) that any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group is to be terminated in a "distress termination" (within the meaning of ss. 4041(c) of ERISA), (3) that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (4) that a Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by it or any member of its Controlled Group, which is likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole, or (5) that any Multiemployer Plan to which a Borrower or any member of its Controlled Group has made contributions is in Reorganization, such Borrower will furnish a statement to the Agent and each Bank setting forth the details of such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, or Reorganization, and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC, or a copy of any notice of termination proceedings, Withdrawal Liability, or Reorganization received by a Borrower or any member of its Controlled Group.

            (D) Each Borrower will furnish to the Agent and each Bank as soon as possible after receipt thereof a copy of any notice that a Borrower or any member of its Controlled Group receives from the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental entity or from the sponsor of any Multiemployer Plan that sets forth or proposes any action to be taken or determination made by the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental entity or the sponsor of any Multiemployer Plan with respect to any Plan or Multiemployer Plan, which is likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            (E) Each Borrower will promptly notify the Agent and each Bank of any material taxes, penalties, interest charges and other financial obligations that have been assessed or otherwise imposed, or that such Borrower has reason to believe may be assessed or otherwise imposed, against any Borrower or any member of its Controlled Group by the Internal Revenue Service, the PBGC, the Department of Labor or any other governmental entity with respect to any Plan or Multiemployer Plan, provided, however, that no notice shall be required with respect to amounts that have been (or will be) reflected on the applicable Borrower's tax return.

            (F) Each Borrower will promptly notify the Agent and each Bank of the adoption of any Plan or any obligation to contribute to any Multiemployer Plan by any Borrower or any member of its Controlled Group if the potential liability thereunder is likely to have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            (G) No Borrower will withdraw, or permit any member of its Controlled Group to withdraw, from any Multiemployer Plan to which any of them now or hereafter contribute if the Withdrawal Liability which would thereupon be incurred and the payments thereupon required over the time period required would have a material adverse effect on the financial condition, prospects, property or business of the Borrowers or the Domestic Borrowers taken as a whole. No Borrower will permit (1) with respect to any Employee Benefit Plan, any Prohibited Transaction or Prohibited Transactions under ERISA or the Code and the Treasury regulations thereunder resulting in liability of the Borrower or any member of its Controlled Group which individually or in the aggregate would have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole or (2) with respect to any Defined Benefit Pension Plan, any Reportable Event under ERISA, if upon termination of the Plan or Plans with respect to which one or more such Reportable Events has occurred there is or would be any liability of any of the Borrower or any members of their Controlled Group to the PBGC which individually or in the aggregate would have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole. In either case, the Borrowers will promptly notify the Agent and each Bank of any such Prohibited Transaction or Reportable Event.

            (H) No Borrower will fail to make required minimum contributions, or permit any member of its Controlled Group to fail to make required minimum contributions with respect to a Defined Benefit Pension Plan, resulting in a lien (as provided in the Code or ss. 302(f) of ERISA) against any Borrower or any member of its Controlled Group.

            (I) No Borrower will permit the adoption of a plan amendment which results in significant underfunding (as defined in ss. 307 of ERISA) of a Defined Benefit Pension Plan which requires such Borrower or any member of its Controlled Group to provide security if such underfunding would have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            (J) No Borrower will acquire, or permit the acquisition by any member of its Controlled Group of, any trade or business which has incurred either directly or indirectly any

Amount of Unfunded Benefit Liabilities under any Defined Benefit Pension Plan, if such acquisition would have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            (K) No Borrower will permit a violation of the "continuation coverage requirements" of "group health plans" of ss. 4980B of the Code and the regulations thereunder and Part 6 of Subtitle B of Title I of ERISA with respect to any Employee Benefit Plan of any Borrower or of any member of its Controlled Group to which such continuation coverage requirements apply if such violation would have a material adverse effect on the financial condition, prospects, property or business of the Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            SECTION 5.10 Environmental Matters. (A) Each Borrower will obtain and comply with all required permits, licenses, registrations, and approvals relating to the discharge or release of liquids, gases or solids to the environment. To the extent that such are applicable to the operation of its business, each Borrower will comply with all laws, rules, regulations and governmental orders and directives relating to the generation, treatment, storage, transportation, disposal and release into the environment and cleanup of any "hazardous substance" as that term is defined under Section 101(14) of CERCLA, or any hazardous or toxic substances as defined by the provisions of any state or local environmental statute or regulation at all premises owned or operated by such Borrower except where the consequences of failing to do so will not have a material adverse effect on the financial condition, business, prospects or asset value of the Borrowers or any of them.

            (B) Each Borrower will notify the Agent and each Bank in writing of the receipt by it of (1) any written notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, (2) any written notice of any claim, proceeding, litigation, order, directive, citation, or request for information concerning its compliance with the Environmental Laws, (3) written notice of any alleged violation of the Environmental Laws, or (4) any information known to it concerning any potentially materially adverse environmental condition on, above, or beneath its premises, includ-ing but not limited to any spilling, leaking, discharge, release, or threat of release of any hazardous or toxic waste or substance.

            SECTION 5.11 Nature of Business. No Borrower will make any material change in the nature of its business as conducted at the date of this Agreement.

            SECTION 5.12 Regulation U. No Borrower will: (A) use the proceeds of the Loan to purchase or carry any Margin Stock; (B) engage in the business of making loans for the purchase of Margin Stock; or (C) purchase or carry Margin Stock.

            SECTION 5.13 Disposal of Assets. No Borrower will dispose of any asset except (A) Inventory in the ordinary course of business; (B) assets (other than trademarks, patents and other intellectual property) which have become obsolete and which are promptly replaced with assets having similar value and utility; and (C) assets disposed of in arms-length transactions for fair market value (as reasonably determined by Borrowers) having an aggregate value over the term of this Agreement of not more than Three Million Dollars ($3,000,000.00). Notwithstanding the foregoing, the Borrowers will use their respective best efforts to effectuate on a timely basis the inventory reduction program previously disclosed to the Banks and the other Second Revolving Credit Lenders.

            SECTION 5.14 Loans, Investments, Guarantees and Other Contingent Liabilities. No Borrower will (A) become liable on the obligation of anyone except (i) by endorsement of negotiable instruments for deposit or collection in the usual course of business, and (ii) Domestic Borrowers may become liable as guarantors or otherwise for the obligations of (a) other Domestic Borrowers, (b) Offshore Borrowers in commercial transactions in the ordinary course of business and/or (c) any other Person (the liabilities described in this subclause (c) shall be referred to herein as "Third Party Guarantees" and, collectively with the liabilities described in clause (b), the "Guarantees"), or (B) except as set forth in Exhibit 5.14 hereto, make any loan or investment except for (i) investments in Cash Equivalents, (ii) investments in bank deposits as otherwise permitted hereby,

(iii) loans or investments in Domestic Borrowers, (iv) Protection Agreements in the ordinary course of Borrowers' business and not for speculation; (v) loans or investments in Offshore Borrowers (such loans and investments, to the extent made by Domestic Borrowers shall be referred to as "Offshore Loans"), (vi) loans or advances by Domestic Borrowers to officers, employees, and shareholders of Borrowers or any of them ("Individual Loans" and, collectively with "Offshore Loans", the "Restricted Loans"); provided, however, that, without duplication and without giving effect to that certain guarantee heretofore agreed to by certain Borrowers with respect to the obligations of Bratex Dominicana C. por A. to Chase Manhattan Bank not to exceed $3,000,000.00 (1) the aggregate amount of Individual Loans outstanding at any one time shall not exceed $2,000,000.00, (2) the maximum exposure under Third Party Guarantees at any one time shall not exceed $5,000,000.00 in the aggregate, and (3) the maximum exposure of the Borrowers under Guarantees, Restricted Loans and Offshore Tangible Net Worth collectively shall not exceed fifteen percent (15%) of the Tangible Net Worth of the Borrowers. Except as otherwise set forth herein, no Borrower will incur any contingent liability, other than contingent liabilities for Documentary Letters of Credit and Standby Letters of Credit hereunder.

            SECTION 5.15 Maintenance of Property. Each Borrower will maintain all of its property in reasonably good condition and repair, ordinary and immaterial wear and tear excepted, and keep all of its patents, trademarks, copyrights, licenses, and permits which are of more than nominal value in full force and effect.

            SECTION 5.16 Merger; Corporate Structure. No Borrower will enter into any merger or consolidation or, without the consent of the Majority Lenders, change its corporate structure or the nature or character of its stock, except that any Borrower may merge with any other Borrower provided that if a Domestic Borrower merges with an Offshore Borrower, the survivor shall be a Domestic Borrower. No Borrower shall acquire all or a substantial portion of the assets of any other Person. No Borrower shall create any new Subsidiaries unless such Subsidiary becomes a Borrower or a surety for all of the obligation of the Borrowers hereunder by executing an agreement in form and substance reasonably satisfactory to the Agent.

            SECTION 5.17 Transactions with Affiliates and Subsidiaries. (A) No Borrower will enter into any transaction with any officer, director or shareholder of any Borrower or any Affiliate or Subsidiary (which is not itself a Domestic Borrower) of any Borrower for less than full value or on terms or conditions not less favorable than could be obtained in an arm's length transaction with a third party.

            (B) No Domestic Borrower will enter into any transaction with an Offshore Borrower unless (1) the Domestic Borrower receives reasonably equivalent value, and (2) the transaction is on terms not less favorable than could be obtained in an arm's length transaction with a third party taking into account any opportunity for the Borrowers to minimize taxes, duties and other similar expenses and any requirements of law imposed by the jurisdictions in which the Borrowers operate.

            SECTION 5.18 Quick Ratio. The Borrowers shall maintain a Quick Ratio of not less than 0.35 to 1.00 as of the end of each fiscal year from and after December 31, 1995.

            SECTION 5.19 Leverage Ratio. Borrowers will maintain their Leverage Ratio at not more than the following levels at any time during the following periods:

                                                           Maximum Leverage
                        Period                                  Ratio
                        ------                             ----------------

            as of the end of each fiscal
            quarter, through the quarter
            ending December 31, 1995                          0.70:1

            as of the fiscal quarters
            ending March 31, 1996 and
            June 30, 1996                                     0.80:1

            as of the end of the fiscal quarter
            ending September 30, 1996                         0.86:1

            as of the fiscal quarter
            ending December 31, 1996                          0.825:1
            as of the end of each fiscal
            quarter from January 1, 1997
            through the quarter ending
            September 30, 1997                                0.60:1

            as of the end of each fiscal
            quarter from and after
            October 1, 1997                                   0.55:1

            SECTION 5.20 Tangible Net Worth. Until Borrowers provide the Banks with the Combined Pro Forma for the period from January 1, 1995 through the Closing Date required by Subsection 5.2(B)(i) hereof, Borrowers will not permit Tangible Net Worth at any time to be less than $72,000,000.00. From the Closing Date through December 31, 1995, Borrowers will not permit Tangible Net Worth to be less than (A) 90% of the Tangible Net Worth as of the Closing Date, minus (B) $5000.00, being the amount expended between the Closing Date and December 31, 1995 to acquire 300 shares of the outstanding NCC stock not purchased on the Closing Date, plus (C) 70% of the aggregate Consolidated net profit after taxes since the Closing Date; provided that Consolidated losses incurred for any reporting period shall not be used to reduce aggregate Consolidated net profit after taxes for purposes of this Section 5.20. From January 1, 1996 through December 31, 1996, Borrowers will not permit Tangible Net Worth to be less than the amounts set forth below:

                    Period                          Tangible Net Worth
                    ------                          ------------------
            through March 31, 1996                    $68,000,000.00

            through June 30, 1996                     $76,000,000.00

            through September 30, 1996                95% of the E&Y
                                                          Tangible Net Worth

            through December 31, 1996                 95% of the E&Y
                                                          Tangible Net Worth

            Thereafter, Borrowers will not permit Tangible Net Worth to be less than the greater of (A) $76,000,000.00, or (B) the sum of (i) the Tangible Net Worth covenant level which Borrowers are obligated to meet on December 31, 1995 plus (ii) 70% of the aggregate Consolidated net profit after taxes since January 1, 1996; provided that Consolidated losses incurred for any reporting period shall not be used to reduce aggregate Consolidated net profits after taxes for purposes of this Section 5.20.

            SECTION 5.21 Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters (including the fiscal quarter ending on such date) to be less than the following amounts as of the end of each fiscal quarter ending during the following periods:

                                                  Minimum Fixed Charge
                        Period                    Coverage Ratio
                        ------                    --------------------

            September 30, 1996 through
            December 30, 1996                           1.00:1

            December 31, 1996 and each
            fiscal quarter ending thereafter            1.10:1

            SECTION 5.22 Funded Debt to Operating Cash Flow. Borrowers will not permit the ratio of Funded Debt to Operating Cash Flow for the immediately preceding four fiscal quarters (including the fiscal quarter ending on such date) to be greater than the following amounts as of the end of each fiscal quarter ending during the following periods:

                    Date                              Maximum Ratio
                    ----                              -------------

        Closing through the fiscal quarter
        ending September 30, 1995                        5.25:1

        for the fiscal quarter ended
        December 31, 1995                                7.00:1

        for the fiscal quarter
        ending March 31, 1996                            9.00:1

        for the fiscal quarter
        ending June 30, 1996                             7.00:1

        for the fiscal quarter ending
        September 30, 1996                               4.75:1

        for the fiscal quarter ending
        December 31, 1996                                9.26:1

        after December 31, 1996 through
        the fiscal quarter ending
        September 30, 1997                               4.25:1

        from October 1, 1997 and each
        fiscal quarter ending thereafter                 4.00:1

            SECTION 5.23 Dividends and Distributions. No Borrower shall make or declare any dividend upon any capital stock of any Borrower or return any capital to any of its shareholders, or make or declare any other payment or distribution or delivery of any property to any Borrower's shareholders in their capacity as such, or redeem, return, purchase or acquire directly or indirectly, any shares of any Borrower's capital stock now or hereafter outstanding, except
(A) for the distribution of dividends from Borrowers to Domestic Borrowers, which shall be permitted provided that there does not then exist after giving effect to such distribution, an Event of Default or Unmatured Event of Default except the Existing Events of Default, and (B) between the Closing Date and December 31, 1995, Borrowers shall be entitled to purchase 300 shares of NCC stock not otherwise purchased on or about the Closing Date at a price not to exceed $5000.00, provided that such shares are delivered to the Collateral Agent to be held subject to the Pledge Agreement.

            SECTION 5.24 Other Debt. (A) No Borrower will incur or otherwise permit to exist any obligation for the payment of borrowed money, whether as borrower or guarantor, except (1) debt in connection herewith, (2) debt in connection with the Private Placement, (3) debt listed on Exhibit 4.15 existing as of the date hereof, (4) purchase money indebtedness permitted under Section 5.5(A)(6), provided that any such debt in excess of $7,500,000.00 shall only be incurred on terms reasonably acceptable to the Agent, or (5) debt incurred in connection with any additional private placement which is incurred only with the consent of the Majority Lenders, which consent may be conditioned on any occurrence, circumstance or event, including without limitation that some or all of the gross proceeds of such debt be used to prepay the Term Loan or permanently reduce the Second Revolving Credit facility.

            (B) The Borrowers shall not enter into any substantive amendment with respect to the Private Placement adverse to the Banks including without limitation any amendment increasing the principal amount outstanding thereunder, increasing the interest or other sums payable thereunder, accelerating the payment schedule for principal or interest or accelerating the maturity date thereof or creating a security interest in connection therewith (other than in favor of the Collateral Agent), unless agreed to in writing by Majority Lenders.

            (C) The Borrowers shall not enter into or consent to any amendment to the Subordinated Debt without the Majority Lenders prior written consent, except to extend the term for payment thereof. The Borrowers shall not make any payment on the Subordinated Debt until the Loans have been repaid in full.

            SECTION 5.25 Licenses, Permits. Each Borrower will maintain the validity, force and effect of, and operate in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its businesses except to the extent that the failure to possess any such franchise, grant, authorization, license, permit, easement, consent, certificate or order does not and will not have a material adverse effect on the financial condition, business operations or prospects of such Borrowers taken as a whole or the Domestic Borrowers taken as a whole.

            SECTION 5.26 Fiscal Year. Each Borrower shall maintain a fiscal year ending on December 31.

            SECTION 5.27 Change of Ownership or Management. Upon completion of the merger of Worldwide-NY into Worldwide-DE, Worldwide-DE will at all times own all of the capital stock of Maidenform. Except as set forth on Exhibit 4.12, Maidenform will at all times own all of the capital stock of all of the other Borrowers except Worldwide-DE and Worldwide-NY.

            SECTION 5.28 RICO. No Borrower shall engage in any conduct or take or fail to take any action which will, or would, under the facts and circumstances relative thereto, violate RICO.

            SECTION 5.29 Indemnification. Each Borrower jointly and severally hereby indemnifies and agrees to protect, defend, and hold harmless the Agent, the Issuing Bank, the Banks, the other Second Revolving Credit Lenders and all of their directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating, or defending such claims, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes, any other Loan Document and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or omission not amounting to willful misconduct or gross negligence by the Agent, the Issuing Bank, the Banks and/or the other Second Revolving Credit Lenders in connection with this Agreement, the Notes or any Loan Document and any transaction contemplated herein or therein. If any Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice to the Agent. THIS COVENANT SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS.

            SECTION 5.30 Interest Rate Protection Agreements. Within 30 days of the Closing Date, the Borrowers will enter into Protection Agreements with respect to the interest rate on the Term Loan with expiration dates of no earlier than the second anniversary of the Closing Date, at rates and with counterparties acceptable to the Agent.

            SECTION 5.31 Inventory. The Borrowers will not permit (A) the aggregate value of all Inventory of the Borrowers, as reflected on the year-end audited Financial Statements provided to the Banks for the fiscal period ending December 31, 1996, to exceed $170,000,000.00 or (B) the aggregate value of all Inventory of the Borrowers located in Mexico to exceed $3,500,000.00 at any time after the Second Amendment Closing Date if the Banks do not perfect their security interests in the Inventory of Borrowers located in Mexico due to the requirement that weekly filings are required in order to do so.

            SECTION 5.32 Management Consultant. Borrowers are presently engaging Zolfo Cooper, LLC, to determine the cause of the rapid build-up of Borrowers' inventory, to review and report upon the effectiveness of Borrowers' inventory reduction plan, and inventory accounting and production planning systems, and to review and report on such other matters as reasonably determined by the Agent. Unless the Agent informs Borrower that the services of Zolfo Cooper or a replacement management consultant satisfactory to the Majority Lenders are no longer desired by the Agent, at the direction of the Majority Lenders, Borrowers shall continue to engage such management consultant until Borrowers' Leverage Ratio, Tangible Net Worth, Fixed Charge Coverage Ratio and ratio of Funded Debt to Operating Cash Flow each have reached such levels at such times as would be in compliance with Sections 5.19, 5.20, 5.21 and 5.22 as in effect prior to the First Amendment to Loan Agreement. Borrowers shall cooperate fully with such management consultant, shall permit the Agent to contact and discuss with such management consultant its progress and findings from time to time, and cause such management consultant to prepare and deliver to the Banks and Borrowers written reports, in form and detail reasonably satisfactory to the Agent.

            SECTION 5.33 Termination of Plan. Borrowers have indicated to the Agent and the Banks that Borrowers intend to terminate the Maidenform, Inc. Retirement Plan and replace it with a successor Plan. Borrowers have indicated that they are now preparing data to make the necessary calculations to commence the termination and intend diligently to pursue such termination to complete such termination and effect a reversion of assets from the Plan by December 31, 1996, or as soon thereafter as is reasonably practicable after the IRS issues: (i) a favorable determination letter as to the qualification of the Plan as terminated; and (ii) a private letter ruling that not more than a 20% excise tax will be imposed pursuant to Code Section 4980, if the IRS is issuing private letter rulings on this subject. If Borrowers implement such termination, Borrower's shall use special ERISA counsel and enrolled actuaries and Borrowers shall comply with ERISA, the Code, any and all other laws and regulations applicable thereto and all Plan documents in proceeding with such termination, and shall satisfy all liabilities of the Plan to participants and beneficiaries in accordance with ss. 4044(d)(1) of ERISA. Before making application to terminate said Retirement Plan, Borrowers shall deliver to Agent a written summary of their proposed method of terminating the Plan, including an explanation of how the method will avoid the imposition of a 50% excise tax pursuant to Code Section 4980(d), along with a projected estimate by their enrolled actuaries of the amount of the proceeds described in Section 2.6(B). Borrowers shall deliver to the Agent copies of the applications for the determination letter and private letter ruling, if any, described above, and copies of all filings with the PBGC in advance of filing and final copies of these applications and filings when filed, any correspondence with and from the IRS and PBGC in relation thereto, and any other information or documents as Agent may reasonably request with respect to the termination. Upon termination of any such Plans, proceeds received by Borrowers as a result of such termination shall be applied in accordance with Section 2.6 of this Agreement. After implementation of the proposal, if the Agent so requests in writing, Borrowers shall deliver to the Agent a written opinion of Borrower's ERISA counsel, in form and substance reasonably satisfactory to the Agent, upon which the Banks shall be entitled to rely, substantially to the effect that the Borrower has complied in all material respects with the procedural requirements imposed by Title I of ERISA in connection with the termination of the Retirement Plan provided, however, that such counsel may rely on any favorable determina-tion letter from the Internal Revenue Service which has not been withdrawn, as to the qualification of the Plan under ERISA after its termination; and on such certifications, representations, warranties and other statements provided by officers, employees, accountants, and other agents of the Borrower, and governmental officials and other third parties, as to such factual and other matters as such counsel determines to be necessary (including without limitation matters of judgment or professional opinion made by actuaries or others), which such counsel may rely upon without investigation; and provided further that such opinion shall not be required to address compliance by any person or entity with its fiduciary duties as required by Title I of ERISA or other federal or state law.

            SECTION 5.34 Minimum Cumulative EBIT. Borrowers will not permit Cumulative EBIT for all of the preceding fiscal quarters during the calendar year 1996 (including the fiscal quarter ending on such date) to be less than the following amounts as of the end of each fiscal quarter ending during the following periods:

                        Date                    Minimum EBIT
                        ----                    ------------
            through the fiscal quarter
            ending September 30, 1996           $6,500,000.00

            through the fiscal quarter
            ending December 31, 1996            $12,000,000.00

            SECTION 5.35 Cumulative EBIT to Interest Expense. Borrowers will not permit the ratio of (a) Cumulative EBIT for the four fiscal quarters ending on December 31, 1996 (including the fiscal quarter ending on such date) to (b) interest expense for such period payable on account of Borrowers' Total Liabilities to be less than 0.65:1.00.

            SECTION 5.36 Business Plan. On or about September 30, 1996 but in no event later than November 7, 1996, Borrowers shall submit to the Agent for the benefit of the Banks their 1997 business plan in form and detail satisfactory to the Majority Lenders consistent with representations set forth therein and in the Second Amendment to Loan Agreement.

            SECTION 5.37 Ernst & Young Audit; Business Consultant. (A) Borrowers shall cause Ernst & Young to undertake an audited restatement of Borrowers' books and records as of December 31, 1995 (the "1995 Audit") and a complete audit of Borrowers' books and records as of July 31, 1996 (the "1996 Audit"; the 1995 Audit and the 1996 Audit shall be referred to hereinafter collectively as the "E&Y Audit"), and provide among other things, a determination of the Borrower's Tangible Net Worth as of July 31, 1996 (the "E&Y Tangible Net Worth"). Borrowers shall cooperate fully with Ernst & Young, shall cause Ernst & Young to grant the Agent open access to Ernst & Young in order to discuss and review its progress and findings from time to time, and shall permit and facilitate a meeting between the Agent, counsel and financial advisors, on the one hand, and Ernst & Young, on the other, concerning the status and results of the Ernst & Young audit process. The E&Y Tangible Net Worth shall be the amount as set forth in the final 1996 E&Y Audit; provided, however, that for purposes of testing Borrowers' compliance with the covenant set forth in Section 5.20 hereof, if the 1996 E&Y Audit is not yet in final form at the time such covenant is to be tested in accordance with the provisions hereof, the E&Y Tangible Net Worth shall be the amount as set forth in the draft 1996 E&Y Audit.

            (B) Borrowers shall pay all reasonable fees and expenses of Policano & Manzo, L.L.C. and such other business consultants, if any, retained by the Banks and the Noteholders pursuant to Section 4.5 of the Forbearance Agreement. Such business consultants shall be paid, upon its submission of appropriate invoices, by the Agent debiting Borrowers' account maintained with the Agent; provided that Borrowers (i) will have the opportunity to review such consultant's invoices, provided that such review may be deferred until after payment thereof, subject to reimbursement by such consultant, and (ii) reserve all rights to object to the reasonableness of such consultant's fees.

            (C) Borrowers will provide the Agent, the Banks and the other Second Revolving Credit Lenders with reasonable access to Borrowers' internal personnel and to Bear Stearns and Borrowers' other advisors for updates on the progress of Borrowers' efforts to refinance the Loans and the Private Placement Notes (the "Refinancing Efforts"). The Agent, each Bank and each other Second Revolving Credit Lender will maintain (in accordance with its standard procedures concerning the confidentiality of material nonpublic information) the confidentiality of any nonpublic information received from Borrowers, Borrowers' shareholders, Bear Stearns or such other advisors concerning (i) the terms of the Borrowers' engagement of Bear Stearns or (ii) the status of the Refinancing Efforts.

            (D) Borrowers will provide the Agent, the Banks and any other Second Revolving Credit Lender with any and all other information regarding Borrowers' business and financial performance, as and when requested by the Agent, the Banks or other Second Revolving Credit Lender, including without limitation, (i) weekly reports on cash flows (actual vs. projected), fill rates, shipments and order information and trade payments and shipments, (ii) weekly cash flow forecasts for each month (delivered on or before the 25th day of the prior month) and (iii) as and when reasonably requested, conference calls or in-person presentations concerning the status of operations, financial performance, cost reduction efforts and other related matters.

            SECTION 5.38 Fixed Asset Appraisals. Intentionally omitted.

            SECTION 5.39 Borrowers' Deposit Accounts. Borrowers shall take all steps necessary to perfect the Collateral Agent's security interests in each of the deposit accounts maintained at a Bank (each a "Retail Bank") used by the Borrowers' retail locations, which security interests shall be perfected by letter agreements, as to each deposit account maintained by Maidenform or any other Borrower at a Retail Bank, among such Retail Bank, the Collateral Agent and Maidenform or such other Borrower. Borrowers covenant that they shall use their best efforts to cause all of the Retail Banks to execute such letter agreements and in any event within thirty (30) days after the Third Amendment Closing Date shall cause no less than seventy-five percent (75%) of the Retail Banks to execute such letter agreements. Borrowers agree that such best efforts shall include, where a Retail Bank refuses to sign such a letter agreement and an alternate commercial bank is available, moving the account of a retail location to a new Retail Bank that has executed such a letter agreement.

            SECTION 5.40 Amendments to Mortgages. At the written request of the Agent or the Majority Lenders, Borrowers shall promptly execute amendments to the New York Mortgage, the Florida Mortgage and the Second North Carolina Mortgage to confirm, if necessary, that the obligations under the Second Term Loan and the Second Revolving Credit are secured thereby, which amendments shall be duly executed and acknowledged in form suitable for recording. Borrowers shall obtain title insurance endorsements for such amendments insuring the New York Mortgage, Florida Mortgage and Second North Carolina Mortgage, as amended, as valid first priority mortgage liens, bringing down title to the date of recordation. Borrowers shall pay all recording costs, documents preparation costs and title insurance premiums.

            SECTION 5.41 Ernst & Young Audit. Borrowers agree that at the time the E&Y Audit is delivered to the Borrowers, the Banks shall be satisfied that E&Y has agreed to deliver the E&Y Audit to the Banks and the Noteholders as well as the Borrowers, and that E&Y is aware of, and has consented to, the reliance by the Banks and the Noteholders on the E&Y Audit.

            SECTION 5.42 Accounts Payable. From and after the Third Amendment Closing Date, Borrowers will use their best efforts (in light of then existing business circumstances) to maintain aggregate accounts payable at no less than 90% of the levels set forth in the materials presented by Borrowers to the Banks and Noteholders on or about November 20, 1996; provided that this shall not constitute a direction to Borrowers to pay, not to pay, or to delay in paying, or otherwise to take or not to take any action with respect to, one or more individual accounts payable.

            SECTION 5.43 Three-Month EBITDA. Borrowers will not permit Three-Month EBITDA for any month in Column A below to be less than the corresponding amount in Column B below:

                  A                            B
                 ---                          ---
            December 1996                 $1,000,000
            January 1997                  (3,500,000)
            February 1997                 (4,000,000)
            March 1997                    (3,000,000)
            April 1997                             0
            May 1997                       2,000,000]

            SECTION 5.44 Sale of Receivables. Borrowers will use their respective best efforts to document, execute and deliver one or more agreements (collectively, "Receivables Purchase Agreements") no later than 45 days following the Third Amendment Closing Date, providing for the bona fide sale of accounts receivable by the Borrowers to a bankruptcy-remote, special purpose entity, such Receivables Purchase Agreements to have terms and conditions, and otherwise be in form and substance reasonably satisfactory to the Agent, the Banks and the other Second Revolving Credit Lenders, it being understood and agreed that (i) the consummation of such Receivables Purchase Agreements shall not cause an increase or decrease in the financing available to Borrowers as contemplated hereby (after giving effect to any financing provided pursuant to such Receivables Purchase Agreements) and (ii) no Bank is hereby committing, promising or agreeing to provide, or participate in, financing for a Receivables Purchase Agreement.

            SECTION 5.45 Foreign Collateral Documents. Borrowers will deliver to the Agent, within seven (7) days after the Third Amendment Closing Date, executed collateral documents perfecting the Banks' and Noteholders' security interests in assets of Borrowers located in Puerto Rico and the Dominican Republic as set forth in the December 17, 1996 memorandum from Ross Weston to Jodi Perlman and Helen Wessling.

            SECTION 5.46 Warrants; Additional Fee. In consideration of the execution and delivery of the Forebearance Amendment, the Second Restated Intercreditor Agreement and this Agreement by the Banks and the Noteholders, and subject to the approval of the Worldwide-DE board of directors on or before January 10, 1997, Worldwide-DE will issue to the Second Revolving Credit Lenders, no later than January 10, 1997, warrants (the "Lender Warrants") for the purchase of an aggregate of five percent (5%) of Worldwide-DE's one-vote Common Stock, pursuant to a warrant agreement (the "Lender Warrant Agreement") in form and substance reasonably satisfactory to the Majority Lenders. The Lender Warrant Agreement will contain customary terms and conditions and will also provide that (i) the Lender Warrants will be (x) callable by Worldwide-DE at the market price therefor from and after June 1, 1997 and (y) dilutable by the duly and validly authorized issuance of additional shares for fair value of Worldwide-DE common stock

(or warrants or options therefor) after the issuance of the Lender Warrants,
(ii) Elizabeth Coleman will have a right of first refusal with respect to the sale of Lender Warrants by Second Revolving Credit Lenders (or of Common Stock issued to Second Revolving Credit Lenders upon the exercise of Lender Warrants) to (w) shareholders of Borrowers, (x) officers, directors or Affiliates of Borrowers, (y) officers or directors of such shareholders or (z) affiliates of such shareholders who control, are controlled by, or are under common control with, such shareholders and (iii) the Lender Warrants will be exerciseable for a period of five (5) years from and after June 1, 1997 at an exercise price of $100 in the aggregate; provided, however, that the Lender Warrants will not be exerciseable, and instead will terminate by their terms, in the event that Borrowers pay in full in immediately available funds on or before May 31, 1997, the outstanding principal amount of the Loans and the Private Placement Notes, all accrued and unpaid interest thereon and all fees, expenses and other amounts owed by Borrowers in connection therewith; provided, further, that if all such amounts are so paid on or before May 31, 1997, Borrowers will pay, at the time of such payment, to the Second Revolving Credit Lenders an additional fee (the "Additional Fee") of $1,000,000 in immediately available funds. The issuance of the Lenders Warrants will be accompanied by a legal opinion (as to matters concerning the authorization and enforceability of the Additional Fee and the authorization, execution, delivery and enforceability of the Lender Warrants and the Lender Warrant Agreement) from outside counsel to Worldwide-DE in form and substance reasonably satisfactory to the Majority Lenders. The Lender Warrants and the Additional Fee will be issued or paid, as applicable, to the Second Revolving Credit Lenders ratably based upon their respective Pro Rata Shares. An Event of Default will occur hereunder if the Lender Warrant Agreement is not executed and delivered, the Lender Warrants are not issued as contemplated herein and the board of directors (and, if necessary, one or more of the shareholders) of Worldwide-DE has not approved such execution, delivery and issuance (and the incurrence of the Additional Fee), in each case on or before January 10, 1997.

                                   ARTICLE VI

                                     DEFAULT
6.

            SECTION 6.1 Events of Default. Each of the following shall be an event of default ("Event of Default"):

            (A) if the Borrowers shall fail to pay any principal of the Loans when due;

            (B) if the Borrowers shall fail to pay any interest on the Loans, any Fee, any payment with respect to the Letter of Credit Liability, or any other amount owing hereunder, under the Notes, the Letter of Credit Documents, or the Loan Documents when due and such failure continues for two days thereafter, provided that the Borrowers shall not be entitled to such grace period more often than two times in any twelve month period;

            (C) if any representation or warranty made by any of the Borrowers in this Agreement, or in any certificate, agreement, instrument, statement or report contemplated hereby or made or delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect as of the date on which it is made or reaffirmed;

            (D) if any Borrower (i) shall fail to pay any amount owing under any Protection Agreement as and when due after applicable notice and grace periods, if any, (ii) shall fail to pay any Credit Obligation owing by it, or any interest or premium thereon, when due, whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, if the aggregate of such Credit Obligation to which such failure relates is at least $500,000.00, or (iii) shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Credit Obligation to accelerate the maturity of such Credit Obligation, provided that the principal amount of such Credit Obligation subject to acceleration is at least $500,000.00, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure;

            (E) if any Borrower is adjudicated a bankrupt or insolvent or the equivalent under any law or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors; or if any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer or the equivalent under any law for such applicant or for all or any substantial part of its property; or such receiver, trustee or similar officer or the equivalent under any law shall be appointed without the application or consent of such party and shall continue undischarged or unstayed for a period of 60 days; or if any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or if any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower and an order for relief or similar remedy shall be entered in such proceeding or such proceeding shall remain undismissed for a period of 60 days; or if any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against any substantial portion of the properties of any Borrower and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 30 days after its issue or levy;

            (F) if (1) any Reportable Event, or any failure of compliance required by Section 5.9 hereof, that creates a reasonable likelihood of the termination of any Defined Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group, or of the appointment by the appropriate United States District Court of a trustee to administer any such Plan has occurred and is continuing 30 days after written notice to such effect is given to the Borrowers by the Agent, or (2) any Borrower or any member of its Controlled Group withdraws from any Defined Benefit Pension Plan for which it was a substantial employer within the meaning of ss. 4063(b) of ERISA or from any Multiemployer Plan, or (3) the plan administrator of any Defined Benefit Pension Plan maintained by any Borrower or any member of its Controlled Group files with the PBGC a notice of intention to terminate such Plan in a "distress termination" (as defined in ss. 4041(c) of ERISA), or (4) the PBGC institutes proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan and such proceedings remain undismissed or unstayed for three (3) Business Days and if, in any of the cases described in the foregoing clauses (1) to (4), the Agent further reasonably determines in good faith that the Amount of Unfunded Benefit Liabilities resulting upon termination of such Plan (or resulting from the imposition of Withdrawal Liability taking into account the payments thereupon required over the time period required) would have a material adverse effect on the business, properties, operations, or condition (financial or otherwise) of any Borrower or any member of its Controlled Group, or if a lien against the assets of any Borrower or any member of its Controlled Group was to result under ERISA;

            (G) if any Borrower shall fail to perform or observe when due any term, covenant or agreement contained in Section 5.6, 5.9, 5.10, 5.14, 5.15, or
5.25 of this Agreement, on its part to be performed or observed, and such failure continues uncured for a period of thirty (30) days from the date any Borrower first became aware of such failure, whether by written notice from the Agent or otherwise, or if any Borrower shall fail to perform or observe when due any other term, covenant or agreement contained in this Agreement, on its part to be performed or observed;

            (H) if any Borrower shall incur a loss as a result of damage, destruction or other loss of assets and the aggregate amount of such loss, after the recovery of any applicable insurance proceeds thereon, shall be greater than $2,500,000.00 in the aggregate during any fiscal year;

            (I) if there occurs any "event of default" (as defined therein) under the Notes, the Mortgages or any of the other Loan Documents; or

            (J) if at any time (1) Elizabeth Coleman, her husband and issue, together with any trusts controlled by her fails to have the ability to appoint a majority of the members of the board of directors of Worldwide-DE, or (2) Worldwide-DE fails to have the ability, directly or indirectly, to appoint a majority of the members of the board of directors of each of the other Borrowers.

            (K) If on or after the Third Amendment Closing Date, there occurs any material adverse change in the financial condition, assets, nature of the assets, operations or prospects of Borrowers.

            SECTION 6.2 Termination of Commitments and Second Revolving Credit Commitments; Acceleration. Unless waived pursuant to Section 8.1 hereof, if any Event of Default other than those described in Section 6.1(E) hereof shall occur and be continuing, then upon notice by the Agent to the Borrowers, which notice the Agent shall give upon the written direction of the Majority Lenders, (A) the Second Revolving Credit Commitments shall terminate, at which time the obligations of the Second Revolving Credit Lenders to make Second Revolving Credit Advances under the Revolving Credit shall terminate, (B) the Commitments shall terminate, at which time the obligations of the Banks to make Advances under the Revolving Credit shall terminate, (C) the Issuing Bank shall not have any further obligation to issue Letters of Credit and the Banks shall have no further obligation to participate in any Letters of Credit thereafter issued,
(D) the Borrowers shall pledge cash collateral and deposit in the Letter of Credit Cash Collateral Account an amount equal to or greater than (as determined by the Agent in its sole discretion) the amount of any Letter of Credit Liability, and/or (E) the entire unpaid principal amount of the Loans, the entire amount of unreimbursed drawings under Letters of Credit, all interest accrued and unpaid thereon and all other amounts payable hereunder shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. If any Event of Default described in Section 6.1(E) shall occur, then automatically and without notice each of the events described in (A) through (E) of the preceding sentence shall occur.

            SECTION 6.3 Remedies. (A) Upon the occurrence and during the continuance of any one or more Events of Default, the Agent, Issuing Bank, the Banks and the other Second Revolving Credit Lenders may proceed to protect and enforce their rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Agent in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or the other Loan Documents; provided, however, that the Majority Lenders shall have the exclusive right to direct the method and proceedings to be taken in the exercise of such remedies; provided that no such direction shall conflict with applicable law.

            (B) Upon the occurrence and during the continuance of any one or more Events of Default, the Agent, in addition to all the other rights and remedies herein contained or contained in any of the Loan Documents, shall be entitled to exercise (and, upon the written direction of the Majority Lenders, shall exercise) any and all rights available to it in law or equity.

                                   ARTICLE VII

                                      AGENT
7.

            SECTION 7.1 Appointment and Authorization. Each Bank and each Second Revolving Credit Lender that is not a Bank hereby irrevocably appoint and authorize the Agent to take such action on their behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

            SECTION 7.2 General Immunity. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith except for its own gross negligence or willful misconduct.

            SECTION 7.3 Consultation with Professionals. The Agent may consult with legal counsel and other professionals selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel and professionals in their respective areas of expertise.

            SECTION 7.4 Documents. The Agent shall be under no duty to examine or pass upon the effectiveness, genuineness or validity of this Agreement, the Notes, or Loan Documents pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective, genuine and what they purport to be. The Agent specifically disclaims any representation or warranty respecting any such provision and each Bank and each Second Revolving Credit Lender that is not a Bank agrees to undertake its own examination of such provisions.

            SECTION 7.5 Rights as a Bank. With respect to its Commitment, its Second Revolving Credit Commitment, and its Pro Rata Share of the Term Loan and the Second Term Loan, the Agent shall have the same rights and powers hereunder as any Bank or Second Revolving Credit Lender and may exercise the same as though it were not the Agent. The terms "Bank," "Banks," "Second Revolving Credit Lender," and "Second Revolving Credit Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of commercial banking, investment banking or trust business with any Borrower or Affiliates of any Borrower as if Agent were not the Agent.

            SECTION 7.6 Responsibility of Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that neither an Event of Default or Unmatured Event of Default have occurred or are continuing unless the Agent has actual knowledge of such fact or has received notice from a Bank or Second Revolving Credit Lender or the Borrowers that such Bank, Second Revolving Credit Lender or the Borrowers considers that an Event of Default or Unmatured Event of Default has occurred and is continuing and specifying the nature thereof. Without limiting the foregoing, the Agent shall have no obligation to distribute to the Banks or the other Second Revolving Credit Lenders any statements, reports or other information received from the Borrowers pursuant to provisions hereof which obligate the Borrowers to send such statements, reports or other information to the Agent, the Banks and any other Second Revolving Credit Lenders.

            SECTION 7.7 Action by Agent. So long as the Agent shall be entitled, pursuant to Section 7.6 hereof, to assume that no Event of Default or Unmatured Event of Default has occurred and is continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement, the Loan Documents, or any of them, provided that, as only between the Agent, on the one hand, and the Banks and other Second Revolving Credit Lenders on the other, after an Event of Default, Agent (A) shall be entitled to exercise any rights or remedies granted to it hereunder, or otherwise available to it at law or in equity unless directed otherwise in writing by the Majority Lenders (or all of the Second Revolving Credit Lenders or Banks if otherwise required under Section 8.1 hereof) and (B) upon the direction of the Majority Lenders (or all of the Second Revolving Credit Lenders or Banks if otherwise required under Section 8.1 hereof), shall exercise such rights and remedies as so directed. The Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances.

            SECTION 7.8 Notices of Event of Default, Etc. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Unmatured Event of Default, the Agent shall promptly give notice thereof to Banks and the other Second Revolving Credit Lenders and, subject to Section 7.7 hereof, the Agent may take such action and assert such rights with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of this Agreement, the Loan Documents, or any of them as it deems to be advisable in its sole discretion for the protection of the interests of the Banks and the other Second Revolving Credit Lenders including, without limitation, the exercise of rights and remedies under Article VI hereof.

            SECTION 7.9 Indemnification of Agent. The Banks and the other Second Revolving Credit Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to their Pro Rate Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Loan Documents, or any of them or any action taken or omitted by the Agent under this Agreement, the Loan Documents, or any of them provided that no Bank or Second Revolving Credit Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (except to the extent such gross negligence or willful misconduct was committed at the expressed direction of Majority Lenders and, in such event, only the Majority Lenders that actually voted in favor of such direction shall be responsible for the indemnification obligations under this Section, with the proportionate liability of each such voting Bank to be a fraction, the numerator of which is the Commitment and its Pro Rata Share of the Term Loan of such voting Bank and the denominator of which is the aggregate Commitment and Pro Rata Share of the Term Loans of such voting Banks).

            SECTION 7.10 Resignation of Agent. The Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving 60 days' prior written notice to the Borrowers and to the Banks and the other Second Revolving Credit Lenders whereupon the Majority Lenders shall elect another Bank as the Agent. The resignation of the Agent of its duties as Agent shall not in any way affect its rights as a Bank under this Agreement or a Second Revolving Credit Lender. Upon the resignation of the Agent, the replacement Agent shall immediately become Issuing Bank and assume the responsibility for the administration of all outstanding Letters of Credit and shall issue replacement Letters of Credit. The replacement Issuing Bank shall immediately provide the resigning

Issuing Bank with such security as the resigning Issuing Bank deems necessary to reimburse it for drawings under the outstanding Letters of Credit prior to the successor Issuing Bank's issuance of replacement Letters of Credit.

                                  ARTICLE VIII
8.
                                  MISCELLANEOUS

            SECTION 8.1 No Waiver; Cumulative Remedies. (A) No failure or delay on the part of the Agent or any Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the Majority Lenders, except that all Banks must join in
(1) the deferral of the payment of any interest or principal, Fees, or any other amounts due hereunder beyond its due date (except with respect to the Second Revolving Credit), (2) any reduction in the Borrowers' obligation to repay the principal amount of the Loans (other than the Second Revolving Credit) or any Letter of Credit Liability or any downward change in any Interest Rate (except the Interest Rate payable on the Second Revolving Credit) or Fees (except the Third Amendment Fee) hereunder, (3) any change in the amount of the Commitment of any Bank, (4) any amendment to this Section 8.1(A) or Section 8.4, (5) the addition of any new Borrower hereunder (except pursuant to the terms of this Agreement), the release of any Borrower from its obligations hereunder, or a change in the definition of the Borrowers, (6) a change in the definition of Majority Lenders, (7) a reduction or change to the provisions of Section 5.5 hereof, (8) any writing waiving any payment-related Event of Default hereunder,
(9) the termination of the Letter of Credit Cash Collateral Account or the release of any funds held in such account following the occurrence of an Event of Default which has not been waived or cured, (10) the release of any Collateral except in connection with the Borrowers' transfer of assets permitted under Section 5.13 hereof, or (11) the waiver of any rights of or against the Issuing Bank under Section 2.19. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. In the event of a dispute between the Borrowers and Banks concerning the principal amount outstanding hereunder, the interest rates applicable thereto, the amounts available under the Commitments, the payment of principal, interest and other amounts hereunder, or concerning similar factual matters, absent manifest error the books and records of the Agent shall be irrebuttably presumed to be correct. In the event of a dispute between the Borrowers and the Banks concerning Letters of Credit or Letter of Credit Liability, or concerning similar factual matters, absent manifest error, the books and records of the Issuing Bank shall be irrebuttably presumed to be correct.

            (B) No failure or delay on the part of any Second Revolving Credit Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the Majority Lenders, except that all Second Revolving Credit Lenders must join in
(1) the deferral of the payment of any interest on, or principal of, the Second Revolving Credit, the Third Amendment Fee or the Second Revolving Credit Commitment Fee, or any other amounts due on account of the Second Revolving Credit beyond its due date, or any modification of the priority of payment of Second Revolving Credit Advances as contemplated herein, (2) any reduction in the Borrowers' obligation to repay the principal amount of the Second Revolving Credit or any downward change in the Interest Rate payable on the Second Revolving Credit, or the Third Amendment Fee or the Second Revolving Credit Commitment Fee, (3) any change in the amount of the Second Revolving Credit Commitment of any Second Revolving Credit Lender, (4) any amendment to this
Section 8.1(B) or Section 8.4(B), (5) the addition of any new Borrower under the Second Revolving Credit (except pursuant to the terms of this Agreement), or the release of any Borrower from its obligations under the Second Revolving Credit,
(6) a change in the definition of Second Revolving Credit Limit, (7) any writing waiving any Event of Default related to payment of obligations under the Second Revolving Credit and (8) a change in the definition of Majority Lenders. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. In the event of a dispute between the Borrowers and the Second Revolving Credit Lenders concerning the principal amount outstanding under the Second Revolving Credit, the interest rates applicable thereto, the amounts available under the Second Revolving Credit Commitments, the payment of principal, interest and other amounts hereunder, or concerning similar factual matters, absent manifest error the books and records of the Agent shall be irrebuttably presumed to be correct.

            SECTION 8.2 Waiver of Jury Trial. EACH BORROWER AND EACH BANK AND EACH OTHER SECOND REVOLVING CREDIT LENDER EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTIONS BROUGHT BY ANY PARTY WITH RESPECT TO THIS AGREEMENT OR THE LOANS.

            SECTION 8.3 Set-Off; Sharing of Recoveries. Each Bank and each Second Revolving Credit Lender that is not a Bank shall have a right of set-off against, a lien upon and a security interest in all property of each Borrower now or at any time in the possession of such Bank in any capacity whatever, including, but not limited to, any such Borrower's interest in any deposit account, as security for all liabilities of the Borrowers hereunder. In the event that a Bank or other Second Revolving Credit Lender recovers funds from any Borrower, whether by exercise of its right of set-off or the foreclosure of a banker's lien, such Bank or other Second Revolving Credit Lender agrees that all sums recovered from such Borrower shall be recovered on behalf of all Banks and all Second Revolving Credit Lenders and shall be shared first by the Second Revolving Credit Lenders according to their respective Pro Rata Share until payment in full of all obligations under the Second Revolving Credit and the termination of the Second Revolving Credit Commitment and second by the Banks according to their respective Pro Rata Share. If a Bank or other Second Revolving Credit Lender makes any such recovery, it will promptly remit first to the other Second Revolving Credit Lenders their respective Pro Rata Shares of such recovery until payment in full of all obligations under the Second Revolving Credit, and thereafter to the other Banks their respective Pro Rata Shares of such recovery. No Second Revolving Credit Lender's Pro Rata Share shall have priority over any other Second Revolving Credit Lender's Pro Rata Share. No Bank's Pro Rata Share shall have priority over any other Bank's Pro Rata Share. If any Second Revolving Credit Lender acquires title to any assets or property of any Borrower, through foreclosure or otherwise, title to such asset shall be taken (unless otherwise mutually agreed upon in writing by the Second Revolving Credit Lenders) by the Second Revolving Credit Lenders as tenants in common according to each Bank's Pro Rata Share. If at any time, as the result of exercising such rights or otherwise, any Bank receives a payment on account of its portion of the Loans (other than the Second Revolving Credit) and participation in the Letters of Credit in a proportion greater than similar payments on account of the portions of the Loans (other than the Second Revolving Credit) and participation in Letters of Credit held by the other Banks, the Bank which receives such greater proportionate payment will purchase a participation in the portions of the Loans (other than the Second Revolving Credit) and participations in the Letters of Credit held by the other Banks in such amount that after such purchase each Bank shall hold a proportionate share in the aggregate outstanding principal balance of the Loans equal to their respective proportionate shares in the outstanding principal balance of the Loans (other than the Second Revolving Credit) and participations in the Letters of Credit before the disproportionate payment. If at any time, as the result of exercising such rights or otherwise, any Second Revolving Credit Lender receives a payment on account of its portion of the Second Revolving Credit in a proportion greater than similar payments on account of the portions of the Second Revolving Credit held by the other Second Revolving Credit Lenders, the Second Revolving Credit Lender which receives such greater proportionate payment will purchase a participation in the portions of the Second Revolving Credit held by the other Second Revolving Credit Lenders in such amount that after such purchase each Second Revolving Credit Lender shall hold a proportionate share in the aggregate outstanding principal balance of the Second Revolving Credit equal to their respective proportionate shares in the outstanding principal balance of the Second Revolving Credit before the disproportionate payment. If, however, any payment on account of the Loans or participations in the Letters of Credit is rescinded or invalidated or must otherwise be restored or returned by the recipient in a bankruptcy or insolvency proceeding or otherwise, then any participations purchased as a result of such payment will be rescinded.

            SECTION 8.4 Amendments. Any of the provisions of this Agreement may be modified or amended in writing by any agreement or agreements entered into by the Borrowers and the Majority Lenders, except that (A) all Banks must agree to
(1) the deferral of the payment of any interest or principal, Fees, or any other amounts due hereunder beyond its due date, (2) any reduction in the Borrowers' obligation to repay the principal amount of the Loans or any Letter of Credit Liability or any reduction in any Interest Rate or Fees hereunder, (3) any change in the amount of the Commitment of any Bank, (4) any amendment to Section
8.1 or this Section 8.4, (5) the addition of any new Borrower hereunder (except pursuant to the terms of this Agreement), the release of any Borrower from its obligations hereunder, or a change in the definition of the Borrower, (6) a change in the definition of Majority Lenders, (7) a reduction or change to the provisions of Section 5.5 hereof, (8) the termination of the Letter of Credit Cash Collateral Account or the release of any funds held in such account following the occurrence of an Event of Default which has not been waived or cured except to the extent otherwise consistent with the terms of this Agreement and the Security Documents, (9) the release of any Collateral except to the extent otherwise consistent with the terms of this Agreement and the Security Documents, or (10) the amendment of any rights or against the Issuing Bank under
Section 2.19, (11) a change in the definition of Borrowing Base or any component thereof, (12) a change in the conditions for funding Advances as set forth in
Section 3.2 hereof, (13) a change in the definition of Credit Limit, or (14) a change in the definition of Overadvance, (B) all Second Revolving Credit Lenders must agree to (1) the deferral of the payment of any interest on or principal of the Second Revolving Credit, the Third Amendment Fee or the Second Revolving Credit Commitment Fee, or any other amounts due on account of the Second Revolving Credit beyond its due date, or any modification of the priority of payment of Second Revolving Credit Advances as contemplated herein, (2) any reduction in the Borrowers' obligation to repay the principal amount of the Second Revolving Credit or any downward change in the Interest Rate payable on the Second Revolving Credit, or the Third Amendment Fee or the Second Revolving Credit Commitment Fee, (3) any change in the amount of the Second Revolving Credit Commitment of any Second Revolving Credit Lender, (4) any amendment to this Section 8.4(B) or Section 8.1(B), (5) the addition of any new Borrower under the Second Revolving Credit (except pursuant to the terms of this Agreement), or the release of any Borrower from its obligations under the Second Revolving Credit, (6) a change in the definition of Second Revolving Credit Limit, (7) any writing waiving any Event of Default related to payment of obligations under the Second Revolving Credit or (8) a change in the definition of Majority Lenders and (C) no such modification or amendment shall extend to or affect any obligation not expressly modified or amended, or impair any right of the Majority Lenders or Banks related to such obligation.

            SECTION 8.5 Notices. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications that this Agreement requires or permits any party to give any other party shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number specified on the signature pages of this Agreement or at such other address or telecopy number as shall be designated by such party in a notice to each other party complying with the terms of this Section. Unless this Agreement specifically provides otherwise, all notices, requests, demands and other communications provided for hereunder shall be effective (A) if given by mail, three days after placing in the United States mail, postage prepaid, certified mail, return receipt requested, (B) if given by telecopy, when such telecopy is transmitted to the aforesaid telecopy number and the appropriate confirmation of receipt is received by the sender or (C) if given by any other means, when delivered to the carrier with postage prepaid to the aforesaid address(es); provided, however, that notices from the Borrowers to the Agent pursuant to any of the provisions of Article II hereof shall not be effective until received by the Agent; and provided further, however, that notices between the Agent and any of the Banks may be given by telephone followed, only where otherwise required hereby, by written confirmation within five (5) Business Days. The Agent shall be entitled to rely on any notice, oral or written, received by it from any Borrower as if such notice were delivered by all of the Borrowers and in the event of conflicting notices received by the Agent from the Borrowers, the Agent shall be entitled to rely on any notice as if such notice were the only notice received by the Agent. Although the Borrowers are obligated to follow any telephonic notice made to select an Interest Rate and/or Interest Rate Period with written confirmation, the Agent and the Banks shall be entitled to rely on such telephonic notice whether or not the Borrowers thereafter confirm in writing, as if the Borrowers did, in fact, confirm in writing.

            SECTION 8.6 Exchange of Information among Banks. Each Bank will promptly give each other Bank notice of any matter coming to its attention that, in its judgment, would materially and adversely affect the interest of any Bank in connection with this Agreement. No Bank will be liable for failure to give any other Bank notice under this Section unless such Bank intentionally fails to provide such notice with the knowledge that such failure will materially and adversely affect the interest of the other Banks hereunder.

            SECTION 8.7 Knowledge. Whenever there is any reference herein to the Borrowers' knowledge or the Borrowers being aware, it is intended that, unless otherwise specified, to refer to the actual knowledge of the chief executive officer, the chief financial officer, the chairman, any vice-chairmen, the chief operating officer, the senior vice-president-counsel and the senior vice president-finance of any Borrower.

            SECTION 8.8 Nature of Obligations. The obligations of the Banks and the other Second Revolving Credit Lenders hereunder are several and not joint. Nothing contained in this Agreement, and no action taken by any Bank or any other Second Revolving Credit Lender pursuant hereto, shall be deemed to create a partnership, association, joint venture or other entity.

            (A) The obligations of each Borrower under this Agreement, the Notes and/or the Loan Documents, except as otherwise provided herein or therein, are joint and several.

            SECTION 8.9 Costs and Expenses. The Borrowers agree to pay on demand
(A) all costs and out-of-pocket expenses of the Banks, the other Second Revolving Credit Lenders and the Agent (including, without limitation, travel expenses and reasonable fees and costs of the Agent's, the Banks' and the other Second Revolving Credit Lenders' primary attorneys, including in-house counsel, and local counsel provided that Borrowers' obligations with respect to attorney's fees of the Banks and the other Second Revolving Credit Lenders, other than the Agent, local counsel and Bank Group Counsel, shall be limited to $5,000.00 per Second Revolving Credit Lender with respect to attorneys' fees incurred by each Bank in connection with this Agreement) in connection with this Agreement and modification of the Loan Documents which includes, among other things, the negotiation and preparation of this Agreement and related modification documents, and the enforcement of this Agreement and all costs and expenses, including recordation fees and taxes, incurred in connection with all of the above, (B) all reasonable costs and expenses of the Agent, Collateral Agent and Issuing Bank in connection with the administration and/or amendment of this Agreement, the Notes and the Loan Documents (including without limitation the reasonable fees and out-of-pocket expenses of counsel and other consultants and a per diem charge for internal personnel at rates typically charged for similar services), and (C) all reasonable costs and expenses, if any, of the Banks, the Collateral Agent, the Issuing Bank and the Agent in connection with the enforcement against the Borrowers of this Agreement, the Notes and the Loan Documents (including without limitation the reasonable fees and out-of-pocket expenses of counsel and other consultants with respect thereto of the Agent, the Collateral Agent, the Issuing Bank and each of the Banks).

            SECTION 8.10 Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

            SECTION 8.11 Binding Effect. This Agreement shall become effective when it has been executed by the Borrowers, the Agent and the Issuing Bank and the Agent has been notified by each Bank and each Noteholder that such Bank and Noteholder has executed it. It shall thereafter be binding upon and inure to the benefit of the Borrowers, the Agent, the Issuing Bank and each of the Banks and their respective successors and assigns, except that no Borrower shall have the right to assign its rights or obligations hereunder or any interest herein.

            SECTION 8.12 Governing Law. This Agreement and each Notes shall be governed in all respects by the law of the Commonwealth of Pennsylvania and for all purposes shall be con-strued in accordance with the law of the Commonwealth of Pennsylvania. The parties acknowledge the jurisdiction of the state, federal and local courts located within the Commonwealth of Pennsylvania over controversies arising from or relating to this Agreement.

            SECTION 8.13 Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

            SECTION 8.14 Participations and Assignments. (A) Any Bank may sell participations in its Pro Rata Share of the Loans to another Person (each such Person, a "Participant Bank") or, with the prior approval of the Agent, which approval shall not be unreasonably withheld, assign up to 100% of its Pro Rata Share of all, but not less than all, of the Loans in equal Pro Rata Shares as to each Loan (but in the case of assignments, in an amount not less than the lesser of $1,000,000.00 and the outstanding Loans held by such Bank in the aggregate of all of the Loans assigned) to another Person; provided, however, that (A) the Agent, and the Borrowers shall only be obligated to deal with the Banks and not any of the Participant Banks; (B) any Bank that sells a participation in the Loans shall be obligated to deal with its Participant Banks with respect to all matters relating to the Loans and this Agreement; (C) any Bank that sells a participation in the Loans shall perform all obligations of such Bank under this Agreement and shall remain responsible for fulfilling its obligations hereunder; and (D) no such Participant Bank shall have any voting rights or rights to consent to approve any matter hereunder; provided further, however, that in addition to the assignments and participations permitted under this Section 8.14, (i) notwithstanding any provisions in this Section 8.14, the Sale and Assignment Agreement dated as of September 11, 1996 between CoreStates and NBD is permitted hereunder, and (ii) any Bank may assign and pledge, up to 100% of its Pro Rata Share of all, but not less than all, of its Loans and Notes to (1) with the prior approval of the Agent, which approval shall not be unreasonably withheld, any other Bank, (2) any affiliate of such Bank or (3) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circuit issued by such Federal Reserve Bank without obtaining the Borrowers' approval. No such sale or assignment shall release the selling or assigning Bank from its obligations hereunder; provided, however that if the Agent consents to an assignment by a Bank of all or a part of its Pro Rata Share of the Loans as set forth above, then the assigning Bank shall be released from its obligations hereunder with respect to the part of the Loans sold by such assigning Bank. In the event that any Bank assigns all or a portion of its Pro Rata Share of its Commitment, its Term Note and its Second Term Note as permitted under this Section 8.14, the Borrowers will execute and deliver replacement Notes in the form of Exhibit 2.3 hereto upon the request of the Agent and against return of the Notes being replaced.

            (B) Any Second Revolving Credit Lender that is not a Bank may sell participations in its Pro Rata Share of the Second Revolving Credit to a Participant Bank or, with the prior approval of the Agent, which approval shall not be unreasonably withheld, assign up to 100% of its Pro Rata Share of the Second Revolving Credit (but in the case of assignments, in an amount not less than the lesser of $1,000,000.00 and the Second Revolving Credit Advances or Second Revolving Credit Commitment held by or attributable to such Second Revolving Credit Lender) to another Person; provided, however, that (1) the Agent, and the Borrowers shall only be obligated to deal with the Second Revolving Credit Lender and not any of the Participant Banks; (2) any non-Bank Second Revolving Credit Lender that sells a participation in the Loans or assigns an interest in its Commitment shall be obligated to deal with its Participant Banks with respect to all matters relating to the Second Revolving Credit and this Agreement; (3) any non-Bank Second Revolving Credit Lender that sells a participation in the Second Revolving Credit shall perform all obligations of such Second Revolving Credit Lender under this Agreement and shall remain responsible for fulfilling its obligations hereunder; and (4) no such Participant Bank shall have any voting rights or rights to consent to approve any matter hereunder; provided, however, that in addition to the assignments and participations permitted under this Section 8.14, (i) any non-Bank Second Revolving Credit Lender may assign and pledge, up to 100% of its Pro Rata Share of the Second Revolving Credit and its Second Revolving Credit Notes to (1) with the prior approval of the Agent, which approval shall not be unreasonably withheld, any other Second Revolving Credit Lender, (2) any affiliate of such Second Re-volving Credit Lender or (3) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circuit issued by such Federal Reserve Bank without obtaining the Borrowers' approval. No such sale or assignment shall release the selling or assigning Second Revolving Credit Lender from its obligations hereunder; provided, however that if the Agent consents to an assignment by a non-Bank Second Revolving Credit Lender of all or a part of its Pro Rata Share of the Second Revolving Credit as set forth above, then the assigning Second Revolving Credit Lender shall be released from its obligations hereunder with respect to the part of the Second Revolving Credit sold by such assigning Second Revolving Credit Lender. In the event that any Second Revolving Credit Lender assigns all or a portion of its Pro Rata Share of its Second Revolving Credit Commitment as permitted under this Section 8.14, the Borrowers will execute and deliver replacement Notes in the form of Exhibit 2.3.1 hereto upon the request of the Agent and against return of the Notes being replaced.

            SECTION 8.15 Borrowers' Replacement of Banks. The Borrowers may replace any Bank with another bank reasonably acceptable to the Agent upon sixty
(60) days notice to the Agent so long as (A) the replacement banks assume all the obligations of the Bank being replaced, (B) if any Bank is so replaced within twelve (12) months after the date hereof, the Borrowers shall pay to such replaced Bank a fee equal to $50,000.00, and (C) the Borrowers fulfill all of their obligations to the Bank being replaced, including any prepayment compensation due under Section 2.17 hereof.

            SECTION 8.16 Judgment. (A) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Notes in Dollars into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedure the Agent could purchase the Dollars with the Other Currency on the Business Day preceding that on which final judgment is given.

            (B) The obligation of the Borrowers in respect of any sum due from it to the Agent or any Bank or any other Second Revolving Credit Lender hereunder or under any Notes shall, notwithstanding any judgment in such Other Currency, be dis-charged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Other Currency the Agent may in accordance with normal banking procedures purchase the Dollars with the Other Currency; if the amount of the Dollars so purchased is less than the sum originally due to the Agent or any Bank or any other Second Revolving Credit Lender in Dollars, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or any Bank or any other Second Revolving Credit Lender against such loss.

            SECTION 8.17 Counsel for Banks. The Banks shall, at Borrowers' expense, engage legal counsel ("Bank Group Counsel") selected by all the Banks, which counsel shall represent the Banks and shall be independent from counsel representing the Agent. The counsel selected by the Banks shall not duplicate the work of counsel representing the Agent except when reasonably necessary.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


MAIDENFORM WORLDWIDE, INC.                     Address:
  (a New York Corporation)
BETEX, S.A.                                    90 Park Avenue
CREACIONES TEXTILES de                         New York, New York  10016
MERIDA, S.A. de C.V.                           Fax:  (212) 983-5834
ELIZABETH NEEDLE CRAFT, INC.                   Attn:  Steven Masket
JAMAICA NEEDLECRAFT, LTD.
MAIDENFORM INTERNATIONAL, LTD.                 With a copy to:
NICHOLAS NEEDLECRAFT, INC.
                                               154 Avenue E
                                               Bayonne, NJ  07002
By____________________________                 Fax:  (201) 436-1245
  Name:                                        Attn:  Ira Glazer
  Title:

  (as to all Borrowers listed above)

Attest: ______________________


MAIDENFORM WORLDWIDE, INC.                     90 Park Avenue
MAIDENFORM, INC.                               New York, New York  10016
NCC INDUSTRIES, INC.                           Fax:  (212) 983-5834
CRESCENT INDUSTRIES, INC.                      Attn:  Steven Masket


By____________________________                 With a copy to:
  Name:
  Title:                                             154 Avenue E
                                               Bayonne, NJ  07002
                                               Fax:  (201) 436-1245
                                               Attn:  Frank Stull
  (as to all Borrowers listed above)


Attest: ______________________

                       (signatures continued on next page)

CORESTATES BANK, N.A.                           1339 Chestnut Street
                                               13th Floor
                                               Philadelphia, PA  19107
By____________________________                 Fax:  (215) 786-7657
  Name:
  Title:


THE CHASE MANHATTAN BANK                       1411 Broadway, 5th Floor
                                               New York, New York  10018
                                               Fax:  (212) 768-9514
By____________________________
  Name:
  Title:


CORESTATES BANK, N.A., as Agent                1339 Chestnut Street
                                               13th Floor
                                               Philadelphia, PA  19107
By____________________________                 Fax:  (215) 786-7657
  Name:
  Title:


NBD BANK                                       611 Woodward Avenue
                                               Detroit, Michigan  48232
                                               Fax:  (313) 225-1586
By____________________________
  Name:
  Title:


COMERICA BANK                                  500 Woodward Avenue
                                               Detroit, MI  48275-3280
                                               Fax:  (313) 222-3330
By____________________________
  Name:
  Title:


NATIONSBANK, N.A.                              101 South Tryon Street,
                                               NC1-002-31-31
By____________________________                 Charlotte, NC  28255
  Name:                                        Fax:  (704) 386-1759
  Title:

                       (signatures continued on next page)

NATIONAL CITY BANK                             1900 East 9th Street
                                               Cleveland, OH  44ll4-2094
                                               Fax:  (216) 575-3053
By____________________________
  Name:
  Title:


SWISS BANK CORPORATION, LONDON BRANCH          _______________________
as a Bank and a Noteholder                     _______________________
                                               Fax:  __________________

By:___________________________
    Name:
    Title:


SUMMIT BANK                                    3 Valley Square, Suite 280
                                               512 Township Line Road
                                               Blue Bell, PA  19422
By:___________________________                 Fax:  (215) 619-4820
    Name:
    Title:


NATIONSBANC CAPITAL MARKETS, INC.              100 N. Tryon Street, 7th Floor
                                               Charlotte, NC  28255
                                               Fax:  (704) 388-0922
By:___________________________


FOOTHILL CAPITAL CORPORATION                   _______________________
                                               _______________________
                                               Fax:  _________________
By:___________________________
    Name:
    Title:


M.H. DAVIDSON & CO., INC.                      _______________________
                                               _______________________
                                               Fax:  _________________
By:___________________________
    Name:
    Title:

                                 EXHIBIT 2.1(B)

FROM THE THIRD AMENDMENT
CLOSING DATE TO JANUARY 10, 1997:

Second Revolving Credit Lender             Commitment          Pro Rata Share
------------------------------             ----------          --------------
CoreStates Bank, N.A.                     $1,924,221.36       16.03517794324710%
Nationsbank, N.A.                          1,677,003.51       13.97502925085430%
The Chase Manhattan Bank                   1,437,431.58       11.97859650569010%
National City Bank                         1,287,699.12       10.73082603200930%
Comerica Bank                              1,287,699.12       10.73082603200930%
NBD Bank                                   1,070,427.77        8.92023143782313%
Summit Bank                                  748,662.28        6.23885234526756%
Swiss Bank                                   955,707.19        7.96422656693878%
Nationsbanc Capital Markets, Inc.            549,028.82        4.57524019067326%
Foothill Capital Corporation                 855,074.34        7.12561947381590%
MH Davidson & Co., Inc.                      207,044.91        1.72537422167121%
                                         --------------      ------------------
                                         $12,000,000.00      100.00000000000000%

FROM JANUARY 11, 1997
TO FEBRUARY 10, 1997:

Second Revolving Credit Lender             Commitment          Pro Rata Share
------------------------------             ----------          --------------
CoreStates Bank, N.A.                     $3,527,739.14       16.03517794324710%
Nationsbank, N.A.                          3,074,506.44       13.97502925085430%
The Chase Manhattan Bank                   2,635,291.23       11.97859650569010%
National City Bank                         2,360,781.73       10.73082603200930%
Comerica Bank                              2,360,781.73       10.73082603200930%
NBD Bank                                   1,962,450.92        8.92023143782313%
Summit Bank                                1,372,547.52        6.23885234526756%
Swiss Bank                                 1,752,129.84        7.96422656693878%
Nationsbanc Capital Markets, Inc.          1,006,552.84        4.57524019067326%
Foothill Capital Corporation               1,567,636.28        7.12561947381590%
MH Davidson & Co., Inc.                      379,582.33        1.72537422167121%
                                         --------------      ------------------
                                         $22,000,000.00      100.00000000000000%

FROM FEBRUARY 11, 1997
TO MARCH 10, 1997:

Second Revolving Credit Lender             Commitment          Pro Rata Share
------------------------------             ----------          --------------
CoreStates Bank, N.A.                     $4,650,201.60       16.03517794324710%
Nationsbank, N.A.                          4,052,758.48       13.97502925085430%
The Chase Manhattan Bank                   3,473,792.99       11.97859650569010%
National City Bank                         3,111,939.55       10.73082603200930%
Comerica Bank                              3,111,939.55       10.73082603200930%
 NBD Bank                                  2,586,867.12        8.92023143782313%
Summit Bank                                1,809,267.18        6.23885234526756%
Swiss Bank                                 2,309,625.70        7.96422656693878%
Nationsbanc Capital Markets, Inc.          1,326,819.66        4.57524019067326%
Foothill Capital Corporation               2,066,429.65        7.12561947381590%
MH Davidson & Co., Inc.                      500,358.52        1.72537422167121%
                                         --------------      ------------------
                                         $29,000,000.00      100.00000000000000%

FROM MARCH 11, 1997
TO MAY 31, 1997:

Second Revolving Credit Lender             Commitment          Pro Rata Share
------------------------------             ----------          --------------
CoreStates Bank, N.A.                      5,131,256.95       16.03517794324710%
Nationsbank, N.A.                          4,472,009.36       13.97502925085430%
The Chase Manhattan Bank                   3,833,150.88       11.97859650569010%
National City Bank                         3,433,864.33       10.73082603200930%
Comerica Bank                              3,433,864.33       10.73082603200930%
NBD Bank                                   2,854,474.06        8.92023143782313%
Summit Bank                                1,996,432.75        6.23885234526756%
Swiss Bank                                 2,548,552.50        7.96422656693878%
Nationsbanc Capital Markets, Inc.          1,464,076.86        4.57524019067326%
Foothill Capital Corporation               2,280,198.23        7.12561947381590%
MH Davidson & Co., Inc.                      552,119.75        1.72537422167121%
                                         --------------      ------------------
                                         $32,000,000.00      100.00000000000000%